As filed with the Securities and Exchange Commission on December 13, 2005

Registration No. 333-126364.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 6

TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BOULDER SPECIALTY BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	6770	20-2949397
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6106 Sunrise Ranch Drive

Longmont, Colorado 80503

(303) 682-1982

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen B. Hughes, Chairman and Chief Executive Officer

Boulder Specialty Brands, Inc.

6106 Sunrise Ranch Drive

Longmont, Colorado 80503

(303) 682-1982

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert W. Walter, Esq. Robert W. Walter, P.C. 9660 East Prentice Circle Greenwood Village, Colorado 80111 (303) 667-7193 Fax: (720) 221-8162	Raymond B. Check, Esq. Tamara C. Thompson, Esq. Cleary Gottlieb Steen & Hamilton LLP 1 Liberty Plaza New York City, New York 10006 (212) 225-2000 Fax: (212) 225-3999	Douglas S. Ellenoff, Esq. Jody R. Samuels, Esq. Ellenoff Grossman & Schole LLP 370 Lexington Avenue, 19th Floor New York City, New York 10017 (212) 370-1300 Fax: (212) 370-7889

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, December 13, 2005

PRELIMINARY PROSPECTUS

$112,000,000

Boulder Specialty Brands, Inc.

14,000,000 Units

This is our initial public offering of units, each consisting of one share of common stock and one warrant. We are offering 14,000,000 units. We expect that the public offering price will be $8.00 per unit. Each warrant entitles the holder to purchase one share of our common stock at a price of $6.00 commencing on the later of our completion of a business combination or one year from the date of this prospectus. The warrants will expire four years from the date of this prospectus, unless earlier redeemed. Currently, no public market exists for our units, common stock or warrants. We intend to apply to have our units quoted on the OTC Bulletin Board under the symbol “                ” on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of expiration of the underwriters’ over-allotment option or its exercise in full, subject to our filing a Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, the common stock and warrants will be traded on the OTC Bulletin Board under the symbols “                ” and “                ”, respectively. We cannot assure you, however, that our securities will continue to be quoted on the OTC Bulletin Board.

We are a recently formed blank check company organized to acquire one or more operating businesses in the food or beverage industries through a merger, stock exchange, asset acquisition or similar business combination. Our efforts in identifying a prospective target business will be limited to food and beverage businesses. Except as otherwise specifically described in this prospectus, we do not have any specific merger, stock exchange, asset acquisition or similar business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Members of our management have advised a number of their contacts that a pool of capital is being raised for acquisitions and that we intend to seek an acquisition after the consummation of this offering. Such contacts have not introduced us to any potential target businesses.

The underwriters may also purchase up to an additional 2,100,000 units from us, at the public offering price less the underwriting discounts and commissions, within 30 days from the date of this prospectus to cover over-allotments, if any.

Investing in our securities involves a high degree of risk. See “ Risk Factors” beginning on page 14 for a discussion of information that should be considered in connection with investing in our securities.

Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$8.00	$112,000,000
Underwriting discounts and commissions(1)	$.56	$7,840,000
Proceeds, before expenses, to us	$7.44	$104,160,000

(1)	Includes $3,920,000, or $0.28 per unit, payable to the underwriters for deferred underwriting discounts and commissions from the funds to be placed in the trust account described below. Such funds will be released to the underwriters only on completion of an initial business combination, as described in this prospectus.

The underwriters are offering the units on a firm commitment basis. The underwriters expect to deliver the units to purchasers on or about                 , 2005. Of the proceeds we receive from this offering and the sale of the founding director warrants that are described in this prospectus, $107,921,000, or approximately $7.709 per unit, will be deposited into the trust account, of which $3,920,000 is attributable to the deferred underwriters’ discounts and commissions, at JPMorgan Chase NY Bank for Continental Stock Transfer & Trust Company acting as trustee.

Citigroup Sole Bookrunner	Roth Capital Partners

The date of this prospectus is                 , 2005

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any State where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

        Until                     , 2006 (90 days after the date of this prospectus), all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

i

PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing. References in this prospectus to “we,” “us” or “ our company” refer to Boulder Specialty Brands, Inc. All share and per share information in this prospectus gives effect to a 1 for approximately 1.21 reverse stock split effected in December 2005.

We are a blank check company organized under the laws of the State of Delaware on May 31, 2005. We were formed to acquire a currently unidentified operating business or several operating businesses in the food or beverage industries through a merger, stock exchange, asset acquisition or similar business combination, which we refer to throughout this prospectus as a business combination. To date, our efforts have been limited to organizational activities. Our strategy is to acquire one or more small to medium-sized businesses in the food or beverage industries, which we refer to in this prospectus as a “target business” or as “target businesses”, that are located in the United States or international markets.

We believe that the food and beverage industries are attractive areas in which to seek one or more business combinations, as well as to operate and grow a business. We believe there are certain sectors in the food and beverage industries that may offer advantages over others, so our business combination strategy is not limited to one sector within the food and beverage industries. For example, we may consider combining with businesses that manufacture, develop, market or distribute branded or private label:

•	regionally distributed food and beverage products;

•	specialty and ethnic foods and beverages;

•	natural and organic foods and beverages; and

•	fresh, frozen, ready-to-eat and shelf-stable packaged foods.

We will focus on evaluating target businesses that we believe offer one or more of the following characteristics:

•	opportunities for product line extensions and new product introductions;

•	rebranding and/or product repositioning opportunities;

•	diversification opportunities among customers and distribution channels;

•	sales and distribution systems that can be leveraged to realize economies of scale and/or to capitalize on market expansion opportunities; and

•	market development opportunities through add-on acquisitions.

We believe target businesses with these characteristics may allow us to drive organic sales growth, penetrate complementary markets, introduce new products and broaden sources of revenues. Assuming we complete our initial business combination, we may pursue additional business combinations that we believe will advance our achievement of these objectives. To capitalize on these opportunities in the food and beverage industries, we will rely primarily on the over 90 years’ collective experience of our executive officers and directors in various sectors of the food and beverage industries.

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business that has, or target businesses that collectively have, a fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $3.9 million or approximately $4.5 million if the over-allotment option is exercised in full) at JPMorgan Chase NY Bank referenced on the cover of this prospectus at the time of such business combination. Consequently, it is likely that we will be able to complete initially only a single business combination with one target business or a simultaneous business combination with several target businesses that meet this criterion.

Except as described below, we do not have any specific business combination under consideration and we have not, nor has anyone on our behalf, contacted any potential target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business. As a result of their backgrounds in the food and beverage industries, two members of our management team, Messrs. Stephen B. Hughes and James E. Lewis, previously researched and discussed with three companies in the food and beverage industries the possibility of acquiring one or more of such businesses in conjunction with a private placement financing through a newly formed company or a corporation in which Mr. Lewis is the controlling stockholder, Centennial Specialty Foods Corporation, or Centennial. These discussions were preliminary in nature and, while potential purchase prices and terms were discussed with two acquisition candidates and Messrs. Hughes and Lewis prepared and delivered two preliminary, non-binding summary term sheets to these acquisition candidates, there were no:

•	oral agreements to acquire or be acquired of any nature made or agreed upon between Messrs. Hughes and Lewis, or either of them, on the one hand, and the acquisition candidates, on the other hand;

•	letters of intent prepared or tendered to the other party by Messrs. Hughes and Lewis or the acquisition candidates;

•	preliminary or definitive agreements reached or agreed upon, either orally or in writing, and none of these acquisitions was probable or is probable at the date hereof. All research performed, and discussions held, regarding such potential acquisitions occurred prior to our formation and were immediately terminated once Messrs. Hughes and Lewis determined to proceed with one or more business combinations in the food or beverage industries through use of a blank-check entity such as our company. We have voluntarily disclosed to the SEC the identities of the three companies that were contacted by Messrs. Hughes and Lewis, all information prepared or reviewed by Messrs. Hughes and Lewis concerning these three companies, and all research conducted by Messrs. Hughes and Lewis about potential acquisitions in the food and beverage industries.

Our management team is aware of the restrictions that apply to the identification, negotiations and agreements with prospective target businesses and the disclosure required when there is an agreement pertaining to an acquisition or an acquisition is probable. Other than the prior exploratory discussions described above and management having advised a number of its contacts that a pool of capital is being raised to pursue a business combination after the completion of this offering, neither we nor any of our agents or affiliates have conducted any research or taken any measures, directly or indirectly, to locate or contact a target business.

Following completion of this offering and until we consummate a business combination, if ever, our officers and directors will not receive any compensation other than reimbursement for out-of-pocket expenses incurred by them on our behalf. Included in such reimbursement will be the repayment of $200,000 in advances made by Messrs. Hughes and Lewis to us in June 2005 to pay offering-related expenses, including professional fees, filing fees and transfer agent fees. We have also agreed to pay Hughes Consulting, Inc. and Jeltex Holdings, LLC, affiliates of Messrs. Hughes and Lewis, an aggregate of $10,000 per month for office space and general and administrative services to be provided to us following this offering.

If our officers remain with us after a business combination, we may enter into employment agreements with such officers on terms negotiated and approved by the compensation committee of the board of directors, which will then be comprised solely of non-employee directors. The terms of any such employment agreements will be comparable to those extended to executives performing equivalent duties at similarly-sized companies in the food or beverage industry. Likewise, if our directors remain on the board after a business combination is completed, we anticipate that such directors will then receive compensation comparable to directors at other similarly-situated companies in the food or beverage industry.

Unless otherwise noted, throughout this prospectus the terms (i) “business combination” means an acquisition, through a merger, stock exchange, asset acquisition or similar business combination, of one or more operating businesses in the food or beverage industries, (ii) “initial stockholders” refers to holders of our common stock before completion of this offering, (iii) “public stockholders” refers to purchasers in this offering and any of our initial stockholders that purchase our securities in or after this offering, provided that the status of our initial stockholders as “public stockholders” shall relate solely to those securities purchased in or after this offering, (iv) “beverage” industry refers to companies engaged in the production, sale, marketing or distribution of non-alcoholic beverages, and “beverages” refers to non-alcoholic beverages, and (v) a “no-shop provision” means a contract clause that prohibits the parties in a proposed business combination from soliciting better offers or other transactions prior to the completion or termination of the proposed combination and requires, in the event of a breach of such provision, the breaching party to pay a money penalty to the non-breaching party.

Our executive offices are located at 6106 Sunrise Ranch Drive, Longmont, Colorado 80503, and our telephone number is (303) 682-1982.

The Offering

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 14 of this prospectus.

Securities offered:	14,000,000 units, each unit consisting of:

•	one share of common stock; and

•	one warrant.

Trading commencement and separation of common stock and warrants:

The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of expiration of the underwriters’ over-allotment option or its exercise in full, subject to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin.

Separate trading of the common stock and warrants is prohibited until:	In no event will the common stock and warrants be traded separately until we have filed a Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K upon the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

Common stock:

Number outstanding before this offering	3,500,000 shares

Number to be outstanding after this offering	17,500,000 shares

Warrants:

Outstanding before this offering	0 warrants

To be outstanding after this offering	15,000,000 warrants, including 1,000,000 warrants to be issued at the closing of this offering to our founding directors, certain of our other directors and a senior advisor as described below.

Exercisability	Each warrant is exercisable to purchase one share of common stock.

Exercise price	$6.00

Exercise period	The warrants will become exercisable on the later of:

•	the completion of our initial business combination with one or more target businesses, or

•	, 2006.

The warrants will expire at 5:00 p.m., New York time, on             , 2009 or earlier upon redemption.

Redemption	Once the warrants become exercisable and except as described below with respect to the founding director warrants, we may redeem the outstanding warrants:

•	in whole and not in part,

•	at a price of $.01 per warrant,

•	upon a minimum of 30 days’ prior written notice of redemption, and

•	if, and only if, the last sale price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

Reasons for redemption limitations

We have established the above conditions to our exercise of redemption rights to provide (i) warrant holders with adequate notice of exercise only after the then-prevailing common stock price is substantially above the warrant exercise price, and (ii) a sufficient differential between the then-prevailing common stock price and the warrant exercise price so there is a buffer to absorb the market reaction, if any, to our redemption of the warrants. If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his or her warrant prior to the scheduled redemption date. There can be no assurance that the price of the common stock will exceed the $11.50 trigger price or the warrant exercise price after the redemption notice is issued, if ever. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise his or her warrant prior to the date scheduled for redemption. However, there can be no assurance that the price of the common stock will exceed the warrant exercise price after the redemption call is made.

Founding directors, certain other directors and a senior advisor will purchase founding director warrants through a concurrent private placement:

Our founding directors, who are Stephen B. Hughes and James E. Lewis, and certain of our other directors and a senior advisor have collectively agreed to purchase a combined total of 1,000,000 warrants concurrently with the closing of this offering at a price of $1.70 per warrant. We refer to these 1,000,000 warrants as the founding director warrants throughout this prospectus. The founding director warrants will be purchased separately and not in combination with common stock in the form of units. The purchase price of the founding director warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of one or more business combinations. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the $1.7 million purchase price of the founding director warrants will become part of the liquidating distribution to our public stockholders and the founding director warrants will expire worthless.

The founding director warrants will not be transferable or salable by the purchasers until we complete a business combination, and will be non-redeemable so long as these persons hold such warrants. In addition, commencing on the date such warrants become exercisable, the founding director warrants and the underlying common stock are entitled to registration rights under an agreement to be signed on or before the date of this prospectus. With those exceptions, the founding director warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

The purchasers of the founding director warrants are permitted to transfer such warrants in certain limited circumstances, such as by will in the event of their death, but the transferees receiving such founding director warrants will be subject to the same sale restrictions imposed on the persons who initially purchase these warrants from us. If any of the purchasers acquire warrants or units for their own account in the open market, any such warrants or the warrants included in those units will be redeemable. If our other outstanding warrants are redeemed and the price of our common stock rises following such redemption, the holders of the founding director warrants could potentially realize a larger gain on exercise or sale of those warrants than is available to other warrant holders, although there is no assurance the price of our common stock would increase following a warrant redemption. We have elected to make the founding director warrants non-redeemable in order to provide the purchasers a potentially longer exercise period for those warrants because they will bear a higher risk while being required to hold such warrants until following a business combination. If our stock price declines in periods subsequent to a warrant redemption and the purchasers who initially acquired these warrants from us continue to hold the founding director warrants, the value of those warrants still held by these persons may also decline. The founding director warrants will be differentiated from warrants, if any, purchased in or following this offering by the founding directors and the other purchasers through the legending of certificates representing the founding director warrants indicating the restrictions and rights specifically applicable to such warrants as are described in this prospectus.

Our officers, directors and one of our senior advisors have entered into non-compete and business opportunity right of first refusal agreements with us:

With the exception of pre-existing relationships between each of our officers, directors and John T. Stofko, one of our senior advisors, on the one hand, and entities currently engaged in operations within the food or beverage industries, on the other hand (with such pre-existing relationships being limited solely to those entities that are specifically identified in “Management - Directors and Executive Officers or “Management - Senior Advisors”), commencing on the date of this prospectus and extending until the earlier of the closing of our initial business combination or our liquidation, our officers, directors and Mr. Stofko will not:

•	become affiliated as an officer, director or stockholder of a blank check or blind pool company operating in or intending to acquire a business in the food or beverage industries; or

•	become an employee of another company in the food or beverage industries.

The non-compete agreements also contain a right of first refusal that extends until the earlier of the closing of our initial business combination or our liquidation. The right of first refusal provides that if an officer, director or Mr. Stofko becomes aware of, or involved with, a business opportunity in the food or beverage industries, which is defined in the non-compete agreement as:

•	business combination opportunities with a fair market value of $80 million or more, or

•	transactions such as joint ventures, partnerships or brand acquisition opportunities with a fair market value of $80 million or more,

the officer, director or Mr. Stofko will first offer the business opportunity to us and will only pursue such business opportunity if our board of directors determines that we will not do so. Following our initial business combination, if any of our current directors or officers, or Mr. Stofko, becomes an officer of the post-combination business, he will enter into an employment agreement with the post-combination business that will contain a non-compete covenant and agreement in favor of the post-combination business with terms at least as restrictive as those described above.

Proposed OTC Bulletin Board symbols for our:

Units

Common stock

Warrants

Offering proceeds to be held in trust account and amounts payable prior to trust account distribution or liquidation:

$107.9 million, or $7.709 per unit ($124.1 million, or $7.710 per unit, if the over-allotment option is exercised in full) of the proceeds of this offering will be placed in a trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company, pursuant to an agreement to be signed on the date of this prospectus. These proceeds include the $1.7 million purchase price of the founding director warrants and approximately $3.9 million in deferred underwriting discounts and commissions (or approximately $4.5 million if the over-allotment option is exercised in full). We believe that the inclusion in the trust account of the purchase price of the founding director warrants and the deferred underwriting discounts and commissions is a benefit to our stockholders because additional proceeds will be available for distribution to investors if a liquidation of our company occurs prior to our completing an initial business combination. Proceeds in the trust account will not be released until the earlier of completion of a business combination or our liquidation. Unless and until a business combination is consummated, proceeds held in the trust account will not be available for our use for any purpose, including the payment of expenses related to (i) this offering, and (ii) investigation, selection and negotiation of an agreement with one or more target businesses, except there can be released to us from the trust account interest earned, net of income taxes on such interest, of up to $750,000 on the trust account balance to fund these expenses or our other working capital requirements. With this exception, expenses incurred by us while seeking a business combination may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially, approximately $1.25 million).

There will be no fees, reimbursements or cash payments made to our officers, directors or initial stockholders other than:

•	Repayment of a $200,000 loan that is non-interest bearing made to us by Messrs. Stephen B. Hughes and James E. Lewis, two of our directors, to cover offering expenses;

•	A combined payment of an aggregate of $10,000 per month to Hughes Consulting, Inc. and Jeltex Holdings, LLC, affiliates of Messrs. Hughes and Lewis, for office space, secretarial and administrative services; and

•	Reimbursement for any expenses incident to this offering and identifying, investigating and consummating a business combination with one or more target businesses. We have agreed with the representatives that our audit committee will review and approve all expense reimbursements made to our officers, directors or senior advisors and that any expense reimbursements payable to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

Please see “Use of Proceeds” for additional information concerning the allocation of proceeds of this offering.

All amounts held in the trust account that are not converted to cash, released to us in the form of interest income or payable to the underwriters for deferred discounts and commissions will be released to us on closing of our initial business combination:

All amounts held in the trust account that are not converted to cash (as described below) or previously released to us as interest income, net of income taxes payable, will be released on closing of our initial business combination with one or more target businesses which have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $3.9 million or approximately $4.5 million if the over-allotment option is exercised in full) at the time of such business combination, subject to compliance with the conditions to consummating a business combination that are described below. At the time we complete an initial business combination, following our payment of amounts due to any public stockholders who exercise their conversion rights, there will be released to the underwriters from the trust account their deferred underwriting discounts and commissions that are equal to 3.5% of the gross proceeds of this offering, or $3,920,000 (or $4,508,000 if the over-allotment option is exercised in full). Funds released from the trust account to us can be used to pay all or a portion of the purchase price of the business or businesses with which our initial combination occurs. If the business combination is paid for using stock or debt securities, we may apply the cash released to us from the trust account to general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies in the food and beverage industries, or for working capital.

Warrant proceeds paid to us:

The warrants may not be exercised until after (i) the later of             , 2006 or when we complete our initial business combination, and (ii) the trust account balance has been released to us, including interest earned net of income taxes on such interest and net of interest income (less income taxes) of up to $750,000 released to us to fund working capital requirements, and less conversions to cash and payment of deferred underwriting discounts and commissions. On the exercise of a warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.

Stockholders must approve initial business combination:

We will seek stockholder approval before effecting our initial business combination, even if the business combination would not ordinarily require stockholder approval under applicable state law. If a majority of the public stockholders vote against a proposed initial business combination but 18 months has not yet passed since the consummation of this offering, we may seek other target businesses with which to effect our initial business combination that meet the criteria set forth in this prospectus. If at the end of such 18 month period (or 24 months if a letter of intent, agreement in principle or definitive agreement has been executed within such 18 month period but as to which a combination is not yet complete) we have not obtained stockholder approval for an alternate initial business combination, we will liquidate and promptly distribute the proceeds of the trust account to our public stockholders, including accrued interest net of income taxes payable on such interest and net of interest income (less income taxes) of up to $750,000 released to us to fund working capital requirements.

In connection with the stockholder vote required to approve our initial business combination, all of our initial stockholders have agreed to vote the shares of common stock owned by them prior to this offering in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving our initial business combination. Our initial stockholders have also agreed that if they acquire shares of common stock in or following this offering, they will vote all such acquired shares in favor of our initial business combination. As a result, any initial stockholders who acquire shares in or after this offering cannot exercise the conversion rights (as described below) for those shares if our initial business combination is approved by a majority of our public stockholders.

Conditions to consummating our initial business combination:

We will not enter into our initial business combination with our initial stockholders, officers or directors or any of their affiliates and will not enter into our initial business combination with any underwriters or selling group members or any of their affiliates. Our initial business combination must occur with one or more target businesses that have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $3.9 million or approximately $4.5 million if the over-allotment option is exercised in full) at the time of such business combination.

We will consummate our initial business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of our initial business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights described below. It is important to note that voting against our initial business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account, which only occurs when the stockholder exercises the conversion rights described below.

Conversion rights for stockholders voting to reject our initial business combination:

Public stockholders voting against our initial business combination will be entitled to convert their shares of common stock into a pro rata share of the trust account, including interest earned on their pro rata portion of the trust account, net of income taxes payable on such interest and net of interest income (less income taxes on such interest) of up to $750,000 on the trust account balance released to us to fund working capital requirements, if our initial business combination is approved and completed. Public stockholders who convert their common stock into a pro rata share of the trust account will be paid promptly their conversion price following their exercise of conversion rights and will continue to have the right to exercise any warrants they own. Because the initial per share conversion price of approximately $7.709 per share is less than the $8.00 per unit price in this offering and may be lower than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

Liquidation if no business combination:

We will dissolve and promptly distribute only to our public stockholders the amount in our trust account, including (i) all accrued interest net of income taxes payable on such interest (less interest income, net of income taxes on such interest, of up to $750,000 on the trust account balance released to us to fund working capital requirements), and (ii) all deferred underwriting discounts and commissions plus any remaining assets if we do not effect our initial business combination within 18 months after consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not yet been consummated within such 18 month period).

Our initial stockholders have agreed to waive their respective rights to participate in any liquidation distribution with respect to the shares of common stock acquired by them before or after this offering if we fail to consummate a business combination. There will be no distribution from the trust account with respect to our warrants, and all rights of our warrants will terminate on our liquidation.

Escrow of initial stockholders’ shares:

On the date of this prospectus, all shares of common stock owned by our initial stockholders as of that date will be placed into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. These shares will be released from escrow in two equal increments:

•	1,750,000 shares on the expiration of three years from the date of this prospectus; and

•	1,750,000 shares on our having completed an initial business combination and the last sale price of our common stock thereafter equals or exceeds $11.50 per share for any 20 trading days within any 30 trading day period beginning after we complete our initial business combination.

The foregoing restrictions are subject to certain limited exceptions such as transfers to family members and trusts for estate planning purposes, upon death of an escrow depositor, transfers to an estate or beneficiaries, or other specified transfers. Even if transferred under these circumstances, the shares will remain in the escrow account. The shares are releasable from escrow prior to the above dates only if following the initial business combination, we consummate a transaction in which all of the stockholders of the combined entity have the right to exchange their shares of common stock for cash, securities or other property.

Determination of offering amount:

We based the size of this offering on our belief as to the capital required to facilitate our combination with one or more viable target businesses with sufficient scale to operate as a stand-alone public entity. We also considered the financial resources of competitors, including other blank check companies with no limitation on the industries in which they may acquire businesses and the amounts such blank check companies were seeking to raise or had raised in recent public offerings. We believe that raising the amount described in this offering will offer us a broad range of potential target businesses possessing the scale of operations and developed infrastructure that will allow us to execute a business plan that will leverage our skills and resources. In addition, we also considered the past experiences of our officers and directors in operating businesses, and the size of those businesses, in the food and beverage industries. We believe that possessing an equity base equivalent to the net proceeds of this offering will allow us to reduce the number of potential competitors for combination transactions while providing us the capital to combine with viable target businesses with established platforms and demonstrated business plans. The determination of the offering price of our units and the valuation accorded to our company is more arbitrary than the pricing of securities for, or valuation of, operating companies in the food and beverage industries.

The number of shares of common stock outstanding after this offering is based on 3,500,000 shares outstanding as of the date of this prospectus and the sale of 14,000,000 units in this offering, but assumes that the underwriters will not exercise all or any portion of the over-allotment option granted by us to the underwriters for 2,100,000 units.

Risks

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete a business combination, if ever, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the risks we face in seeking to enter the food or beverage industries and special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” Additionally, the equity investment of the initial stockholders prior to the date of this prospectus is below that which is required under the guidelines of the North American Securities Administrators Association, Inc. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 14 of this prospectus.

It is possible that we could use a portion of the funds not in the trust account to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination. A “no-shop” provision typically obligates a target business not to initiate or continue discussions with another potential acquiror during an agreed-upon period, in exchange for a cash payment. In the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to pay expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate.

Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	September 30, 2005
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficiency)	$(227,505)	$109,195,228
Total assets	269,061	109,195,228
Total liabilities	244,833	—
Value of common stock which may be converted to cash ($7.64 per share)	—	20,789,800
Stockholders’ equity	24,228	88,405,428

The “as adjusted” information gives effect to the sale of the units we are offering including the application of the related gross proceeds, the receipt of $1.7 million from the sale of the founding director warrants concurrently with the closing of this offering, and the payment of the estimated remaining expenses of this offering. The “as adjusted” working capital and “as adjusted” total assets include approximately $3.9 million being held in the trust account (approximately $4.5 million if the underwriters’ over-allotment option is exercised in full) representing deferred underwriting discounts and commissions. Working capital excludes $251,733 of costs related to this offering that have been paid or accrued through September 30, 2005. These deferred offering costs have been recorded as a non-current asset and will be charged to total stockholders’ equity upon consummation of this offering. The working capital and total assets amounts include approximately $107.9 million to be held in the trust account, which will be distributed on completion of our initial business combination (i) to any public stockholders who exercise their conversion rights, (ii) to the underwriters in the amount of approximately $3.9 million in payment of their deferred underwriting discounts and commissions, and (iii) to us in the amount remaining in the trust account following the payment to any public stockholders who exercise their conversion rights and payment of deferred discounts and commissions to the underwriters. All such proceeds will be distributed from the trust account only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, we will dissolve and the proceeds held in the trust account, including the deferred underwriting discounts and commission and all interest thereon, net of income taxes on such interest and net of interest income, less income taxes on such interest, of up to $750,000 on the trust account balance released to us to fund working capital requirements, will be distributed solely to our public stockholders, as such term is defined above.

We will not consummate a business combination if public stockholders owning 20% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning up to approximately 19.99% of the shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to approximately 19.99% of the 14,000,000 shares of common stock sold in this offering, or 2,798,600 shares of common stock, at an initial per-share conversion price of $7.709. The actual per-share conversion price will be equal to:

•	the amount in the trust account, including accrued interest net of income taxes on such interest, after distribution of interest income on the trust account balance to us as described above, as of two business days prior to the proposed consummation of the business combination, divided by

•	the number of shares of common stock sold in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our units. We believe that the risks described below are all of the material risks we face. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks associated with our business

We are a newly formed, development stage company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a recently formed development stage company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis on which to evaluate our ability to achieve our business objective of completing a business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target businesses concerning a business combination and may be unable to complete a business combination. We will not generate any revenues from operations until after completing a business combination. If we expend all of the approximately $1.25 million in proceeds from this offering not held in trust and interest income earned, net of income taxes on such interest, of up to $750,000 on the balance of the trust account that is releasable to us to fund working capital requirements in seeking a business combination but fail to complete such a combination, we will never generate any operating revenues.

If we liquidate before concluding a business combination, our public stockholders will receive less than $8.00 per share on distribution of trust account funds and our warrants will expire worthless.

If we are unable to complete a business combination and must liquidate our assets, the per-share liquidation distribution will be less than $8.00 because of the expenses of this offering, our general and administrative expenses and the planned costs of seeking a business combination. Furthermore, our outstanding warrants are not entitled to participate in a liquidating distribution and the warrants will therefore expire worthless if we liquidate before completing a business combination. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, please see “Proposed Business—Effecting a Business Combination—Liquidation if no business combination.”

You will not receive protections normally afforded to investors in blank check companies.

Since the net proceeds of this offering are designated for completing a business combination with a target business that has not been identified, we may be deemed a “blank check” company under the United States securities laws. However, because on consummation of this offering we will have net tangible assets in excess of $5.0 million and will at that time file a Form 8-K with the SEC that includes an audited balance sheet demonstrating this fact, we are exempt from SEC rules such as Rule 419 that are designed to protect investors in blank check companies. Accordingly, investors in this offering will not receive the benefits or protections of that rule. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete a business combination in some circumstances than do companies subject to Rule 419. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

If third parties bring claims against us, the proceeds held in trust could be reduced and the per share liquidation price received by you will be less than $7.709 per share.

We will deposit approximately $107.9 million in a trust account on completion of this offering, including approximately $3.9 million in deferred underwriting discounts and commissions. Our placing of these funds in trust may not protect such funds from third party claims. We will seek to obtain agreements with vendors, prospective target businesses or other entities, which we refer to as potential contracted parties, under which they will waive any right, title, interest or claim of any kind in or to monies in the trust account. However, there is no guarantee that they will execute such agreements or, if executed, that this will prevent potential contracted parties from making claims against the trust account. If a potential contracted party refuses to waive all claims to monies held in the trust account, we would analyze what alternatives were available to us if we chose not to engage such potential contracted party and consider whether such engagement would be in the best interests of our stockholders. There is no guarantee that potential contracted parties will:

•	agree to waive any present or future claims such parties may have as a result, or arising out, of any negotiations, contracts or agreements with us; and/or

•	not seek recourse against the trust account for any reason.

Accordingly, the trust account proceeds may be subject to claims that could take priority over the claims of our public stockholders, as a result of which the liquidation price could be less than the initial $7.709 per share in the trust account. If we cannot complete a business combination and are forced to liquidate, Messrs. Hughes and Lewis, our two founding directors will be personally liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by the claims of various vendors that are owed money by us for services rendered or contracted for or products sold to us, or claims of other parties with which we have contracted, including the claims of any prospective target with which we have entered into a written letter of intent, confidentiality or non-disclosure agreement with respect to a failed business combination with such prospective target, so that the trust account proceeds are not reduced by the claims of potential contracted parties, former target businesses or others. However, we cannot assure you that Messrs. Hughes and Lewis will be able to satisfy those obligations.

We are not limited to completing a business combination with a particular target business, so you cannot currently ascertain the merits or risks of the target business that we may ultimately operate.

We may consummate a business combination with any company in the food or beverage industries. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular target business or businesses with which we may combine. If we complete a business combination with a financially unstable company or an entity in the development stage, we will be subject to numerous risks inherent in operating a business of that type. If we complete a business combination with a business in the food or beverage industry, we will be subject to various regulatory and business risks associated with the manufacture, distribution or sale of food and beverage products, such as regulation by the Food and Drug Administration, or FDA, and/or the United States Department of Agriculture, or USDA, and risks associated with the on-going consolidation of the retail grocery business. Although our management will consider the risks inherent in a particular target business, we cannot assure you that we will properly assess all of the significant risk factors present in that target business. Even if we properly assess such risks, some of those risks may be outside of our control or ability to affect. An investment in our units may provide returns that are less favorable than a direct investment in a target business, if an opportunity to directly invest was then available. For a more complete discussion of our selection of a target business, please see “Proposed Business—Effecting a Business Combination.”

Two of our directors researched a number of food and beverage companies before our formation and had preliminary acquisition discussions with three of those companies. If it was later determined that we had any type of agreement, arrangement or understanding to engage in a business combination with any of those companies after this offering, we and these directors could be subject to regulatory proceedings based on our failure to disclose such agreement, arrangement or understanding, as a result of which the value of your investment could decline significantly or be lost.

Mr. Hughes has been active in the food and beverage industries for over 25 years and Mr. Lewis has been involved in the food industry for over 13 years. Based on that experience and their contacts in the food and beverage industries, and prior to our formation and their becoming aware of financing available to companies such as ours, Messrs. Hughes and Lewis, whom we refer to as our founding directors, researched a number of companies in the food and beverage industries that they felt might be attractive acquisition candidates for a newly formed entity or a corporate affiliate of Mr. Lewis. Based on this research, the founding directors engaged in preliminary discussions with three companies about the possibility of acquiring those companies through some type of business combination, although the founding directors never:

•	obtained or reached any oral or written agreement, arrangement or understanding to acquire those entities;

•	obtained or reached an accord with the management of those companies as to the price that would be paid to any of such entities;

•	obtained or reached any oral or written agreement, arrangement or understanding on non-price terms of a business combination; or

•	retained or engaged on an informal or formal basis, any investment banking firm, advisor, consultant, financing source, or institution to raise capital for them or Mr. Lewis’ affiliate.

We have voluntarily and fully disclosed both the identities of the companies and the research performed by the founding directors to the SEC. Since that time, one of these companies has been acquired by another company with operations in the non-alcoholic beverage industry. If it is later determined that one or both of the founding directors had any type of oral or written agreement, arrangement or understanding to acquire one or more of the three identified companies or any other entity, we and the founding directors may be subject to civil or criminal proceedings for failing to disclose these facts and for failing to cause us to make the financial and other disclosures required when an acquisition is probable. If any such proceedings resulted in civil or criminal charges or a finding that we or the founding directors violated applicable securities laws and/or the SEC’s rules and regulations:

•	the founding directors would be subject to a range of penalties including fines, bars from serving as officers or directors of public companies, disgorgement, and possibly imprisonment; and

•	we would be subject to fines, orders and undertakings concerning our business, injunctions and trading halts, and we could incur significant defense costs that may not be covered by insurance.

The initiation of any of the foregoing or even the announcement of an investigatory proceeding by the SEC or other regulatory agency would have an immediate and significant negative effect on the market price of our securities and may cause you to lose your entire investment if such proceedings had a conclusion adverse to us.

If we issue stock to complete a business combination, your equity interest in us could be reduced or there may be a change in control of Boulder Specialty Brands.

Our certificate of incorporation authorizes the issuance of up to 75,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 42,500,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants, including the founding director warrants) and all of the 1,000,000 shares of preferred stock available for issuance. We have no commitments as of the date of this offering to issue any additional securities. We may issue a substantial number of additional shares of our common stock or may issue preferred stock, or a combination of common and preferred stock, to complete a business combination. Our issuance of additional shares of common stock or any preferred stock:

•	may significantly reduce your equity interest in us;

•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may among other things:

•	limit our ability to use any net operating loss carry forwards we have; and

•	result in the resignation or agreed-upon removal of our officers and directors; and

•	may adversely affect the then-prevailing market price for our common stock.

The value of your investment in us may decline if any of these events occur.

If we acquire a company by issuing debt securities, our post-combination operating results may decline due to increased interest expense or our liquidity may be adversely affected by an acceleration of our indebtedness.

We may elect to enter into a business combination that requires us to issue debt securities as part of the purchase price for a target business. If we issue debt securities, such issuances may result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

•	acceleration, even if we are then current in our debt service obligations, if the debt securities have covenants that require us to meet certain financial ratios or maintain designated reserves, and such covenants are breached without waiver or renegotiation;

•	a required immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt securities contain covenants restricting our ability to obtain additional financing.

For a more complete discussion of alternative structures for a business combination and the possibility that we may incur debt to finance a business combination, please see, “Proposed Business—Effecting a Business Combination—Selection of a target business and structuring of a business combination.”

Our officers, directors and initial stockholders currently control us and may influence certain actions requiring a stockholder vote.

Our officers, directors and initial stockholders will collectively own 20% of our issued and outstanding shares of common stock (assuming they do not purchase units in this offering or in the open market) when this offering is completed. None of our officers, directors and initial stockholders has indicated to us that he, she or it intends to purchase units in this offering. Our initial stockholders have agreed that any common stock they acquire in or after this offering will be voted in favor of a business combination that is presented to our public stockholders. Accordingly, shares of common stock acquired by our initial stockholders in or after this offering will not have the same voting or conversion rights as our public stockholders with respect to a potential business combination, and will not be eligible to exercise conversion rights for those shares if a business combination is approved by a majority of our public stockholders.

Because Messrs. Hughes and Lewis, certain of our directors and a senior advisor have agreed to purchase 1,000,000 warrants from us concurrently with the closing of this offering, the exercise of those founding director warrants may increase such persons’ ownership in us. This increase could allow the initial stockholders to influence the outcome of matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions after completion of our initial business combination.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of a business combination. If there is an annual meeting of stockholders, only a minority of the board of directors will be considered for election and our initial stockholders will have considerable influence on the outcome of that election. Accordingly, our initial stockholders will continue to exert control at least until the consummation of a business combination. In addition, our initial stockholders and their affiliates are not prohibited from purchasing units in this offering or our common stock in the aftermarket. If they do so, our initial stockholders will have a greater influence on the vote taken in connection with a business combination.

It is likely that some of our current officers and directors will resign upon consummation of a business combination and we will have only limited ability to evaluate the management of the target business.

Our ability to complete a business combination depends on the efforts of our executive officers. The role of our executive officers following a business combination is not currently known. While we expect that Messrs. Hughes and Lewis will continue to be affiliated with us following a business combination, we may employ other personnel following the business combination. After the business combination, our current management will remain with the combined company only if current management negotiates or secures such retention as part of the business combination. If we acquire a target business in an all-cash transaction, our current management is more likely to remain with us if they choose to do so. Our current management may have a conflict of interest in selecting a target business, as our officers and directors may prefer to complete a business combination with one or more target businesses that are willing to retain current management. If the business combination is structured as a merger and the stockholders of the target company obtain significant control of the combined company, it is less likely management will remain with the combined company unless it was negotiated as part of the transaction via the acquisition agreement, an employment agreement or other arrangement. In making the determination as to whether current management should or will remain with us following the business combination, management expects to analyze the experience and skill set of the target business’ management and consider whether it is in the combined company’s best interests to have certain members of the current management team remain with us following the business combination. While we intend to carefully review the background and experience of any additional officers or key employees we engage after a business combination, we cannot assure you that their experience will maintain or enhance our future operating results. These individuals may be unfamiliar with the requirements of operating a public company and the securities laws, which could increase the time and resources we must expend to assist them in becoming familiar with the complex disclosure and financial reporting requirements imposed on U.S. public companies. This could be expensive and time-consuming and could lead to various regulatory issues that may adversely affect our operations.

Our officers and directors are or may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us, and may have conflicts of interest in allocating their time and business opportunities.

Our officers and directors are or may in the future become affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us. For example, Mr. Lewis will also be a director of a company being formed to undertake one or more business combinations in the mining industry. Mr. Hughes intends to devote approximately 80% of his working time to our business and affairs following this offering. There is no assurance that Messrs. Hughes and Lewis will not become involved in one or more other business opportunities that would present conflicts of interest in the time they allocate to us. None of our officers or directors is obligated to expend a specific number of hours per week or month on our affairs. Additionally, our officers and directors may become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated. Due to these existing or future affiliations, our officers and directors may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us which could cause additional conflicts of interest. Accordingly, our officers or directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete discussion of our management’s business affiliations and the potential conflicts of interest that you should be aware of, as well as non-compete and business opportunity right of first refusal agreements we will enter into with our officers and directors prior to the closing of this offering, please see “Management —Directors and Executive Officers,” “Management—Conflicts of Interest” and “Certain Transactions.” We cannot assure you that these conflicts will be resolved in our favor.

Because the shares of common stock now owned by our officers and directors are prohibited from participating in liquidation distributions by us, our officers and directors may have a conflict of interest in deciding if a particular target business is a good candidate for a business combination.

Our officers, directors and initial stockholders have waived their right to receive distributions with respect to the shares of common stock purchased by them before, in or after this offering if we liquidate because we fail to complete a business combination. Additionally, Messrs. Hughes and Lewis, certain of our other directors, and a senior advisor will purchase a combined total of 1,000,000 founding director warrants concurrently with the closing of this offering. The shares of common stock and warrants owned by our officers and directors and their affiliates will be worthless if we do not consummate a business combination, and the $1.7 million purchase price of the founding director warrants will be included in the working capital that is distributed to our public stockholders in the event of our liquidation. The personal and financial interests of our officers and directors may influence their identification and selection of a target business, and may affect how or when we complete a business combination. The exercise of discretion by our officers and directors in identifying and selecting one or more suitable target businesses may result in a conflict of interest when they decide if the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Unless we complete a business combination, our officers and directors will not receive reimbursement for any out-of-pocket expenses they incur if such expenses exceed the amount not in the trust account. Therefore, they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders’ best interest.

Our officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount not in the trust account unless the business combination is consummated. Our officers and directors may, as part of any such combination, negotiate the repayment of some or all of any such expenses. If the target business’s owners do not agree to such repayment, this could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest. The financial interest of our officers and directors could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading of our securities may be adversely affected.

If at any time we have net tangible assets of $5.0 million or less and our common stock’s market price per share is less than $5.00, transactions in our common stock may be subject to the “penny stock” rules under the Securities Exchange Act of 1934, as amended. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to a transaction prior to sale;

•	provide the purchaser with risk disclosure documents identifying certain risks of investing in “penny stocks,” a purchaser’s legal remedies, and information about the market for “penny stocks;” and

•	obtain a signed and dated acknowledgment from the purchaser that he, she or it actually received the required risk disclosure documents before a transaction in a “penny stock” is completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to complete customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

We will probably complete only one business combination with the proceeds of this offering, meaning our operations will depend on a single business that is likely to operate in a non-diverse segment of the food or beverage industries.

The net proceeds from this offering will provide us with approximately $104.0 million that we may use to complete a business combination. Our initial business combination must be with a target business or businesses with a fair market value of at least 80% of the balance in the trust account at the time of such business combination (excluding deferred underwriting discounts and commissions of approximately $3.9 million or approximately $4.5 million if the over-allotment option is exercised in full). We may not be able to acquire more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. Additionally, we may encounter numerous logistical issues if we pursue multiple target businesses, including the difficulty of coordinating the timing of negotiations, proxy statement disclosure and closings. We may also be exposed to the risk that our inability to satisfy conditions to closing with one or more target businesses would reduce the fair market value of the remaining target businesses in the combination below the required threshold of 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $3.9 million or approximately $4.5 million if the over-allotment option is exercised in full). Due to these added risks, we are more likely to choose a single target business with which to pursue a business combination than multiple target businesses. Unless we combine with a target business in a transaction in which the purchase price consists substantially of common stock and/or preferred stock, it is likely we will complete only our initial business combination with the proceeds of this offering. Accordingly, the prospects for our success may depend:

•	solely on the performance of a single business, or

•	on the manufacture, distribution or sale of one or a limited number of food or beverage products.

If this occurs, our operations will be highly concentrated and we will be exposed to higher risk than other entities that have the resources to complete several business combinations, or that operate in, diversified segments of the food and/or beverage industry.

If we do not conduct an adequate due diligence investigation of a target business with which we combine, we may be required to subsequently take write-downs or write-offs, restructuring, and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

In order to meet our disclosure and financial reporting obligations under the Federal securities laws, and in order to develop and seek to execute strategic plans for how we can increase the revenues and/or profitability of a target business, realize operating synergies or capitalize on market opportunities, we must conduct a due diligence investigation of one or more target businesses. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who must be involved in the due diligence process. Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will surface all material issues that may be present inside a particular target business, or that factors outside of the target business and outside of our control will not later arise. If our diligence fails to identify issues specific to a target business, industry or the environment in which the target business operates, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our common stock. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

Because there are numerous companies with a business plan similar to ours seeking to complete a business combination, it may be more difficult for us to complete a business combination.

According to research we conducted on the SEC’s web site in September 2005 covering the period from August 2003 and through September 30, 2005, based upon publicly available information, approximately 76 blank check companies similar to us have filed for, or completed, initial public offerings. Of these companies, approximately 43 companies (including us) are seeking to raise over $3.8 billion in public offerings similar to ours. The remaining approximately 33 blank check companies with more than approximately $1.4 billion in trust are seeking to carry out a business plan similar to our business plan. While, like us, most of those companies have specific industries that they must complete a business combination in, a limited number of them may consummate a business combination in any industry they choose. We believe that a small number of such companies have completed a business combination or entered into a definitive agreement for a business combination. This may be an indication that there are only a limited number of attractive target businesses available to such entities or that many privately-held target businesses may not be inclined to enter into business combinations with publicly held blank check companies like us.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

In addition to competition from other blank check companies described above, we will encounter intense competition from other entities having a business objective similar to ours, including private equity groups and leveraged buyout funds, as well as operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience in identifying and completing business combinations. A number of these competitors possess greater technical, financial, human and other resources than we do. Our limited financial resources may have a negative effect on our ability to compete in acquiring certain sizable target businesses. Further, because we must obtain stockholder approval of a business combination, this may delay the consummation of a transaction, while our obligation to convert into cash the shares of common stock held by public stockholders who elect conversion may reduce the financial resources available for a business combination. Our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by certain target businesses. In addition, if our initial business combination entails a simultaneous purchase of several operating businesses owned by different sellers, we may be unable to coordinate a simultaneous closing of the purchases. This may result in a target business seeking a different buyer and our being unable to meet the threshold requirement that the target business has, or target businesses collectively have, a fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $3.9 million or approximately $4.5 million if the over-allotment option is exercised in full) at the time of such combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of these factors, we cannot assure you that we will be able to effectuate a business combination within the required time periods. If we are unable to find a suitable target business within such time periods, we will be forced to liquidate.

We will depend on interest earned on the trust account balance to fund our search for a target business or businesses and to complete our initial business combination.

Of the net proceeds of this offering, $1.25 million is available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with additional working capital we will need to identify one or more target businesses and to complete our initial business combination. While we are entitled to have released to us for such purposes interest income, net of income taxes on such interest, of up to a maximum of $750,000, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our initial stockholders to operate or may be forced to liquidate.

We may be unable to obtain additional financing if necessary to complete a business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

We believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination. However, because we have no oral or written agreements or letters of intent to engage in a business combination with any entity, we cannot assure you that we will be able to complete a business combination or that we will have sufficient capital with which to complete a combination with a particular target business. If the net proceeds of this offering are not sufficient to facilitate a particular business combination because:

•	of the size of the target business;

•	the depletion of offering proceeds not in trust or available to us from interest earned on the trust account balance, net of income taxes, that is expended in search of a target business; or

•	we must convert into cash a significant number of shares of common stock owned by stockholders who elect to exercise their conversion rights,

we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. If additional financing is unavailable to consummate a particular business combination, we would be compelled to restructure or abandon the combination and seek an alternative target business. Even if we do not need additional financing to consummate a business combination, we may require such financing to operate or grow the target business. If we fail to secure such financing, this failure could have a material adverse effect on the operations or growth of the target business. None of our officers, directors or stockholders or any other party is required to provide any financing to us in connection with, or following, a business combination.

Our initial stockholders paid approximately $0.00714 per share for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock (allocating all of the unit purchase price to the common stock and none to the warrant included in the unit) and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and other investors in this offering. The fact that our initial stockholders acquired their shares of common stock at a nominal price significantly contributed to this dilution. Assuming the offering is completed and no value is ascribed to the warrants included in the units, you and the other new investors will incur an immediate and substantial dilution of approximately 24.9% or $1.99 per share (the difference between the pro forma net tangible book value per share after this offering of $6.01, and the initial offering price of $8.00 per unit).

Our outstanding warrants may adversely affect the market price of our common stock and make it more difficult to effect a business combination.

The units being sold in this offering include warrants to purchase 14,000,000 shares of common stock. We will also sell a combined total of 1,000,000 warrants to the founding directors, certain of our other directors and a senior advisor at the closing of this offering. If we issue common stock to conclude a business combination, the potential issuance of additional shares of common stock on exercise of these warrants could make us a less attractive acquisition vehicle to some target businesses. This is because exercise of the warrants will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Our warrants may make it more difficult to complete a business combination or increase the purchase price sought by one or more target businesses. Additionally, the sale or possibility of sale of the shares underlying the warrants could have an adverse effect on the market price for our common stock or our units, or on our ability to obtain other financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

The grant of registration rights to our initial stockholders and purchasers of the founding director warrants may make it more difficult to complete a business combination, and the future exercise of such rights may adversely affect the market price of our common stock.

Our initial stockholders can demand that we register the resale of their shares of common stock at any time after the release of their shares from escrow which, except in limited circumstances, will occur in two equal increments: (i) 1,750,000 shares on the expiration of three years from the date of this prospectus and (ii) 1,750,000 shares on our having completed an initial business combination and the last sale price of our common stock thereafter equals or exceeds $11.50 per share for any 20 trading days within any 30 trading day period beginning after we complete our initial business combination. In addition, the holders of the founding director warrants can demand that we register those warrants and the underlying shares of common stock at any time after the founding director warrants become exercisable by their terms. We will bear the cost of registering these securities. If our initial stockholders and purchasers of the founding director warrants exercise their registration rights in full, there will then be an additional 3,500,000 shares of common stock and 1,000,000 warrants and/or up to 1,000,000 shares of common stock issued on exercise of the warrants that are eligible for trading in the public market. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of the registration rights may make a business combination more costly or difficult to conclude. This is because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our common stock that is expected when the securities owned by our initial stockholders and the founding director warrants are registered.

We intend to have our securities quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange.

Our securities will be traded in the over-the-counter market. It is anticipated that our securities will be quoted on the OTC Bulletin Board, an NASD-sponsored and operated inter-dealer automated quotation system for equity securities not included on The Nasdaq Stock Market. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange. We cannot assure you, however, that such securities will be approved for quotation or continue to be authorized for quotation by the OTC Bulletin Board or any other market in the future, in which event the liquidity and price of our securities would be even more adversely impacted.

If you are not an institutional investor, you may purchase our securities in this offering only if you reside within certain states and may engage in resale transactions only in those states and a limited number of other jurisdictions.

We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in Colorado, Delaware, District of Columbia, Florida, Hawaii, Illinois, New York, Rhode Island and Wyoming. If you are not an “institutional investor,” you must be a resident of these jurisdictions to purchase our securities in the offering. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. In order to prevent resale transactions in violation of states’ securities laws, you may engage in resale transactions only in these states and in other jurisdictions in which an applicable exemption is available or a Blue Sky application has been filed and accepted. This restriction on resale may limit your ability to resell the securities purchased in this offering and may impact the price of our securities. For a more complete discussion of the Blue Sky state securities laws and registrations affecting this offering, please see the section entitled “Underwriting—State Blue Sky Information” appearing elsewhere in this prospectus.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to our reports of operating losses, one or more potential business combinations, the filing of periodic reports with the SEC, and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established or sustained.

If we are deemed to be an investment company, we must meet burdensome compliance requirements and restrictions on our activities may increase the difficulty of completing a business combination.

If we are deemed to be an investment company under the Investment Company Act of 1940, the nature of our investments and the issuance of our securities may be subject to various restrictions. These restrictions may make it difficult for us to complete a business combination. In addition, we may be subject to burdensome compliance requirements and may have to:

•	register as an investment company;

•	adopt a specific form of corporate structure; and

•	report, maintain records and adhere to voting, proxy, disclosure and other requirements.

We do not believe that our planned principal activities will subject us to the Investment Company Act of 1940. In this regard, our agreement with the trustee states that proceeds in the trust account will only be invested in “government securities” with specific maturity dates. This investment restriction is intended to facilitate our meeting the exemptive provisions of Rule 3a-1 under the Investment Company Act of 1940. If we are deemed to be subject to that act, compliance with these additional regulatory burdens would increase our operating expenses and could make a business combination more difficult to complete.

Because our directors may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc., actions taken and expenses incurred on our behalf by our officers and directors will generally not be subject to “independent” review.

Each of our directors owns shares of our common stock and may receive reimbursement for out-of-pocket expenses incurred in identifying, and performing due diligence on, potential target businesses. However, our directors receive no salary or other compensation for services rendered by them on our behalf prior to or in connection with a business combination. Accordingly, we believe our non-executive directors would be considered “independent” as that term is commonly used. However, under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because each of our directors own shares of our securities and may receive reimbursement for out-of-pocket expenses incurred by him in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, state securities administrators may take the position that all of such individuals are not “independent” and, as such, we would not have the benefit of any independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Subject to availability of proceeds not placed in the trust account and interest income, net of income taxes, available to us, there is no limit on the amount of out-of-pocket expenses that could be incurred. We have agreed with the representatives that our audit committee will review and approve all expense reimbursements made to our officers, directors or senior advisors and that any expense reimbursements payable to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and interest income, net of income taxes, available to us, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. In addition, we may opt to make down payments or pay “no shop” or similar fees and expenses in connection with a proposed business combination, which may reduce amounts not deposited in the trust account and interest income, net of income taxes, available to us, that are usable to reimburse out-of-pocket expenses incurred on our behalf. We may seek reimbursement of such out-of-pocket expenses in excess of the available proceeds not deposited in the trust account through inclusion of such reimbursement obligation in any agreement with respect to a business combination. In addition, we may consider the inclusion of such a condition as a factor in determining whether to proceed with any potential business combination. Although we believe that all actions taken on our behalf by our directors will be in our best interests and in accordance with statutory duties owed to us, we cannot assure you this will be the case. If actions are taken or expenses incurred that are not in our best interests, it could have a material adverse effect on our business and operations and the price of our securities held by public stockholders.

Other than Mr. Lewis, one of our vice chairmen and a director, none of our officers or directors has ever been associated with a blank check company.

With the exception of Mr. Lewis, one of our vice chairmen and a director, none of our officers or directors has ever been associated with a blank check company. The other blank check company with which Mr. Lewis is associated has not raised its initial capital and has not begun to seek a business combination. Accordingly, you may not have sufficient information with which to evaluate the ability of our management team to identify and complete a significant initial business combination using the proceeds of this offering.

Because our initial stockholders’ initial equity investment was only $25,000, our offering may be disallowed by state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on development stage companies.

The Statement of Policy Regarding Promoter’s Equity Investment issued by The North American Securities Administrators Association, Inc. states that a securities administrator may disallow an offering of a development stage company within a state if the initial equity investment by a company’s promoters does not equal a designated percentage of the aggregate public offering price. The initial investment of $25,000 by our initial stockholders is significantly less than the required approximately $2.7 million minimum amount that would be called for under this policy. Accordingly, a state securities administrator that follows this policy has discretion to disallow our offering within its state. We cannot assure you that our offering will not be disallowed in one or more states pursuant to this policy. Additionally, the initial equity investment made by our initial stockholders may not adequately protect investors.

We could be liable for up to the amount of the purchase price of the founding director warrants plus interest to Messrs. Hughes and Lewis, certain of our other directors and a senior advisor who will purchase the founding director warrants in a private placement conducted concurrently with this offering.

We have agreed to sell in a concurrent private placement 1,000,000 founding director warrants to Messrs. Stephen B. Hughes and James E. Lewis, as well as certain of our other directors and a senior advisor. This concurrent private placement of $1.7 million in founding director warrants is being made in reliance on an exemption from registration under the Securities Act. This exemption requires that there be no general solicitation of investors with respect to the sales of the founding director warrants. If this offering were deemed to be a general solicitation with respect to the founding director warrants, the offer and sale of such warrants would not be exempt from registration and the purchasers of those warrants could have a right to rescind their purchases. Rescinding purchasers could seek to recover the purchase price paid, with interest, or if they no longer own the securities, to receive damages. The founding director warrant purchase agreement contains provisions under which the purchasers waive any and all rights to assert present or future claims, including the right of rescission, against us with respect to their purchase of the founding director warrants and Messrs. Hughes and Lewis agree to indemnify and hold us and the underwriters harmless from all losses, damages or expenses that relate to claims or proceedings brought against us or the underwriters by the purchasers of the founding director warrants.

The determination for the offering price of our units is more arbitrary compared with the pricing of securities for an operating company in a particular industry.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representatives. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

Risks related to the food and beverage industries

We may be subject to all the operating risks common to the food and beverage industries.

Operating risks common to the food and beverage industries to which we may be subject in the future as a result of completing a business combination within these industries include:

•	changes in operating costs such as energy, freight, distribution, warehousing and labor—including healthcare and other benefits, unionization, and workers’ compensation—and raw materials;

•	decreases in demand for certain types of food following highly publicized cases of infectious disease in animals that are or may be transferable to humans, such as bovine spongiform encephalopathy, commonly known as mad cow disease, in cattle, or avian flu in chickens;

•	spoliation, adulteration or misbranding of foods or beverages;

•	reliance on, and disputes with, contracted producers of food and beverage products;

•	the need for access to reliable sources of consistently high quality ingredients and raw materials;

•	the increasing consolidation of the retail grocery business;

•	the high cost of promotion, advertising and marketing activities that are necessary to build brand recognition in the food and beverage industries;

•	the impact of, or changes in, environmental laws and regulations governing discharge into the environment or disposal of by-products or wastewater from food or beverage processing;

•	changes in rules and regulations by the FDA, USDA and other governmental and regulatory action;

•	changes in consumer tastes and dietary trends;

•	changes in product formulations as well as the costs of such changes, and the impact of product formulation changes on product taste and quality;

•	the availability of funds to allow us to make capital or process improvements, investments in plant and equipment and marketing or advertising commitments;

•	the impact of newly introduced competitive products and competitors’ responses to market developments; or

•	changes in general economic conditions.

The packaged food and beverage industries are highly competitive.

The packaged food and beverage industries are highly competitive. Numerous brands and products, including private label products, compete for shelf space and sales, with competition based primarily on product quality, convenience, price, trade promotion, consumer promotion, brand recognition and loyalty, customer service, effective advertising and promotional activities and the ability to identify and satisfy emerging consumer preferences. We will be competing with a significant number of companies of varying sizes, including divisions or subsidiaries of much larger companies, which have substantially greater financial resources than we do. Many of these competitors have multiple product lines, substantially greater marketing, advertising and other resources available to them and may have lower fixed costs and/or may be less leveraged than our company is after completing a business combination. Our competitors may also be prepared to accept a higher level of financial risk than we can prudently manage. If we are unable to compete successfully with these companies or if competitive pressures or other factors cause a target business to lose market share or experience price erosion following a business combination with us, our post-combination business, financial condition, results of operations or liquidity may be harmed.

The retail grocery business is consolidating and may affect our ability to operate profitably a target business.

The retail grocery trade has in recent years consolidated and is currently dominated by a small number of large retailers such as Wal-Mart Stores, Inc., The Kroger Co., Safeway Inc., Albertson’s, Inc., SAM’S CLUB and Costco Wholesale Corporation. As the retail grocery trade continues to consolidate and retail customers grow larger and become more sophisticated, these customers may demand lower pricing and increased promotional programs. These customers are reducing their inventories of branded food and beverage products and increasing their emphasis on private label products. If a target business we acquire is not responsive to these trends, or if we lower prices or increase promotional support of food or beverage products and do not increase the volume of products sold, our operation of a target business may be adversely affected.

If we acquire a food or beverage manufacturer or rely on contracted manufacturers to produce food or beverage products for us, we or our contracted manufacturers will be vulnerable to fluctuations in the supply and price of raw materials and labor, manufacturing and other costs and we may not be able to offset increasing costs by increasing prices to our customers.

Food and beverage manufacturers, as well as contract manufacturers that produce food and beverage products for others, purchase agricultural products, meat and poultry, ingredients and other raw materials, and packaging supplies from growers, commodity processors, other food companies and packaging manufacturers. While the vast majority of such materials are available from numerous independent suppliers, raw materials can vary significantly in price based on a number of factors including changes in crop and animal population sizes, federal and state support programs, export demand, import duties, weather conditions during the planting, growing and harvesting seasons, insects, and diseases. Although a target business may enter into advance commodities purchase agreements and we may do so after a business combination, these agreements may not protect us from all increases in raw material costs. In addition, the cost of beef, pork and chicken, spices and flavorings, labor, manufacturing and packaging materials and other costs related to the production and distribution of food and beverage products have risen in recent years, and we believe they may continue to rise in the foreseeable future. Due to heightened price competition, manufacturers throughout the packaged food and beverage industries have been largely unable to offset increased costs by raising prices. If the cost of labor, raw materials, manufacturing or other costs of production and distribution of food and beverage products continue to increase and those costs cannot be offset by raising prices or other measures, we may not be able to profitability operate a target business.

Companies in the packaged food and beverage industries rely on major retailers, wholesalers, specialty distributors and mass merchants for the success of their business and should they perform poorly or give higher priority to brands or products produced by others, a target business we acquire could be adversely affected.

Packaged food and beverage manufacturers as well as companies that perform contract manufacturing in the food and beverage industries sell their products principally to retail outlets and wholesale distributors including traditional supermarkets, food service outlets, mass merchants, warehouse clubs, non-food outlets and specialty food distributors. If a target business relies on major wholesalers, retailers or chains that perform poorly and is unable to collect accounts receivable, the target business could be materially and adversely affected, and our operating results following a business combination would be harmed. In addition, many of these customers offer branded and private label products that compete directly with manufacturers’ products for retail shelf space and consumer purchases. Accordingly, there is a risk that retail customers may give higher priority to the sale of their products and those of competitors than products produced by or on behalf of a target business. In the future, customers may not continue to purchase food or beverage products marketed by a target business with which we combine, or provide the target business’s products with adequate levels of promotional support.

We may be unable to anticipate changes in consumer preferences, resulting in decreased demand for food or beverages marketed by a target business with which we combine.

Companies active in the packaged food industry must anticipate and offer food and beverage products that appeal to the changing tastes, dietary habits and product packaging preferences of consumers in the market categories in which they compete. If a target business with which we combine is not able to anticipate, identify or develop and market products that respond to these changes in consumer preferences, demand for these food or beverage products may decline and our post-combination operating results may be adversely affected. In addition, if we develop or market new products or expand existing product lines in reaction to what we perceive to be changing consumer preference or demand, and judge incorrectly the impact on demand for products then marketed by us, our sales volumes or margins will suffer and our profitability, if any, may be harmed.

Severe weather conditions and natural disasters such as fires, floods, droughts, hurricanes, earthquakes or tornados can affect crop supplies, manufacturing facilities and distribution activities, and negatively impact the operating results of a target business.

Severe weather conditions and natural disasters, such as fires, floods, droughts, frosts, hurricanes, earthquakes, tornados or insect infestations, may affect the supply of raw materials used by a target business with which we elect to combine. These same weather conditions and natural disasters can adversely impact raw material availability that contract manufacturers depend on to make food or beverage products for a target business, or may curtail or prevent the manufacturing or distribution of food or beverage products by a target business. Competing manufacturers might be affected differently by weather conditions and natural disasters, depending on the location of their sources of supplies and manufacturing or distribution facilities. If supplies of raw materials to a target business are reduced, we may not be able to find enough supplemental supply sources on favorable terms, which could adversely affect our business and operating results. If a target business’s manufacturing or distribution of food or beverage products is curtailed or prevented by natural disasters, our business and operating results will also be harmed.

Target business operations may be subject to numerous laws and governmental regulations, exposing us to potential claims and compliance costs that could adversely affect our operations after a business combination.

Manufacturers and marketers of food and beverage products are subject to extensive regulation by the FDA, the USDA and other national, state and local authorities. For example, the Food, Drug and Cosmetic Act and its regulations govern, among other things, the manufacturing, composition and ingredients, packaging and safety of foods. Under this act, the FDA regulates manufacturing practices for foods through its current “good manufacturing practices” regulations, and specifies the recipes for certain foods. Additionally, the USDA has adopted regulations with respect to a national organic labeling and certification program which were effective February 20, 2001, and fully implemented on October 21, 2002. Food and beverage manufacturing facilities and products are also subject to periodic inspection by federal, state and local authorities. Any changes in laws and regulations applicable to food and beverage products could increase the cost of developing and distributing a target business’s products and otherwise increase the cost of conducting our business after a business combination, which would adversely affect our financial condition. In addition, if we and/or a target business with which we combine fail to comply with applicable laws and regulations, including future laws and regulations, we may be subject to civil remedies, including fines, injunctions, recalls or seizures, as well as potential criminal sanctions, any of which could have a material adverse effect on our business, financial condition, results of operations or liquidity.

Target businesses that manufacture food or beverage products may subject us to environmental laws and regulations relating to hazardous materials, substances and waste used in or resulting from operations. Liabilities or claims with respect to environmental matters could have a significant negative impact on our business.

Food and beverage manufacturers, like other manufacturers, are generally exposed to the risk of liabilities and claims with respect to environmental matters, including those relating to the disposal and release of hazardous substances. Manufacturing operations are also governed by laws and regulations relating to workplace safety and worker health which, among other things, regulate employee exposure to hazardous materials in the workplace. Any significant costs incurred in connection with such liabilities or claims after a business combination could have a material adverse effect on our business, financial condition, results of operations or liquidity. Environmental or health and safety legislation or regulations enacted in the future, or any changes in how existing or future laws or regulations are enforced, administered or interpreted may increase a target business’s compliance costs or expose us to additional risk of liabilities and claims.

We may be subject to significant liability should the consumption of any of food or beverage products manufactured or marketed by a target business cause injury, illness or death.

The sale of food products for human consumption involves the risk of injury to consumers. Such injuries may result from tampering by unauthorized third parties or product contamination or spoilage, including the presence of foreign objects, substances, chemicals, other agents or residues introduced during production processes. Although we may believe that a target business with which we combine or its contract manufacturers are in material compliance with all applicable laws and regulations, if the consumption of the target business’s products causes or is alleged to have caused an illness in the future, we may become subject to claims or lawsuits relating to such matters. Even if a product liability claim is unsuccessful or is not fully pursued, the negative publicity surrounding an illness, injury or death could adversely affect the target business’s reputation with existing and potential customers and our corporate image and operating results. Moreover, claims or liabilities of this nature might not be covered by insurance or by any rights of indemnity or contribution that we or the target business may have against others. While we will seek to complete a business combination with one or more target businesses that have product liability insurance coverage in amounts we believe to be adequate, we cannot be sure that claims or liabilities will be asserted for which insurance will be available or that such claims or liabilities will not exceed the available amount of insurance coverage.

A target business’s food or beverage products may also experience product tampering, contamination or spoilage or be mislabeled or otherwise damaged. Under certain circumstances a product recall could be required, leading to a material adverse effect on the target business’s operations and our operating results. Even if such a situation does not necessitate a recall, product liability claims could be asserted against us or a target business. A product liability judgment or a product recall involving a target business or us could have a material adverse effect on our business, financial condition, results of operations or liquidity. We do not currently maintain a crisis management system to respond to product recall or liability-related issues arising from the manufacture or sale of food or beverage products. If a target business with which we combine lacks a crisis management system or it is not effective in our estimation, we intend to implement or upgrade such a system. The implementation or upgrade process may be expensive and time consuming, and does not assure that we will be able to respond on a timely or effective basis if a target business encounters a crisis of this nature.

Consumer concern regarding the safety and quality of food products or health concerns could adversely affect sales of food or beverage products.

If a target business conducts operations in a market segment that for some reason suffers a loss in consumer confidence as to the safety and quality of food or beverage products, our post-combination business could be adversely affected. The food industry has recently been subject to negative publicity concerning the health implications of obesity, trans fatty acids, mad cow disease and avian flu. Developments in any of these areas could cause a target business’s operating results to differ materially from results that we expect. For example, negative publicity about genetically modified organisms and possible links to any adverse health effects, whether or not valid, may discourage consumers from buying certain foods or beverages generally, or from a target business that markets such products in particular. Any of these events could harm a target business’s sales and our operating results, perhaps significantly.

Food and beverage manufacturers must generally rely on distributors and sales agencies to have their products distributed to the retail and foodservice markets, and if a target business with which we combine loses a significant distributor or sales agent, the sales of the target business could be adversely affected.

Most manufacturers of food and beverage products rely on sales efforts made by or through distributors and sales agencies. The loss of, or business disruption at, one or more of these distributors or sales agents that work on behalf of a target business with which we combine may harm our operating results. Most distribution and sales agency arrangements in the food and beverage industries are short-term or terminable at will by the manufacturer and the distributor or sales agent. There is no assurance that we or a target business could obtain additional or alternative distribution and sales agency arrangements on a timely basis if required, or that the terms would be acceptable to us. Our inability to enter into satisfactory distribution or sales agency arrangements, or the inability of a target business to maintain such arrangements after combining with us, could restrict our ability to implement our business plan or to penetrate markets necessary to develop our products successfully. If a target business we combine with uses distributors or sales agents to distribute its food or beverage products, our business may depend greatly on the maintenance of a strong distribution network.

Slotting fees and customer charges or charge-backs for promotion allowances, cooperative advertising and damaged, undelivered or unsold food or beverage products may have a significant impact on the operating results of any target business and may disrupt customer relationships on which a target business depends.

Retailers in the grocery industry charge slotting fees for access to shelf space and often enter into promotional and advertising arrangements with distributors and manufacturers that result in the sharing of promotional and advertising costs among the retail customer, distributor and/or manufacturer. As the retail grocery industry has consolidated and become more competitive, retail customers have sought greater participation by distributors and manufacturers in cooperative promotional and advertising arrangements, and are more inclined to pass on unanticipated increases in promotional and advertising costs to distributors and manufacturers. Additionally, retailers are exhibiting a greater willingness to take deductions for damaged, undelivered and unsold products or to return unsold products to distributors and manufacturers. Although the vast majority of distributors and manufacturers sell their food and beverage products to retailers without a right of return, the relatively small number of retail customers means, as a practical matter, that distributors and manufacturers may be required to accept returns even if their policies do not obligate them to do so. If a target business with which we combine is charged significant and unanticipated promotional allowances or advertising charges by retail customers, or if its customers take substantial charge-backs or return material amounts of food or beverage products, the operating results and liquidity of the target business could be harmed, perhaps substantially. Moreover, an unresolved disagreement with a retail customer concerning promotional allowances, advertising charges, charge-backs or returns could significantly disrupt or cause the termination of a customer relationship, immediately reducing our post-combination sales and liquidity. Because of the limited number of retail customers in the U.S. grocery market, the loss of even a single retail customer could have a long-term negative impact on our financial condition and revenues.

Changes in retail distribution arrangements can result in the temporary loss of retail shelf space and disrupt sales of food or beverage products, causing a target business’s sales to fall.

From time to time, retailers change distribution centers that supply some of their retail stores or change sales agencies that are responsible for stocking and maintaining food and beverage products in parts of their stores. If a new distribution center has not previously distributed a target business’s products in that region, or if a sales agency is not familiar with the target business’s products, it can take up to three months to get a retailer’s distribution center to begin distributing new products in its region or to arrange for a sales agency to represent and stock a target business’s products. Even if a retailer approves the distribution of products in a new region, product sales may decline while the transition in distribution or sales arrangements takes place. If a target business does not get approval to have its products offered in a new distribution region or if getting this approval takes longer than anticipated, our operating results may suffer. Likewise, if a target business cannot establish a relationship with a sales agent to stock food or beverage products in one or a number of stores, or if we temporarily lose shelf space during the time it takes to do so, our sales may decline.

If we fail to maintain and strengthen a target business’s food or beverage brands in existing markets or establish these brands in new markets, our post-combination sales may decline.

We may complete a business combination with one or more target businesses that have recognizable brands in the food or beverage industry. For the post-combination business to be successful, we will be required to maintain and strengthen those brands in existing markets and establish those branded products as preferred choices with consumers and retailers in new markets. Building brand recognition may involve incurring significant advertising, promotion and other marketing expenses that may not be offset by increases in sales. If a target business with which we combine is unsuccessful in establishing and strengthening its brands, our business, financial condition and operating results may be harmed.

Since we may acquire a target business in the food or beverage industries that is located outside the U.S., we may encounter risks specific to one or more countries in which we ultimately operate.

If we acquire a company that has operations outside the United States, we will be exposed to risks that could negatively impact our future results of operations following a business combination. Additionally, if the acquired company is in a developing country or a country that is not fully market-oriented, our operations may not develop in the same way or at the same rate as might be expected in the United States. The additional risks we may be exposed to in these cases include but are not limited to:

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	tax issues, such as tax law changes and variations in tax laws as compared to the U.S.;

•	cultural and language differences;

•	an inadequate banking system;

•	foreign exchange controls;

•	restrictions on the repatriation of profits or payment of dividends;

•	crime, strikes, riots, civil disturbances, terrorist attacks and wars;

•	nationalization or expropriation of property;

•	law enforcement authorities and courts that are inexperienced in commercial matters; and

•	deterioration of political relations with the United States.

Foreign currency fluctuations could adversely affect our business and financial results.

A target business with which we combine may do business and generate sales within other countries. Foreign currency fluctuations may affect the costs that we incur in such international operations. It is also possible that some or all of our operating expenses may be incurred in non-U.S. dollar currencies. The appreciation of non-U.S. dollar currencies in those countries where we have operations against the U.S. dollar would increase our costs and could harm our results of operations and financial condition.

Exchange controls and withholding taxes may restrict our ability to utilize our cash flow.

If we combine with a target business that has operations outside the United States, we may be subject to existing or future rules and regulations on currency conversion or corporate withholding taxes on dividends that may affect our ability to utilize our cash flow effectively, repatriate profits or pay dividends.

Because we must furnish our stockholders with target business financial statements prepared in accordance with and reconciled to U.S. generally accepted accounting principles, we will not be able to complete a business combination with some prospective target businesses unless their financial statements are first reconciled to U.S. generally accepted accounting principles.

The Federal securities laws require that a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports and proxy materials submitted to stockholders. Because our initial business combination must be with a target business that has a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $3.9 million or approximately $4.5 million if the over-allotment option is exercised in full) at the time of our initial business combination, we will be required to provide historical and/or pro forma financial information to our stockholders when seeking approval of a business combination with one or more target businesses. These financial statements must be prepared in accordance with, or be reconciled to, U.S. generally accepted accounting principles, or GAAP, and the historical financial statements must be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. If a proposed target business, including one located outside of the U.S., does not have financial statements that have been prepared in accordance with, or that can be reconciled to, U.S. GAAP and audited in accordance with the standards of the PCAOB, we will not be able to acquire that proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may combine.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete a combination with one or more target businesses;

•	success in retaining or recruiting, or changes required in, our officers, key employees or directors following a business combination;

•	executive officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving a business combination, as a result of which they would then receive expense reimbursements and their shares of common stock would become eligible for later release from escrow;

•	potential inability to obtain additional financing to complete a business combination;

•	limited pool of prospective target businesses;

•	securities’ ownership being concentrated;

•	potential change in control if we acquire one or more target businesses for stock;

•	risks associated with operating in the food and/or beverage industries;

•	public securities’ limited liquidity and trading, as well as the current lack of a trading market;

•	delisting of our securities from the OTC Bulletin Board or an inability to have our securities quoted on the OTC Bulletin Board following a business combination; or

•	use of proceeds not in trust or available to us from interest income, net of income taxes, on the trust account balance, and our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws and/or if and when management knows or has a reasonable basis on which to conclude that previously disclosed projections are no longer reasonably attainable.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be as set forth in the following table:

	Without Over- Allotment Option	Over-Allotment Option Exercised
Offering gross proceeds	$112,000,000	$128,800,000

Proceeds from warrant purchases by founding directors, certain of our other directors and a senior advisor	1,700,000	1,700,000

Total gross proceeds	$113,700,000	$130,500,000

Offering expenses (1)
Underwriting discount (7.0% of gross proceeds)	$7,840,000	$9,016,000
Legal fees and expenses (including Blue Sky fees)	300,000	300,000
Printing and engraving expenses	130,000	130,000
Miscellaneous expenses	78,915	78,915
Accounting fees and expenses	40,000	40,000
SEC registration fee	32,215	32,215
NASD registration fee	27,870	27,870

Total offering expenses	$8,449,000	$9,625,000

Proceeds after offering expenses	$105,251,000	$120,875,000

Net offering proceeds held in trust	$104,001,000	$119,625,000
Deferred underwriting discounts and commissions held in trust	3,920,000	4,508,000

Total held in trust	$107,921,000	$124,133,000

Net offering proceeds not held in trust	$1,250,000	$1,250,000

	Amount	Percent of Net Proceeds Not in Trust
Use of net proceeds not held in trust
Due diligence of prospective target businesses, including fees for market research or consultants used to perform due diligence, if any, and reimbursement of out-of-pocket due diligence expenses incurred by initial stockholders, officers or directors (2)	$350,000	28.0%
Legal, accounting and other non-due diligence expenses, including structuring and negotiating a business combination (2)	250,000	20.0
Payment for office space, administrative and support services to Hughes Consulting, Inc. and Jeltex Holdings, LLC ($10,000 per month for up to two years)	240,000	19.2
Legal and accounting fees relating to SEC reporting obligations	50,000	4.0
Working capital to cover miscellaneous expenses (potentially including deposits, down payments or funding of a “no-shop” provision for a proposed business combination), director and officer liability insurance premiums and reserves (2)	360,000	28.8

Total	$1,250,000	100.0%

(1)	A portion of the offering expenses have been paid from advances we received from Messrs. Hughes and Lewis described below. These advances will be repaid out of the proceeds of this offering not being placed in trust upon consummation of this offering.

(2)	Due diligence expenses and legal, accounting and non-due diligence expenses are expected to total $700,000 and $500,000, respectively. The difference between these amounts and the budgeted allocations from amounts not held in trust will be funded from interest income, net of income taxes payable, of up to $750,000 released to us from the trust account. Any such interest income not used for due diligence or legal, accounting and non-due diligence expenses will be usable by us to pay other expenses that may exceed our current estimates.

A total of approximately $107.9 million or approximately $124.1 million if the underwriters’ over-allotment option is exercised in full, of the net proceeds will be placed in a trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. Except for interest income released to us, net of income taxes, the proceeds held in trust will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. All amounts held in the trust account that are not converted to cash or released to us as interest income, net of income taxes, will be released on closing of our initial business combination with one or more target businesses which have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $3.9 million or approximately $4.5 million if the over-allotment option is exercised in full) at the time of such business combination, subject to a majority of our public stockholders voting in favor of the business combination and less than 20% of the public stockholders electing their conversion rights. Following release from the trust account of interest income, net of income taxes, on the trust account balance that we may use for working capital requirements and after payment of the conversion price to any public stockholders who exercise their conversion rights, the underwriters will receive their deferred underwriting discounts and commissions, and the remaining funds will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial combination occurs. If the business combination is paid for using stock or debt securities, we may apply the cash released to us from the trust account to general corporate purposes, including for maintenance or expansion of operations of acquired business, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies in the food and beverage industries, or for working capital.

We have estimated the expenses related to identification, negotiating and structuring an initial business combination at approximately $1.2 million, including approximately $700,000 for due diligence, market research and reimbursement of out-of-pocket costs, and $500,000 for legal, accounting and other non-due diligence expenses. Interest income, net of income taxes payable, of up to $750,000 on the balance in the trust account will be released to us to fund our working capital requirements. These funds will be used to pay due diligence and legal, accounting and other non-due diligence expenses exceeding the $600,000 allocated to such purposes from proceeds not held in trust and to pay other expenses that exceed our current estimates.

In contrast to many other companies with business plans similar to ours that must combine with one or more target businesses that have a fair market value equal to 80% or more of the acquiror’s net assets, we will not combine with a target business or businesses unless the fair market value of such entity or entities meets a minimum valuation threshold of 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions of approximately $3.9 million or approximately $4.5 million if the over-allotment option is exercised in full). We have used this criterion to provide investors and our management team with greater certainty as to the fair market value that a target business or businesses must have in order to qualify for a business combination with us. The determination of net assets requires an acquiror to have deducted all liabilities from total assets to arrive at the balance of net assets. Given the on-going nature of legal, accounting, stockholder meeting and other expenses that will be incurred immediately before and at the time of a business combination, the balance of an acquiror’s total liabilities may be difficult to ascertain at a particular point in time with a high degree of certainty. Accordingly, we have determined to use the valuation threshold of 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions of approximately $3.9 million or approximately $4.5 million if the over-allotment option is exercised in full) for the fair market value of the target business or businesses with which we combine so that our management team will have greater certainty when selecting, and our investors will have greater certainty when voting to approve or disapprove a proposed combination with, a target business or businesses that will meet the minimum valuation criterion for our initial business combination.

We have agreed to pay Hughes Consulting, Inc. and Jeltex Holdings, LLC, entities controlled by Messrs. Hughes and Lewis, respectively, a combined total of $10,000 per month for office space, administrative services and secretarial support. Mr. Hughes is our chief executive officer and a director, and Mr. Lewis is one of our directors. This arrangement is being agreed to by Hughes Consulting, Inc. and Jeltex Holdings, LLC for our benefit and is not intended to provide Messrs. Hughes and Lewis compensation in lieu of a salary or other remuneration because it is anticipated that the expenses to be paid by Hughes Consulting, Inc. and Jeltex Holdings, LLC will approximate the monthly reimbursement. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. Upon completion of a business combination or our liquidation, we will cease paying these monthly fees.

We intend to use the excess working capital to pay director and officer liability insurance premiums of approximately $340,000, with the balance of approximately $20,000 being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates. We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors and may include engaging market research firms and/or third party consultants. Our officers, directors and initial stockholders, or their affiliates or associates, will not receive any compensation for their due diligence of prospective target businesses, but would be reimbursed for any out-of-pocket expenses (such as travel expenses) incurred in connection with such due diligence activities. We have agreed with the representatives that our audit committee will review and approve all expense reimbursements made to our officers, directors or senior advisors and that any expense reimbursements payable to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

We believe that the amounts not held in trust will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that the research previously conducted by Messrs. Hughes and Lewis identified a number of potential target business candidates, and that in-depth due diligence will be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from our initial stockholders, but none of such persons is under any obligation to advance funds to, or invest in, us.

If we complete a business combination, the out-of-pocket expenses incurred by our officers and directors prior to the business combination’s closing will become an obligation of the post-combination business, assuming these out-of-pocket expenses have not been reimbursed prior to the closing. These expenses would be a liability of the post-combination business and would be treated in a manner similar to any other account payable of the combined business. Our officers and directors may, as part of any such combination, negotiate the repayment of some or all of any such expenses. If the target business’s owners do not agree to such repayment, this could cause our management to view such potential business combination unfavorably and result in a conflict of interest.

We had previously agreed to compensate Robert S. Gluck and his consulting firm, Matthew Robert Associates, for assistance they were to provide to us in identifying and negotiating with potential target businesses. However, on November 4, 2005, Messrs. Hughes and Lewis agreed to sell to Mr. Gluck 123,530 and 205,882 shares of common stock, respectively, owned by them or an aggregate of 329,412 shares, for a purchase price of approximately $.00714 per share. As a stockholder, Mr. Gluck is prohibited from receiving any compensation from us and, accordingly, we and Mr. Gluck agreed to rescind the prior consulting agreement with him and Matthew Robert Associates on November 4, 2005. Mr. Gluck also agreed to become a vice chairman of Boulder Specialty Brands on November 4, 2005.

To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business.

As of the date of this prospectus, Messrs. Hughes and Lewis have advanced to us a total of $200,000 which was used to pay a portion of the expenses of this offering referenced in the line items above for the SEC registration fee, NASD registration fee, and accounting and legal fees and expenses. These advances are non-interest bearing, unsecured and are due at the earlier of March 31, 2006 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not being placed in trust.

It is possible that we could use a portion of the funds not in the trust account to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination. We believe the net proceeds from the offering will be sufficient to fund the evaluation, negotiation and other expenses attendant to consummating a business combination even if we make such a payment. However, in the event that such deposit were large enough (thereby depleting enough of our non-trust account assets) or in the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses related to completing the business combination or finding another suitable business combination without securing additional financing. Although they are not obligated to do so, it is possible that our initial stockholders could advance us the additional required funds, thereby increasing the amount of excess out-of-pocket expenses that could be reimbursed following a business combination. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate.

The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be invested only in United States “government securities,” defined as any Treasury Bill issued by the United States having a maturity of 180 days or less, so that we are not deemed to be an investment company under the Investment Company Act. According to the Federal Reserve Statistical Release dated December 12, 2005 referencing historical interest rate data which appears on the Federal Reserve website, U.S. Treasury Bills with four week, three month and six month maturities were yielding as of December 9, 2005 3.54%, 3.85% and 4.13%, respectively. While we cannot assure you the balance of the trust account will be invested to yield these rates, we believe such rates are representative of those we may receive on the balance of the trust account. Interest income, net of income taxes payable on such interest, of up to $750,000 on the trust account balance is releasable to us from the trust account to fund a portion of our working capital requirements. Following consummation of this offering, we believe the funds available to us outside of the trust account, together with interest income, net of income taxes on such interest, of up to $750,000 on the balance of the trust account to be released to us for working capital requirements, will be sufficient to allow us to operate for at least the next 24 months, assuming a business combination is not completed during that time.

Other than the $10,000 aggregate per month administrative fees described above, no compensation of any kind (including finder’s and consulting fees) will be paid to any of our initial stockholders, or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the business combination. However, our initial stockholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. To the extent that such expenses exceed the available proceeds not deposited in the trust account and interest income, net of income taxes, of up to $750,000 that is released to us from the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. Since the role of present management after a business combination is uncertain, we have no current ability to determine what remuneration, if any, will be paid to those persons after a business combination.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account, net of taxes payable with respect to such interest, and less interest income, net of income taxes, released to us from the trust account) only in the event of our liquidation if we fail to complete a business combination within the allotted time or if the public stockholder seeks to convert such shares into cash in connection with a business combination that the public stockholder voted against and that we actually complete. In no other circumstances will a public stockholder have any right or interest of any kind in or to funds in the trust account.

On completion of an initial business combination, the underwriters will receive the deferred underwriters’ discounts and commissions held in the trust account. If we are unable to complete an initial business combination and the trustee must therefore distribute the balance in the trust account on our liquidation, the underwriters have agreed (i) to forfeit any rights or claims to the deferred underwriting discounts and commissions in the trust account, and (ii) that the trustee is authorized to distribute the deferred underwriting discounts and commissions to the public stockholders on a pro rata basis.

DIVIDEND POLICY

We have not paid any dividends on our common stock to date and will not pay cash dividends prior to the completion of a business combination. After we complete a business combination, if ever, the payment of dividends will depend on our revenues and earnings, if any, capital requirements and general financial condition. The payment of dividends after a business combination will be within the discretion of our then-board of directors. Our board currently intends to retain any earnings for use in our business operations and, accordingly, we do not anticipate the board declaring any dividends in the foreseeable future.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock. The information below assumes the payment in full of the underwriters’ discounts and commissions, including amounts held in the trust account, and no exercise of the over-allotment option.

At September 30, 2005, our net tangible book value was a deficiency of $227,505, or approximately $(0.07) per share of common stock. After giving effect to the sale of 14,000,000 shares of common stock included in the units, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 2,798,600 shares of common stock which may be converted into cash) at September 30, 2005 would have been $88,405,428 or $6.01 per share, representing an immediate increase in net tangible book value of $6.08 per share to the initial stockholders and an immediate dilution of $1.99 per share or 24.9% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $20,789,800 less than it otherwise would have been because if we effect a business combination, the conversion rights to the public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account as of the record date for the determination of stockholders entitled to vote on the business combination, inclusive of any interest and net of any taxes due on such interest, divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$8.00
Net tangible book value before this offering	$(0.07)
Increase attributable to new investors	6.08

Pro forma net tangible book value after this offering		6.01

Dilution to new investors		$1.99

The following table sets forth information with respect to our initial stockholders and the new investors:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Initial stockholders	3,500,000	20.0%	$25,000.02%		$.0071
New investors	14,000,000	80.0	112,000,000	99.98	$8.000

Total	17,500,000	100.0%	$112,025,000	100.0%

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before the offering	$(227,505)
Net proceeds from this offering and from sale of founding director warrants	109,171,000
Offering costs paid in advance and excluded from tangible book value before this offering	251,733
Less: proceeds held in trust subject to conversion to cash ($104,001,000 × 19.99%)	(20,789,800)

$88,405,428

Denominator:
Shares of common stock outstanding prior to the offering	3,500,000
Shares of common stock included in the units offered	14,000,000
Less: shares subject to conversion (14,000,000 × 19.99%)	(2,798,600)

14,701,400

CAPITALIZATION

The following table sets forth our capitalization at September 30, 2005 and as adjusted to give effect to the sale of our units and the founding director warrants and the application of the estimated net proceeds derived from the sale of such securities:

	September 30, 2005
	Actual	As Adjusted
Notes payable to stockholders(1)	$200,000	$—

Total debt	$200,000	$—

Common stock, -0- and 2,798,600 shares which are subject to possible conversion, shares at conversion value(2)	$—	$20,789,800

Stockholders’ equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	$—	$—

Common stock, $0.0001 par value, 75,000,000 shares authorized; 3,500,000 shares issued and outstanding; 14,701,400 shares issued and outstanding (excluding 2,798,600 shares subject to possible conversion), as adjusted	$350	$1,470
Additional paid-in capital(3)	336,150	88,716,230
Deficit accumulated during the development stage	(312,272)	(312,272)

Total stockholders’ equity	$24,228	$88,405,428

Total capitalization	$224,228	$109,195,228

(1)	Notes payable to stockholders are comprised of two promissory notes issued in equal $100,000 amounts to Messrs. Hughes and Lewis. The notes are due at the earlier of March 31, 2006 or the closing of this offering.

(2)	If we consummate a business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust account (initially approximately $7.709 per share), inclusive of any interest thereon and net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust account, and net of interest income (net of income taxes) previously released to us for working capital requirements, as of two business days prior to the proposed consummation of a business combination divided by the number of shares sold in this offering.

(3)	Includes $1.7 million payable on closing of this offering by the founding directors, certain of our other directors and a senior advisor for the purchase of 1,000,000 founding director warrants, and $3,920,000 in deferred underwriting discounts and commissions.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

Overview

We were formed on May 31, 2005, to effect a merger, stock exchange, asset acquisition or similar business combination with an operating business or businesses which we believe has significant growth potential. We do not have any specific business combination under current consideration, and except as otherwise disclosed herein, neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination. We intend to effect a business combination using cash from the proceeds of this offering, our capital stock, debt or a combination of cash, stock and debt. The issuance of additional shares of our stock in a business combination:

•	may significantly reduce the equity interest of our stockholders;

•	will likely cause a change in control if a substantial number of shares of our stock are issued, which may affect, among other things, our ability to use our net operating loss carry-forwards, if any, and may also result in the resignation or removal of one or more of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, debt securities issued by us in a business combination may result in:

•	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants requiring the maintenance of certain financial ratios or reserves and any such covenant was breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such debt security was outstanding.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of a business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through receipt of $25,000 in stock subscriptions from our initial stockholders and advances from Messrs. Hughes and Lewis that are more fully described below. We estimate that the net proceeds from (i) the sale of the units, after deducting offering expenses of approximately $609,000 and underwriting discounts of approximately $7.8 million (or approximately $9.0 million if the underwriters’ over-allotment option is exercised in full), and (ii) the sale of the founding director warrants concurrently with the closing of this offering for a purchase price of $1.7 million, will be approximately $109.2 million (or $125.4 million if the underwriters’ over-allotment option is exercised in full). Of this amount, approximately $107.9 million (or approximately $124.1 million if the underwriters’ over-allotment option is exercised in full), will be held in trust, which includes $3.9 million (or $4.5 million if the underwriters’ over-allotment option is exercised in full) of deferred underwriting discounts and commissions. The remaining $1.25 million will not be held in trust. We will use substantially all of the net proceeds of this offering to acquire one or more target businesses, including identifying and evaluating prospective target businesses, selecting one or more target businesses, and structuring, negotiating and consummating the business combination. To the extent we use our capital stock in whole or in part as consideration for a business combination, the proceeds held in the trust account (less underwriting discounts and commissions and amounts paid to any public stockholders who exercise their conversion rights) as well as any other net proceeds not expended prior to that time will be used to finance the operations of the target business or businesses.

Following consummation of this offering, we believe the funds available to us outside of the trust account, together with interest income, net of income taxes on such interest, of up to $750,000 on the balance of the trust account to be released to us for working capital requirements, will be sufficient to allow us to operate for at least the next 24 months, assuming a business combination is not completed during that time. Our primary liquidity requirements include approximately $700,000 for expenses for the due diligence and investigation of a target business or businesses; approximately $500,000 for legal, accounting and other expenses associated with structuring, negotiating and documenting an initial business combination; $240,000 for administrative services and support payable equally to Hughes Consulting, Inc. and Jeltex Holdings, LLC, affiliates of Messrs. Hughes and Lewis, representing an aggregate of $10,000 per month for up to 24 months; $50,000 for legal and accounting fees relating to our SEC reporting obligations; and approximately $360,000 for general working capital that will be used for miscellaneous expenses and reserves, including approximately $340,000 for director and officer liability insurance premiums. Of these amounts, we will fund $350,000 for due diligence, market research and reimbursement of out-of-pocket costs and $250,000 for legal, accounting and other non-due diligence expenses, and other expenses that may exceed our current estimates, from interest income, net of income taxes, on the balance of the trust account released to us.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds were required to consummate a business combination that is presented to us. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of a business combination.

It is possible that we could use a portion of the funds not in the trust account to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination. In the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to pay expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate.

Related Party Transactions

As of the date of this prospectus, Stephen B. Hughes, our chairman, chief executive officer and a director, and James E. Lewis, a vice chairman and director, have advanced on our behalf a total of $200,000 for payment of offering expenses. These advances are non-interest bearing, unsecured and are due at the earlier of March 31, 2006 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not placed in trust. Please see “Certain Transactions” for further information concerning such advances.

Concurrently with the closing of this offering, Messrs. Hughes and Lewis, certain of our other directors and a senior advisor will purchase a combined total of 1,000,000 founding director warrants from us for a purchase price of $1.70 per warrant. The founding director warrants have terms and provisions that are identical to the warrants included in the units being sold in this offering, except that the founding director warrants (i) will not be transferable or salable by the purchasers who initially purchase these warrants from us until we complete a business combination, (ii) will be non-redeemable so long as these persons hold such warrants, and (iii) are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed on or before the date of this prospectus, or if an exemption from registration is then available. The transfer restriction does not apply to transfers occasioned by operation of law or for estate planning purposes.

Critical Accounting Policies

Our financial statements are and will be based on the selection and application of generally accepted accounting principles, which require us to make estimates and assumptions about future events that affect the amounts reported in our financial statements and the accompanying notes. Future events and their effects cannot be determined with certainty. Therefore, the determination of estimates requires the exercise of judgment. Actual results could differ from those estimates, and any such differences may be material to our financial statements. We expect to adopt new accounting policies at the time we complete a business combination that address those critical accounting issues that are necessary for a fair presentation of the financial statements and our overall financial statement presentation. The critical accounting policies adopted at that time will involve a higher degree of judgment and complexity in their application than our current accounting policies. Our significant current accounting policies are presented within Note 1 to our financial statements.

New Accounting Pronouncements

In March 2004, the EITF reached a final consensus on Issue 03-01, The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments, to provide additional guidance in determining whether investment securities have an impairment which should be considered other-than-temporary.

In November 2004, the FASB issued SFAS No. 151 “Inventory Costs — an amendment of ARB No. 43, Chapter 4”. Statement 151 requires that certain abnormal costs associated with the manufacturing, freight, and handling costs associated with inventory be charged to current operations in the period in which they are incurred.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), “Share-Based Payment”, which replaces SFAS No. 123 and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees.” Statement 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values beginning with the first annual reporting period after June 15, 2005, with early adoption encouraged. We intend to implement Statement 123R effective April 1, 2006, to the extent it applies to us. The pro forma disclosures previously permitted under Statement 123 no longer will be an alternative to financial statement recognition. Under Statement 123R, we must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at the date of adoption. We plan to adopt the standard using the modified prospective method, as permitted by the standard. The modified prospective method requires the compensation expense be recorded for all unvested share-based compensation awards at the beginning of the first quarter of adoption.

In December 2004, the FASB issued SFAS No. 153 “Exchanges of Nonmonetary Assets-amendment of APB Opinion No. 29”. Statement 153 eliminates the exception to fair value for exchanges of similar productive assets and replaces it with a general exception for exchange transactions that do not have commercial substance, defined as transactions that are not expected to result in significant changes in the cash flows of the reporting entity. The statement will be effective in January 2006.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections,” which will require that, unless it is impracticable to do so, a change in an accounting principle be applied retrospectively to prior periods’ financial statements for all voluntary changes in accounting principles and upon adoption of a new accounting standard if the standard does not include specific transition provisions. Statement 154 supersedes

Accounting Principles Board Opinion No. 20, “Accounting Changes” (APB No. 20), which previously required that most voluntary changes in accounting principles be recognized by including in the current period’s net income (loss) the cumulative effect of changing to the new accounting principle. Statement 154 also provides that if an entity changes its method of depreciation, amortization, or depletion for long-lived, nonfinancial assets, the change must be accounted for as a change in accounting estimate. Under APB No. 20, such a change would have been reported as a change in an accounting principle. Statement 154 will be applicable to accounting changes and error corrections made by us commencing in 2006. The effect on us of applying this new standard will depend upon whether material voluntary changes in accounting principles, changes in estimates or error corrections occur and transition and other provisions included in new accounting standards.

We cannot currently estimate if adoption of the statements and issue described above will have an effect on our operating results, financial condition or cash flows.

Controls and Procedures

We do not currently, and are not required to, maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act of 2002. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2006. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal control. We expect that we will assess the internal controls of our target business or businesses preceding the completion of a business combination and will then implement a schedule for implementation and testing of such additional controls as we may determine are required to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of its internal controls. Many small and mid-sized target businesses we consider for a business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recordation of expenses and liabilities in the period to which they relate;

•	proof of internal review and approval of accounting items;

•	documentation of key accounting assumptions, estimates and/or conclusions; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financial reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to assess management’s report on internal controls and to render an opinion on such report when required by Section 404. Additional matters concerning a target business’s internal controls may be identified in the future when the assessment and testing is performed.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. government treasury bills with a maturity of 180 days or less. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Within the food and beverage industries, the principal market risks that we expect to encounter relate to the prices paid for ingredients and raw materials used in food and beverage products. These risks generally reflect external factors such as weather conditions, changes in crop and animal population sizes, commodity market fluctuations, availability of substitute ingredients or raw materials, export demand, import duties, currency fluctuations and the effects of governmental support programs. The prices of raw materials used in the food and beverage industries can be expected to fluctuate as a result of these factors, which can lead to retail price volatility and intense price competition, and can influence consumer and trade buying patterns.

Off-balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of November 30, 2005, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K, and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

Seasonality and Other Factors

The food and beverage businesses generally reflect seasonal trends based on consumer preferences for hot products in the cooler months of the year and cold or frozen products in the warmer months of the year. Quarterly operating results may also fluctuate due to a number of factors common to many food and beverage businesses, including the timing of trade promotions, advertising and consumer promotions and other factors such as abnormal and inclement weather patterns and unanticipated increases in commodity, energy or other operating costs. As the growing season for produce in North America extends from June through September in most regions, if we combine with a food manufacturer that uses produce or buys produce for contract manufacturing by a third party, the liquidity needs of the post-combination business will be greatest during that period. The impact of these factors cannot be forecast reliably and may significantly impact the operations of a target business with which we combine. In addition, if the operating results of a target business with which we combine fall below the expectations of securities analysts and investors due to seasonal and other factors such as those described above, the price of our securities may decline.

Inflation

To date, inflation has not had a material impact on our financial operations.

PROPOSED BUSINESS

Introduction

We are a recently organized Delaware blank check company formed to complete a business combination with one or more operating businesses. We do not have any specific merger, stock exchange, asset acquisition or other business combination under consideration or contemplation and, except as otherwise disclosed herein, we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction. To date our efforts have been limited to organizational activities as well as activities related to this offering. We intend to focus our efforts to conclude a business combination on target businesses in the food and beverage industries.

Sector Focus

We expect to evaluate target businesses in the U.S. or internationally that operate in sectors of the food and beverage industries, which we believe currently offer a favorable environment both for completing one or more business combinations and operating the target business or businesses. This belief is based on, among other things, our management team’s familiarity with the food and beverage industries and their backgrounds within those industries. This belief is also supported by published statistics concerning growth in the food and beverage categories such as those released by ACNielson, or Nielson. According to an Executive News Report from Nielson dated December 2004, global sales of nonalcoholic beverages increased 5%, confectionary products and snacks sales increased 4%, and sales of ready-to-eat meals increased 3% in the 12 month period ended July 2004 compared to the 12 month period ended July 2003. Within these major product areas, categories that experienced high sales growth rates within measured markets in North America, Europe, Latin America, Asia Pacific countries and emerging markets included soy-based drinks (+31% in 20 measured markets), drinkable yogurts (+19% in 40 measured markets), refrigerated complete meals (+10% in 15 measured markets), sports/energy drinks (+10% in 48 measured markets), ready-to-drink non-carbonated beverages (+8% in 55 measured markets), frozen and refrigerated meat (+7% in 25 and 19 markets, respectively), refrigerated desserts (+7% in 27 measured markets), bottled water (+6% in 53 measured markets), and shelf stable fruits/nuts (+6% in 26 measured markets). We did not rely on the research conducted by Messrs. Hughes and Lewis to reach the conclusion that there is a favorable environment to combine with small or mid-size businesses in the food or beverage industries, but that research supports the expectation that target businesses in the food or beverage industries may be available for purchase.

We intend to direct our efforts toward identifying target businesses active in the following sectors of the food and beverage industries, including companies that manufacture, develop, market or distribute branded or private label:

•	regionally distributed food and beverage products;

•	specialty and ethnic foods and beverages;

•	natural and organic foods and beverages; and

•	fresh, frozen, ready-to-eat and shelf-stable packaged foods.

We will focus our evaluations on target businesses that we believe offer one or more of the following characteristics:

•	opportunities for product line extensions and new product introductions;

•	rebranding and/or product repositioning opportunities;

•	diversification opportunities among customers and distribution channels;

•	sales and distribution systems that can be leveraged to realize economies of scale and/or to capitalize on market expansion opportunities; and

•	market development opportunities through add-on acquisitions.

We believe that these characteristics are those that will best position us to drive organic growth and achieve increased profitability from the target business. More specifically, we intend to focus on target businesses that have operating strengths in one or more of the following sectors of the food and beverage industries:

•	marketing and sales/customer diversification;

•	manufacturing and distribution;

•	strong brand/private label positioning; and

•	expandable specialty market presence.

We will employ a disciplined approach to identifying, evaluating and negotiating with potential target businesses and will focus our efforts on selecting what we believe is the best opportunity or opportunities for us to grow and make a post-combination business more profitable. We do not expect to limit our selection process to those businesses that only operate in one sector of the food or beverage industries. However, we believe that these sectors, broadly speaking, offer the best possibilities for identifying target businesses with which we may combine. Assuming we complete our initial business combination, we may pursue additional business combinations to drive organic sales growth, penetrate complementary markets, introduce new products and broaden our sources of revenue.

The information below concerning the sectors of the food and beverage industries in which we will focus our efforts to identify potential target businesses should be considered in conjunction with the criteria we discuss below under “—Selection of a target business and structuring of a business combination.” While the marketing and sales opportunities, manufacturing and distribution strengths, brand or private label positioning and expandable specialty market presence of a target business will be among the important factors considered by us in evaluating a potential target business, we also expect to consider the other factors described under “ —Selection of a target business and structuring of a business combination” when evaluating target businesses. In particular, the financial condition, historical results of operations, growth potential, competitive position, and the degree of market acceptance of a target business’s products or services are likely to play a particularly important role in our evaluations of potential target businesses. We anticipate that our search for potential target businesses will involve making contacts with candidates through members of our management team, researching food and beverage target business candidates using the Internet, contacting owners of food and beverage businesses identified through the research previously conducted by Messrs. Hughes and Lewis, and seeking referrals from investment bankers or business brokerage companies that are active in the food and beverage markets.

Marketing and Sales/Customer Diversification

A number of small and mid-sized food and beverage businesses that sell branded and private label products generate a majority of their revenues from sales to retail grocery chains. The food and beverage businesses that market these products have in some instances been unable to penetrate adequately other distribution channels such as mass merchandisers, club stores, discount retailers, food service companies, and specialty retailers that market natural, organic, ethnic, and other category-specific foods and beverages. We believe that cross-marketing opportunities among distribution channels can favorably impact sales and distribution efficiencies, and that our management team’s experience in multi-category sales and distribution of foods and beverages may enhance our ability to seek out and secure channel cross-marketing opportunities.

Similarly, many small and mid-sized businesses in the food and beverage industries have obtained regional distribution in one or among several distribution channels, but lack the ability to, or have been unsuccessful in, expanding into adjacent regional markets or the national market. Our management team is experienced in the roll-out of food and beverage products both on a regional and national basis. We also expect to evaluate whether potential target businesses can introduce complementary products that are natural extensions of their existing product lines, or new food or beverage products that will make more efficient the customers’ management of a particular product category and/or leverage the target business’s sales and distribution infrastructure.

We also expect to evaluate how food or beverage products that have achieved market penetration within one market segment may offer expansion possibilities into ancillary market segments. For example, if we evaluate a fresh produce business for a potential combination, we may consider how that business could be expanded into packaging and distribution of frozen or ready-to-eat produce or food products containing such produce.

Manufacturing and Distribution

The manufacturing and distribution sectors of the food and beverage industries have recently consolidated as larger manufacturers have sold off non-core business lines and made strategic acquisitions to maximize economies of scale in raw material sourcing, production and distribution. Pricing pressures at the retail level have caused mid-tier and smaller food and beverage producers to reevaluate their manufacturing commitment and, in some cases, to outsource production to contract manufacturing operations that can realize greater production efficiencies than captive manufacturing facilities. As the manufacturing business has become more stratified, we believe that smaller businesses with manufacturing operations that may represent business combination opportunities for us may:

•	have opportunities to outsource production and realize manufacturing cost reductions;

•	be able to increase production efficiencies by serving as a contract manufacturer for third parties or for target businesses purchased through add-on acquisitions;

•	better leverage current production capacity by adding private label manufacturing to branded production and vice versa; or

•	be able to capitalize on other dislocations or inefficiencies in the manufacturing process, such as identifying more cost-effective raw material sources or selectively upgrading manufacturing processes in applications that offer favorable returns on investment.

We expect to evaluate target businesses that may possess one or several of these attributes and that may benefit from the production and outsourcing experience possessed by our management team.

Mirroring the consolidation in the manufacturing sector, the search for distribution efficiencies has resulted in strategic mergers and acquisitions among sales agencies and distribution businesses across the U.S. As retailers have sought to minimize inventory investment and maximize their returns on store shelf space, the need for value-added distribution and efficient category management has increased. These needs have led to the formation of integrated national sales agency networks and national distributors, as well as specialty distribution businesses that provide distribution services for niche brands, products with lower sales velocities, and some private label products. Just as food and beverage production may offer outsourcing, consolidation and cross-marketing opportunities, we believe existing distribution operations may offer similar opportunities for growth, cost synergies and diversification that increase infrastructure utilization rates.

Strong Brand/Private Label Positioning

Small and mid-sized food or beverage businesses with strong brand equity that can be leveraged through strategic introductions of complementary products are among those target businesses that we will consider for a business combination. Because brand awareness is a significant component in a consumer’s decision to purchase one product over another in the highly competitive food and beverage industries, we will evaluate brand strength and a brand’s intellectual property protection (including trademark registrations for brand names, as well as copyrights on artwork and package designs) when considering brand equity. Moreover, if a manufacturer has a dominant or strong position in production of private label foods or beverages in a market segment that we believe can be expanded or added to by product line extensions, or that can be marketed more effectively through branding and marketing campaigns, we will consider these factors in our selection process as well.

Expandable Specialty Market Presence

We believe that small and mid-sized businesses that produce or market specialty foods or beverages such as organic, natural, and ethnic products may be attractive target businesses, especially if the products have a market presence that can be expanded into other geographic regions, customer channels, or complementary product lines. While the markets for specialty food and beverage products generally tend to be smaller than more widely consumed foods and beverages, specialty products also carry higher margins and will often require smaller promotional campaigns or advertising commitments. In those instances where a target business has attained a meaningful market share for one or more specialty products, we may also consider whether reformulating or repackaging would be effective in increasing current market share, facilitating the introduction of complementary products, or expanding sales through entry into new geographic markets or customer channels.

Competitive Advantages

We believe the background and experience of our executive officers and directors bring us two principal competitive advantages:

Management and Board Expertise	Established Deal Sourcing Network
We believe that the strong combination of experience and background of our management team and members of the board of directors in the food and beverage industries should attract to us well positioned target businesses. Our management and board members have experience in virtually all aspects of the food and beverage industries, such as sourcing, manufacturing, distributing, strategic planning and execution, marketing, sales, advertising and promotion.	Our management team and directors have extensive contacts for referrals to potential target businesses in the food and beverage industries. These contacts and sources include private and public companies in the food and beverage industries, executives employed with, and consultants engaged by, these businesses, and investment bankers, attorneys and accountants. These contacts arose from the prior business activities of our executive officers and directors.

Our executive officers and directors are identified, and highlights of their backgrounds are included, in this prospectus under “Management—Directors and Executive Officers.”

No Assurance of Future Services from Executive Officers or Board Members

The future role of our key personnel following a business combination is not currently known. Our executive officers and directors are not obligated to remain with us after a business combination. While we believe that one or more target businesses with which we may combine will find our executive officers and directors to be highly experienced and attractive candidates to fill post-combination officer and director positions, we cannot assure you that a combination agreement will call for the retention of our current management team. If the agreement does not, our executive officers and directors may not continue to serve in those capacities after a business combination. You should also be aware that despite the competitive advantages we believe we enjoy, we remain subject to significant competition with respect to identifying and executing a business combination.

Senior Advisors

In addition to our board of directors, we also have access to two senior advisors, Messrs. Michael R. O’Brien and John T. Stofko, with the backgrounds and experience to assist us in evaluating target businesses and completing a business combination. The senior advisors and highlights of their experience in the food and beverage industries are included in this prospectus under “Management-Senior Advisors.”

Messrs. O’Brien and Stofko are two of our initial stockholders and for that reason we are prohibited from compensating them for any advisory services they render to us.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to utilize the cash proceeds of this offering, our capital stock, debt or a combination of these as the consideration to be paid in a business combination. While substantially all of the net proceeds of this offering are allocated to completing a business combination, the proceeds are not otherwise designated for more specific purposes. Accordingly, prospective investors will at the time of their investment in us not be provided an opportunity to evaluate the specific merits or risks of one or more target businesses. If we engage in a business combination with a target business using our capital stock and/or debt financing as the consideration to fund the combination, proceeds from this offering will then be used to undertake additional acquisitions or to fund the operations of the target business on a post-combination basis. We may engage in a business combination with a company that does not require significant additional capital but is seeking a public trading market for its shares, and which wants to merge with an already public company to avoid the uncertainties associated with undertaking its own public offering. These uncertainties include time delays, compliance and governance issues, significant expense, a possible loss of voting control, and the risk that market conditions will not be favorable for an IPO at the time the offering is ready to be sold. Alternatively, we may seek to consummate a business combination with a company that is financially unstable or in the development stage. We may seek to effect a business combination with more than one target business, although our limited resources may serve as a practical limitation on our ability to do so.

Prior to completion of a business combination, we will seek to have all vendors, prospective target businesses or other entities, which we refer to as potential contracted parties or a potential contracted party, that we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. In the event that a potential contracted party were to refuse to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. Examples of instances where we may engage a third party that refused to execute a waiver would be the engagement of a third party consultant whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or a situation in which management does not believe it would be able to find a provider of required services willing to provide the waiver. If a potential contracted party refuses to execute such a waiver, then Messrs. Hughes and Lewis will be personally liable to cover the potential claims made by such party but only if, and to the extent, that the claims would otherwise reduce the trust account proceeds payable to our public stockholders in the event of a liquidation and the claims were made by a vendor for services rendered, or products sold, to us. However, if a potential contracted party executes a waiver, then Messrs. Hughes and Lewis will have no personal liability as to any claimed amounts owed to a contracted party. In this regard, the purchase agreement under which Messrs. Hughes and Lewis, certain of our other directors and a senior advisor have agreed to purchase 1,000,000 founding director warrants includes a waiver to any right, title, interest or claim of any kind to monies held in the trust account.

We have not identified a target business in the food or beverage industries, although prior to our formation our founding directors researched prospective acquisition targets in the food and beverage industries and had discussions with three companies about potentially purchasing these companies

Except as described below, we do not have any specific business combination under consideration and we have not, nor has anyone on our behalf, contacted any potential target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business. Two members of our management team, Messrs. Hughes and Lewis, previously researched and discussed with three companies that operate in the food and beverage industries the possibility of acquiring one or more of such businesses in conjunction with a private placement financing through a newly formed company or through a corporation in which Mr. Lewis is the controlling stockholder, Centennial Specialty Foods Corporation, or Centennial. Centennial did not have, nor does it currently have, the financial resources to acquire any of the companies with which Messrs. Hughes and Lewis had such discussions. As a result, a potential acquisition made through Centennial would have required Centennial to complete a private placement or public offering for the purpose of providing the capital resources necessary to consummate any acquisitions for cash. The research and discussions described below took place between February and April 2005. The research was not used to determine the amount of proceeds to be raised in this offering. Rather, the amount of this offering was determined based upon the belief held by Messrs. Hughes and Lewis that a pool of capital of at least $80 million would offer an acquiring company such as ours a significant number of potential acquisitions in the food and beverage industries, either on a stand-alone basis or in combination with another target business. As indicated under “Risk Factors,” the valuation of our company is much more arbitrary than a valuation of an operating company of a similar size and, to a significant degree, the valuation arrived at in connection with this offering is a function of the valuation of other companies that have completed public offerings that are similar to ours.

The discussions among Messrs. Hughes and Lewis, on the one hand, and the three businesses contacted by Messrs. Hughes and Lewis, on the other hand, were preliminary in nature. While potential purchase prices and terms were discussed with two out of three of the acquisition candidates and Messrs. Hughes and Lewis prepared two suggested outlines of proposed terms under which such companies might be acquired, there were no:

•	oral agreements to acquire or be acquired of any nature made or agreed upon between Messrs. Hughes and Lewis, or either of them, on the one hand, and the acquisition candidates, on the other hand;

•	letters of intent prepared or tendered to the other party by Messrs. Hughes and Lewis or the acquisition candidates;

•	preliminary or definitive agreements reached or agreed upon, either orally or in writing, and none of these acquisitions was probable or is probable at the date hereof. Messrs. Hughes and Lewis conducted all such research. An officer of Centennial met with Messrs. Hughes and Lewis on a few occasions and provided unpaid assistance with slide preparation and informal advice on strategy. All research performed, and discussions held, regarding such potential acquisitions occurred prior to our formation and were immediately terminated once Messrs. Hughes and Lewis determined that proceeding with one or more business combinations within the food and beverage industries could involve the use of an entity such as Boulder Specialty Brands. Messrs. Hughes and Lewis became aware of the possible use of an entity such as ours through discussions with Roth Capital Partners and determined to use this method of financing based on such discussions. At that time, Messrs. Hughes and Lewis advised the three companies with which they had previously held preliminary discussions that they were discontinuing all such discussions, and confirmed that those three companies had no formal or informal commitment to Messrs. Hughes and Lewis or any of their affiliates, and were therefore free to engage in discussions with, or be acquired by, any other party. Messrs. Hughes and Lewis also advised these companies of their intent to form an entity with a business plan such as that of Boulder Specialty Brands and stated that they were prohibited from having any discussions with the three companies in question until following completion of a public offering by such an entity. Messrs. Hughes and Lewis further advised these companies that Messrs. Hughes and Lewis and their affiliates, including a company such as ours, have no obligation to reinstitute discussions with such companies and could elect to do so, or not to do so, in their sole discretion. Any such decision will be made by our board of directors, with Messrs. Hughes and Lewis recusing themselves from any vote taken in connection with a decision to reinstitute or not reinstitute discussions with these three companies.

We have voluntarily disclosed to the SEC the identities of the companies that Messrs. Hughes and Lewis considered as acquisition candidates. Since that time, one of these potential acquisition candidates has been acquired by another company with operations in the non-alcoholic beverage industry. We have also voluntarily provided to the SEC all research and other information prepared by Messrs. Hughes and Lewis about all prospective acquisition candidates they reviewed. This information was supplied supplementally to the SEC.

Our management team is aware of the restrictions that apply to the identification, negotiation and agreements between us and prospective target businesses and the disclosure required in connection therewith. Other than these prior exploratory discussions and management having advised a number of its contacts that a pool of capital is being raised to pursue a business combination after the completion of this offering, neither we nor any of our agents or affiliates have conducted any research or taken any measures, directly or indirectly, to locate or contact a target business.

We will focus our search for potential target businesses with which to complete a business combination on businesses operating in the food and beverage industries. None of our officers, directors, promoters or other affiliates is currently engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, stock exchange, asset acquisition or similar business combination.

Subject to the requirement that a target business have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $3.9 million or approximately $4.5 million if the over-allotment option is exercised in full) at the time of our initial business combination, we have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses in the food or beverage industries. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. If we combine with a financially unstable company or an entity in the development stage, including an entity lacking an established record of sales or earnings, we may be affected by numerous risks inherent in the business and operations of a financially unstable or development stage entity. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

Based on the research conducted by Messrs. Hughes and Lewis prior to our formation, and based on their familiarity with companies operating in the food and beverage industries, we believe there are a number of target businesses that are attractive business combination candidates for us. However, we cannot assure you that we will identify, secure a definitive agreement with, or close a business combination with one or more target businesses.

Sources of target businesses

In addition to the results of the research conducted by Messrs. Hughes and Lewis before our formation that identified a number of potential target businesses in the food and beverage industries, we anticipate that target businesses may be brought to our attention from various unaffiliated parties such as investment banking firms, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and similar sources. We may also identify a target business through management’s contacts within the food and beverage industries or public relations and marketing efforts. While our officers are not committed to spending full-time on our business and our directors have no commitment to spend any time in identifying or performing due diligence on potential target businesses, our officers and directors believe that the relationships they have developed over their careers in the food and beverage industries may generate a number of potential target businesses that will warrant further investigation.

We may pay fees or compensation to third parties for their efforts in introducing us to potential target businesses. Such payments are typically, although not always, calculated as a percentage of the dollar value of the transaction. We have not anticipated use of a particular percentage fee, but instead will seek to negotiate the smallest reasonable percentage fee consistent with the attractiveness of the opportunity and the alternatives, if any, that are then available to us. We may make such payments to entities we engage for this purpose or entities that approach us on an unsolicited basis. Payment of finders’ fees is customarily tied to completion of a transaction and certainly would be tied to a completed transaction in the case of an unsolicited proposal. Although it is possible that we may pay finders’ fees in the case of an uncompleted transaction, we consider this possibility to be extremely remote. In no event will we pay any of our officers, directors or initial stockholders or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination. In addition, none of our officers, directors, or initial stockholders will receive any finder’s fee, consulting fees or any similar fees from any person or entity in connection with any business combination involving us other than any compensation or fees that may be received for any services provided following such business combination.

Selection of a target business and structuring of a business combination

Subject to the requirement that our initial business combination must be with a target business with a fair market value that is at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $3.9 million or approximately $4.5 million if the over-allotment option is exercised in full) at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business in the food or beverage industries. In evaluating a prospective target business, including any target business with international operations, our management will consider, among other factors, the following:

•	financial condition and results of operations;

•	growth potential;

•	brand recognition and potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	barriers to entry;

•	stage of development of the business and its products or services

•	existing distribution arrangements and the potential for expansion;

•	degree of current or potential market acceptance of the products or services;

•	proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;

•	impact of regulation on the business;

•	seasonal sales fluctuations and the ability to offset these fluctuations through other business combinations, introduction of new products, or product line extensions; and

•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management to our business objective. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as review of financial and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and complete the business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. We will not pay any finders or consulting fees to our initial stockholders, or any of their respective affiliates, for services rendered to or in connection with a business combination.

Fair market value of target business or businesses

The initial target business or businesses with which we combine must have a collective fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $3.9 million or approximately $4.5 million if the over-allotment option is exercised in full) at the time of such combination. In contrast to many other companies with business plans similar to ours that must combine with one or more target businesses that have a fair market value equal to 80% or more of the acquiror’s net assets, we will not combine with a target business or businesses unless the fair market value of such entity or entities meets the criterion specified above. We have used this criterion to provide investors and our management team with greater certainty as to the fair market value that a target business or businesses must meet in order to qualify for a business combination with us. The determination of net assets requires an acquiror to have deducted all liabilities from total assets to arrive at the balance of net assets. Given the on-going nature of legal, accounting, stockholder meeting and other expenses that will be incurred immediately before and at the time of a business combination, the balance of an acquiror’s total liabilities may be difficult to ascertain at a particular point in time with a high degree of certainty. Accordingly, we have determined to use the valuation threshold of 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions of approximately $3.9 million or approximately $4.5 million if the over-allotment option is exercised in full) for the fair market value of the target business or businesses with which we combine so that our management team will have greater certainty when selecting, and our investors will have greater certainty when voting to approve or disapprove a proposed combination with, a target business or businesses that will meet the minimum valuation criterion for our initial business combination.

The fair market value of a target business or businesses will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, the values of comparable businesses, earnings and cash flow, and book value. If our board is not able to independently determine that the target business has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criterion. We expect that any such opinion would be included in our proxy soliciting materials furnished to our stockholders in connection with a business combination, and that such independent investment banking firm will be a consenting expert. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of the business if our board of directors independently determines that the target business or businesses has sufficient fair market value to meet the threshold criterion.

Lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with one or more target businesses whose collective fair market value is at least equal to 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $3.9 million or approximately $4.5 million if the over-allotment option is exercised in full) at the time of such acquisition, as discussed above. Consequently, we expect to complete only a single business combination, although this may entail a simultaneous combination with several operating businesses at the same time. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including complex accounting or financial reporting issues. For example, we may need to present pro forma financial statements reflecting the operations of several target businesses as if they had been combined historically. A simultaneous combination with several target businesses also presents logistical issues such as the need to coordinate the timing of negotiations, proxy statement disclosure and closings. In addition, if conditions to closings with respect to one or more of the target businesses are not satisfied, the fair market value of the business could fall below the required fair market value threshold of 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $3.9 million or approximately $4.5 million if the over-allotment option is exercised in full).

Accordingly, while it is possible that we may attempt to effect our initial business combination with more than one target business, we are more likely to choose a single target business if all other factors appear equal. This means that for an indefinite period of time, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after a business combination, and

•	cause us to depend on the marketing and sale of a single product or limited number of products or services.

If we complete a business combination structured as a merger in which the consideration is our stock, we would have a significant amount of cash available to make add-on acquisitions following our initial business combination.

Limited ability to evaluate the target business’ management

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. Moreover, our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate the same in connection with any such combination. While it is possible that one or more of our directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of business combination

Prior to the completion of our initial business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. If a majority of the shares of common stock voted by the public stockholders are not voted in favor of a proposed initial business combination, we may continue to seek other target businesses with which to effect our initial business combination that meet the criteria set forth in this prospectus until the expiration of 18 months from consummation of this offering (or 24 months if a letter of intent, agreement in principle or definitive agreement has been executed within such 18 month period but as to which a combination is not yet complete). In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the target business based on United States generally accepted accounting principles.

In connection with the vote required for any business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock acquired by them prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders. Our initial stockholders have also agreed that they will vote any shares they purchase in the open market in or after this offering in favor of a business combination. As a result, an initial stockholder who acquires shares in or after this offering must vote those shares in favor of the proposed initial business combination with respect to those shares, and will therefore not be eligible to exercise conversion rights for those shares if our initial business combination is approved by a majority of our public stockholders. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights. Voting against the business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account. To do so, a stockholder must have also exercised the conversion rights described below.

Conversion rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. The actual per-share conversion price will be equal to the amount in the trust account, net of any income taxes which shall be paid from the trust account (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. The initial per-share conversion price would be approximately $7.709, or $0.291 less than the per-unit offering price of $8.00. If an initial stockholder acquires shares in or after this offering, the initial stockholder has agreed that he, she or it must vote such shares in favor of a business combination, meaning that our initial stockholders cannot exercise conversion rights that are exercisable by our public stockholders. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. If a stockholder votes against the business combination but fails to properly exercise its conversion rights, such stockholder will not have its shares of common stock converted to its pro rata distribution of the trust account. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account will still have the right to exercise the warrants that they received as part of the units. We will not complete our proposed initial business combination if public stockholders owning 20% or more of the shares sold in this offering exercise their conversion rights.

The initial conversion price will be approximately $7.709 per share. As this amount is lower than the $8.00 per unit offering price and it may be less than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

Liquidation if no business combination

If we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months if the extension criteria described below have been satisfied, we will be dissolved and will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest and net of any income taxes due on such interest that will be paid from the trust account, and net of interest income, less income taxes payable on such interest income, on the trust account balance released to us to fund working capital requirements, plus any remaining assets.

Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock acquired by them before, in or after this offering. There will be no distribution from the trust account with respect to our warrants, which will expire worthless if we are liquidated.

If we were unable to conclude an initial business combination and expended all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account net of income taxes payable on such interest and net of up to $750,000 in interest income on the trust account balance released to us to fund working capital requirements, the initial per-share liquidation price would be $7.709, or $0.291 less than the per-unit offering price of $8.00. The per share liquidation price includes approximately $3.9 million in deferred underwriting discounts and commissions (approximately $4.5 million if the over-allotment option is exercised in full) that would also be distributable to our public stockholders. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which could be prior to the claims of our public stockholders. Messrs. Hughes and Lewis have agreed that, if we liquidate prior to the consummation of a business combination, they will be personally liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by the claims of various vendors that are owed money by us for services rendered or contracted for or products sold to us, or claims of other parties with which we have contracted, including the claims of any prospective target with which we have entered into a written letter of intent, confidentiality or non-disclosure agreement with respect to a failed business combination with such prospective target. However, we cannot assure you that Messrs. Hughes and Lewis will be able to satisfy those obligations. Messrs. Hughes and Lewis are not personally liable to pay any of our debts and obligations except as provided above. Accordingly, we cannot assure you that due to claims of creditors the actual per-share liquidation price will not be less than $7.709, plus interest and net of interest income (less income taxes on such interest) of up to $750,000 on the trust account balance released to us to fund working capital requirements. Additionally, the underwriters have agreed to waive and forfeit any rights to or claims against the proceeds held in the trust account if we are unable to complete an initial business combination and liquidate, including with respect to the deferred underwriting discounts and commissions placed in the trust account on closing of this offering.

If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to do so by the expiration of the 24-month period from the consummation of this offering, we will then liquidate. Upon notice from us, the trustee of the trust account will commence liquidating the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders. We anticipate that our instruction to the trustee would be given promptly after the expiration of the applicable 18-month or 24-month period.

Our public stockholders shall be entitled to receive funds from the trust account only in the event of our liquidation or if the stockholders seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is actually completed by us. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account. Prior to our completing an initial business combination or liquidating, we are permitted only to have released from the trust account interest income, net of income taxes payable on such interest, of up to $750,000 to fund our working capital requirements.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting discounts and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds

Approximately $107.9 million of the net offering proceeds, including $3.9 million in deferred underwriting discounts and commissions, will be deposited into a trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company.

$87.4 million of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

The $107.9 million of net offering proceeds held in trust will only be invested in U.S. “government securities,” defined as any Treasury Bill issued by the United States having a maturity of one hundred and eighty days or less.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on Fair Value or Net Assets of Target Business

The initial target business that we acquire must have a fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $3.9 million or approximately $4.5 million if the over-allotment option is exercised in full) at the time of such acquisition.

The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

Trading of securities issued

The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of expiration of the underwriters’ over-allotment option or its exercise in full, subject to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin.

In no event will the common stock and warrants be traded separately until we have filed a Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering,

No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
including proceeds from exercise of the over-allotment option if such option has then been exercised. We will file this Form 8-K upon the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.
Exercise of the warrants

The warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus and, accordingly, will only be exercised after the trust account has been terminated and distributed.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Exercise of the warrants

The warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus and, accordingly, will only be exercised after the trust account has been terminated and distributed.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor

Stockholders will have the opportunity to vote on the initial business combination. Each stockholder will be sent a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his, her or its shares into a pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds from the trust account. If a majority of the shares of common stock voted by the public stockholders are not voted in favor of a proposed initial business combination but 18 months has not yet passed since the consummation of this offering, we may seek other target businesses with which to effect our initial business combination that meet the criteria set forth in this prospectus. If at the end of such 18 month period (or 24 months if a letter of intent, agreement in principle or definitive agreement has been executed within such 18 month period but as to which a combination is not yet complete) we have not obtained stockholder approval for an alternate initial business combination, we will liquidate and promptly distribute the proceeds of the trust account, including accrued interest net of income taxes on such interest, after distribution to us of interest income on the trust account balance as described in this prospectus.

A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a stockholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Business combination deadline

Our initial business combination must occur within 18 months after the consummation of this offering or within 24 months after the consummation of this offering if a letter of intent or definitive agreement relating to a prospective business combination is executed before the 18-month period ends; if our initial business combination does not occur within these time frames, funds held in the trust account, including deferred underwriting discounts and commissions, will be promptly returned to investors, including accrued interest net of income taxes on such interest, after distribution to us of interest income on the trust account balance as described in this prospectus.

If an acquisition has not been consummated within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

Release of funds	Except with respect to interest income, net of income taxes on such interest, of up to $750,000 on the balance in the trust account released to us to fund working capital requirements, the proceeds held in the trust account are not released until the earlier of the completion of our initial business combination or the failure to complete our initial business combination within the allotted time.	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Competition

In identifying, evaluating and selecting a target business for a business combination, we may encounter intense competition from other entities having a business objective similar to ours including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. While we believe there are numerous potential target businesses with which we could combine, our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. In addition:

•	the requirement that we obtain:

•	stockholder approval of an initial business combination, and
•	audited and perhaps interim reviewed financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the completion of a transaction;

•	the conversion of common stock held by our public stockholders into cash may reduce the resources available to us to fund an initial business combination; and

•	our outstanding warrants, and the dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that a privately held target business may view our status as a well-financed public entity as offering advantages over other entities that have a business objective similar to ours.

According to research we conducted on the SEC’s web site in September 2005 for the period from August 2003 and through September 30, 2005, based upon publicly available information, approximately 76 blank check companies similar to us have filed for, or completed, initial public offerings. Of these companies, approximately 43 companies (including us) are seeking to raise over $3.8 billion in public offerings similar to ours. The remaining approximately 33 blank check companies with approximately $1.4 billion in trust are seeking to carry out a business plan similar to our business plan. We may face competition in seeking target businesses from recently formed blank check companies, a limited number of which have business plans permitting them to complete a business combination in any industry, including the food and beverage industries. This competition may increase demand for privately-held companies to combine with companies similarly structured to ours. We believe only a small number of these recently formed blank check companies have completed a business combination or have entered into a definitive agreement for a business combination. This may indicate that there are only a limited number of attractive target businesses available for a business combination with blank check companies or that many privately-held target businesses may be disinclined to combine with a publicly held blank check company like us.

Competition in the food and beverage industries is intense and primarily based on product quality, brand recognition, brand loyalty, service, marketing, advertising and price. Substantial advertising and promotional expenditures are required to maintain or improve a brand’s market position or to introduce a new product. If we succeed in effecting a business combination, we will in all likelihood experience intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively. Target businesses in the food and beverage industries with which we may combine experience significant fluctuations in operating results due to factors such as changes in consumer preferences, developments such as the recent trend toward low-carbohydrate diets, changing prices for raw materials, and local and general economic and market conditions. Their results are dependent upon their continued ability to anticipate and respond to new consumer trends, to develop new products and markets, to broaden brand portfolios, to effectively promote food and beverage products, to compete effectively with lower priced products in a consolidating environment at the retail and manufacturing levels, and to improve productivity.

Regulation

Combining with a target business in the food or beverage industry will subject us to extensive regulation by agencies of the U.S. government and state regulatory authorities. Within the U.S., food and beverage products and their packaging are subject to regulations administered by the Food and Drug Administration, or FDA or, with respect to products containing meat and poultry, the United States Department of Agriculture, or USDA. Among other things, these agencies enforce statutory prohibitions against misbranded and adulterated foods, establish safety standards for food processing, establish ingredients and manufacturing procedures for certain foods, establish standards of identity for certain foods, determine the safety of food additives and establish labeling standards and nutrition labeling requirements for food products. In addition, various states license or inspect certain food and beverage businesses, enforce federal and state standards of identity for selected food products, grade food products, and regulate certain trade practices. Many commodities used to manufacture food or beverage products are subject to governmental agricultural programs. These programs have substantial effects on prices and supplies and are subject to Congressional and administrative review.

Food and beverage companies operating internationally are subject to local and national regulations similar to those enforced within the U.S. In addition, many countries maintain laws, rules or regulations pertaining to labeling, packaging, food content, pricing, marketing and advertising and related areas.

The food and beverage industries are subject to recalls if products become adulterated or misbranded, liability if product consumption causes injury and the corresponding possibility that consumers could lose confidence in the safety and quality of certain products, and ingredient disclosure and labeling laws and regulations. The food and beverage industries are also subject to concerns and/or regulations regarding the use of genetically modified organisms and the health implications of obesity and trans-fatty acids. Increased government regulation of the food industry could result in increased costs to a target business with which we may seek to combine.

Facilities

We currently maintain our executive offices at 6106 Sunrise Ranch Drive, Longmont, Colorado 80503. These offices are currently provided to us on a rent-free basis by Hughes Consulting, Inc. On completion of this offering, we expect to relocate our offices to an as-yet unidentified office building in Boulder, Colorado. This space will be provided to us by Hughes Consulting, Inc. and Jeltex Holdings, LLC, affiliates of Stephen B. Hughes and James E. Lewis. Under our agreement with Hughes Consulting and Jeltex Holdings, we will pay these entities a combined total of $10,000 per month for offices and administrative services, including secretarial support, commencing on completion of this offering. This arrangement is memorialized in a letter agreement between us and Hughes Consulting and Jeltex Holdings that was not negotiated on an arm’s length basis. We believe that based on rents and fees for similar services in the Boulder, Colorado area, that the fee which will be charged by Hughes Consulting and Jeltex Holdings is at least as favorable as we could have obtained from an unaffiliated party. We consider our existing office space adequate for our current operations.

Employees

We have three officers, all of whom are also members of our board of directors. Although our officers are not obligated to contribute any specific number of hours per week to our business, we expect that following this offering Mr. Hughes will devote at least 80% of his working time to our business. The amount of time Mr. Hughes will devote to us in any time period will vary based on the availability of suitable target businesses to investigate, the course of negotiations with target businesses, and the due diligence preceding and accompanying a possible business combination. We do not intend to have any full time employees prior to the consummation of a business combination.

Senior Advisors

We have two senior advisors who we may retain to assist us in performing operational analyses and due diligence on potential target businesses. These advisors, Messrs. Michael R. O’Brien and John T. Stofko, have extensive experience in various aspects of the food and beverage industries. Please see the information under “Management—Senior Advisors” for information about Messrs. O’Brien and Stofko. Messrs. O’Brien and Stofko are two of our initial stockholders and for that reason we are prohibited from compensating them for any advisory services they render to us.

Periodic Reporting and Financial Information

We have registered our securities under the Securities Exchange Act of 1934, as amended, and after this offering will have public reporting obligations, including the filing of annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual report will contain financial statements audited and reported on by our independent registered public accounting firm and our quarterly reports will contain financial statements reviewed by our independent registered public accounting firm.

We will not acquire a target business if we cannot obtain audited financial statements based on United States generally accepted accounting principles for such target business. We will provide these financial statements in the proxy solicitation materials sent to stockholders for the purpose of seeking stockholder approval of our initial business combination. Our management believes that the need for target businesses to have, or be able to obtain, audited financial statements may limit the pool of potential target businesses available for acquisition.

Legal Proceedings

To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers as of the date of this prospectus are as follows:

Name	Age	Position
Stephen B. Hughes	51	Chairman of the Board and Chief Executive Officer
Robert S. Gluck	55	Vice Chairman and Director
James E. Lewis	56	Vice Chairman and Director
Robert J. Gillespie	62	Director
William E. Hooper	69	Director
Gerald J. Laber	62	Director
Robert F. McCarthy	56	Director

Stephen B. Hughes has been our chairman of the board and chief executive officer since our inception. Highlights of Mr. Hughes’ background include:

•	over 25 years’ experience in the food and beverage industries;

•	key executive marketing and sales role at White Wave Foods Company, where management team outperformed sales objectives and exceeded targeted earn-out;

•	president and chief executive officer of Celestial Seasonings from 1997 until sale to Hain Food Group in 2000, during which time Celestial’s market capitalization increased from $80 million to $390 million;

•	executive vice president from 1994 to 1996 of U.S. consumer and commercial operations of Tropicana Products, a $1.7 billion sales business;

•	led development of Healthy Choice initial line of frozen foods from 1988 to 1992, during which time Healthy Choice annual revenues increased from $0 to over $1.0 billion; and

•	in-depth executive experience with food and beverage product demand strategies, new product introductions, product line extensions, positioning, advertising and pricing strategies, integration of acquired businesses, and exit strategy implementation for brands, product lines, or businesses.

Since 2004, Mr. Hughes has served as the first non-employee member of the board of directors and a director of The Cambridge Group, a leading demand strategy consulting firm headquartered in Chicago, Illinois. While with Cambridge, Mr. Hughes has led or participated in securing new marketing strategy engagements with a number of major consumer packaged goods (CPG) companies. From 2002 to 2004, Mr. Hughes served first as vice president of sales and then as the senior vice president of marketing and sales for White Wave Foods Company, a division of Dean Foods Company. Having joined White Wave immediately following its sale to Dean Foods, Mr. Hughes played a key role in increasing White Wave’s revenue run rate from approximately $175 million to over $375 million per year and positioning the White Wave management team to significantly outperform its earn-out objectives and receive a payout exceeding the targeted earn-out. In June 2004, Mr. Hughes was also named senior vice president of marketing and research and development for Dean Foods’ newly formed White Wave division, a $1.1 billion division with brands including Silk, Horizon, International Delight, Land-o-Lakes and Marie’s. From 2000 to 2002, he served as chairman of the board and chief executive officer of Frontier Natural Product, Inc., a privately held cooperative providing distribution services, organic ingredients and spices to the natural foods industry.

Mr. Hughes was president and chief executive officer of Celestial Seasonings, Inc. from 1997 to 2000, at which time Celestial Seasonings was acquired by The Hain Food Group, Inc. During Mr. Hughes’ tenure at Celestial, Celestial’s annual revenues from tea increased from $79 million to over $124 million and earnings before interest, taxes, depreciation and amortization, or EBITDA, increased from $12.0 million to $24.0 million; two new tea product segments were introduced and expanded (Green and Wellness Teas), with each achieving significant market share between one and two years of introduction; and during his 35 month tenure as chief executive officer, Celestial’s market capitalization increased from $80 million to $390 million.

From 1992 to 1996, Mr. Hughes held executive positions with increasing responsibilities at Tropicana Products, Inc., a division of Seagram Company, Ltd. Having first been appointed executive vice president of marketing in 1992, Mr. Hughes advanced to executive vice president and general manager of marketing and sales in 1993, and to executive vice president and general manager of U.S. Consumer and Commercial Operations, a $1.7 billion sales business, the position in which he served from 1994 to 1996. While Mr. Hughes was with Tropicana, its revenues increased from $1.2 billion to $1.7 billion; its market share of ready to drink orange juice increased from 35% to 42%; EBITDA increased from $60 million to $215 million; Mr. Hughes oversaw the development and launch of the Grovestand brand and extended the Pure Premium line through introducing multiple flanker products; Tropicana acquired and integrated the Dole beverage operation, then a $200 million in sales business; and Mr. Hughes led the U.S. re-engineering effort for customer fulfillment, implemented a customer promotion planning system and a category management system, and oversaw the implementation of two management information systems projects for customer planning and billing/invoicing. In 1998, Tropicana Dole was purchased by PepsiCo, Inc. from Seagram Beverage Company for over $3.0 billion.

Mr. Hughes was employed with the frozen food division of ConAgra Foods, Inc., as a vice president for new products from 1988 to 1989 and as executive vice president and general manager from 1989 to 1992. In these capacities, Mr. Hughes led the development and launch of the Healthy Choice initial line of frozen foods and the development and launch of products in eight extension categories. While with Healthy Choice, Mr. Hughes was responsible for developing, positioning, advertising and pricing strategies; raw material procurement and plant operations procedures; developed the strategy for rapid multi-category expansion; oversaw the introduction of pizza, soup, ice cream and breaded fish products; and developed licensing and partner relationships that led to the introduction of Healthy Choice cookies, cereals and Slim-Fast frozen meals manufactured by strategic partners. While Mr. Hughes was with the frozen food division, Healthy Choice annual revenues increased from zero to $1.0 billion and he initiated acquisition discussions with the owner of Marie Callander that led to its subsequent acquisition by ConAgra Foods.

From 1978 to 1988, Mr. Hughes held a number of marketing positions with the Consumer Products Group of McCormick & Company, Incorporated, the world’s largest maker of spices and a leading marketer of seasonings, flavorings, sauces and extracts. Among his responsibilities at McCormick’s Consumer Products Group were director of new ventures (1986-1988); director of the Tio Sancho Mexican food line (1983-1986); director of new products (1982-1983); assistant brand manager for seasoning mixes (1979-1981); and retail sales representative (1978-1979). Mr. Hughes also co-led the Project One team, a comprehensive re-engineering project that converted McCormick’s core spices business from metal tins to plastic bottles.

Mr. Hughes holds a Bachelor of Arts degree in economics and political science from Denison University and an MBA degree with a concentration in marketing and finance from the University of Chicago. He also serves on the Board of Trustees for the Alexander Dawson School and the Boulder Valley Lacrosse Association. Mr. Hughes is the sole officer and director of Hughes Consulting, Inc.

Robert S. Gluck has been a vice chairman and a member of our board of directors since November 2005. Highlights of Mr. Gluck’s background include:

•	over 25 years’ experience as a senior financial executive, including 21 years spent with Bestfoods, formerly known as CPC International, and four years with Unilever United States, Inc.;

•	chief financial officer, senior vice president - finance and a member of the board of directors of Unilever U.S., a Unilever NV/Plc subsidiary with $11 billion in annual sales, where Mr. Gluck had overall responsibility for accounting, financial reporting, payroll, pensions and investments, tax and real estate activities, and a coordinating role for investor relations, mergers and acquisitions, and internal audit function;

•	while with Bestfoods/CPC International from 1997 through 2000, he served as a member of the corporate board finance committee that oversaw investment of annual funds flow of over $1 billion, and where he was responsible for mergers and acquisitions, joint ventures, and peer group performance reviews;

•	served as a key member of the management team involved in the sale of Bestfoods to Unilever in 2000, which at that time set an all-time high for food company sale price multiples; and

•	intensive involvement in corporate and finance integration activities, strategic planning, cost reduction programs, capital expenditure plans, and analysis of competitive strategies.

Mr. Gluck joined CPC International in 1979 in finance and was appointed vice president of business development for CPC North America in 1988. In 1995, he was appointed as a vice president of finance of the Corn Products Division of CPC North America, where he led the strategic review that recommended a tax-free spin-off of this division to the parent company’s stockholders. He was appointed to the positions of vice president and treasurer of Bestfoods in 1997, where he served as a member of the corporate board finance committee and oversaw a variety of treasury activities in over 65 countries. In addition to serving as a key member of the management team that negotiated the sale of Bestfoods to Unilever in October 2000, while at Bestfoods Mr. Gluck also participated as a key member in the acquisitions of Arisco, Case-Swayne Foods and five other international food businesses that collectively required over $1.1 billion of total funding. From 2000 to 2004, Mr. Gluck served as the senior vice president and chief financial officer of Unilever United States, Inc. Since that time, Mr. Gluck has been providing consulting services to companies throughout the food industry through his consulting firm, Matthew Robert Associates, LLC, where he specializes in strategic planning, financial operations review, mergers and acquisitions, divestitures, competitive analysis and peer group benchmarking. Mr. Gluck holds a Bachelors degree in marketing from the New York Institute of Technology and an MBA in finance from St. John’s University. He is a member of Financial Executives Institute, the Association for Corporate Growth, the Food Marketing Institute, and the National Restaurant Association.

James E. Lewis has been a vice chairman and a director since inception. Highlights of Mr. Lewis’ background include:

•	over 13 years’ experience in the food industry, including development and implementation of a vertical integration strategy for the Jeltex group of companies, which combined interests in vegetable farming, fresh produce distribution, manufacture of canned foods and retail grocery distribution;

•	a founding director and stockholder of Granite Financial, Inc., an equipment leasing business sold in a tax-free stock exchange to Fidelity National Financial, Inc. in February 1998;

•	vice chairman of the Concord group of companies, a diversified international conglomerate, from 1986 to 1991, and vice president of finance of the coal and uranium mining operations of the Energy Fuels group of companies;

•	certified public accountant formerly with Arthur Andersen & Co; and

•	significant experience as principal and/or executive officer of companies engaged in acquisitions and divestitures of private and publicly traded businesses.

Since 1991, Mr. Lewis has served as chairman and chief executive of Jeltex Holdings, LLC, formerly Jeltex Holdings, Inc. The Jeltex group has been comprised of significant or controlling ownership stakes acquired, held and sold for Mr. Lewis’ personal account in a vertically integrated group of private food businesses engaged in vegetable farming, fresh produce distribution, manufacture of canned foods and retail grocery distribution. Today, Mr. Lewis and his spouse hold a controlling interest in Centennial Specialty Foods Corporation, a public company engaged in the manufacture and marketing of specialty branded, quality ethnic Southwestern canned sauces and food products. From June 1996 to February 1998, Mr. Lewis served on the board of directors of Granite Financial, Inc., a publicly traded equipment leasing company. Granite Financial was sold to Fidelity National Financial, Inc., a diversified financial services firm listed on the New York Stock Exchange, in a stock exchange transaction in February 1998. From 1991 to 1993, Mr. Lewis also served on the board of directors of Golden Shamrock Mines Ltd., a publicly traded Australian gold mining company with its primary operations in Ghana, West Africa.

From 1986 to 1991, Mr. Lewis was vice chairman and executive director of the Concord group of companies, and served as a consultant to the Concord group from 1991 to 1993. At that time, the Concord group was a diversified international conglomerate that included a uranium trading company and an equipment leasing company. From 1977 to 1986, Mr. Lewis held positions of increasing responsibility with the Energy Fuels group of companies, which were primarily engaged in coal and uranium mining. While with the Energy Fuels group, he commenced employment as tax manager and rose to the position of vice president of finance. From 1973 to 1977, Mr. Lewis was employed in the tax division of Arthur Andersen & Co.

Mr. Lewis is a certified public accountant and is a member of the American Institute of Certified Public Accountants and the Colorado Society of Certified Public Accountants. He holds a BBA degree in accounting from Texas Tech University. Mr. Lewis also will serve as a director of a blank check company with a business plan similar to ours that intends to acquire operating companies in the mining business. Mr. Lewis is the sole officer and director of Jeltex Holdings, LLC.

Robert J. Gillespie has been a member of our board of directors since September 2005. Highlights of Mr. Gillespie’s background include:

•	over 35 years’ experience in the consumer packaged goods industry, with concentrations in profit management, marketing and finance;

•	uninterrupted profit center responsibility in Canada, the U.S., Latin America or Asia while with CPC International/Bestfoods from 1976 until the sale of Bestfoods to Unilever in 2000 for $24.3 billion;

•	extensive experience in acquisitions and divestitures while employed with CPC International/Bestfoods, including playing a central role in the sale of Bestfoods to Unilever and the purchase or sale of a number of business units; and

•	member of the board of directors of Bestfoods, formerly CPC International Inc., from 1988-2000, one of two management directors at the time of Unilever PLC’s acquisition of Bestfoods in 2000.

Mr. Gillespie joined CPC International in 1965 in strategic planning and capital investment planning. In 1976, he was appointed president of Canada Starch Company, a subsidiary of CPC International. In 1980, he was appointed as a vice president of CPC International and appointed president of the Corn Products Unit of CPC North America. From 1988 to July 1995, he served as president of the Best Foods Division of CPC International and was elected a senior vice president of CPC International in 1991. He was also appointed to the board of directors of CPC International in 1988, a position he held until October 2000. He was appointed as an executive vice president of CPC International in July 1995, which changed its name to Bestfoods in March 1997. Mr. Gillespie continued to serve as executive vice president for strategic business development and finance and other corporate staff functions until the purchase of Bestfoods by Unilever NV/Plc in October 2000. At the end of the fiscal year immediately preceding its sale to Unilever, Bestfoods employed over 44,000 people worldwide, generated sales of over $8.1 billion, generated net income of $717 million, and had a portfolio of leading brands in the consumer packaged goods industry including Hellman’s/Bestfoods mayonnaise, Knorr soups and sauces, Skippy peanut butter, Mazola corn oil, Thomas’ English muffins and Entenmann’s cakes and cookies. Mr. Gillespie is currently the Principal of Westmount Investments, LLC, a privately held investment company. Mr. Gillespie also serves on the board of directors of Dominex, a private consumer food company, CSC Consumer Products, Tiger 21, The Valley Hospital and the Delbarton School. He formerly served on the boards of directors of Factory Mutual Insurance Company and Advanced H2O Inc., and he formerly chaired the Sarah W. Stedman Center for Nutritional Studies at Duke University. Mr. Gillespie holds a Bachelors degree in Science from St. Mary’s University of Halifax, Canada; a Bachelors degree in mechanical engineering from Dalhousie University of Halifax, Canada; and a Master of Science degree in industrial engineering from Purdue University.

William E. Hooper has been a member of our board of directors since June 2005. Highlights of Mr. Hooper’s background include:

•	over 30 years’ experience in the consumer packaged goods industry;

•	chairman of Trahan, Burden & Charles, Inc., a mid-sized advertising agency providing creative, public relations, media planning and buying and direct marketing services;

•	independent consultant in marketing communication investments and strategy for 10 years, serving clients such as ConAgra Foods, Inc., Nabisco, Inc., Celestial Seasonings, Inc., Tropicana Products, Inc. and White Wave Foods Company;

•	president of W. B. Doner, currently the largest independent advertising agency in the U.S., from 1984 to 1989, and member of the executive committee from 1975 to 1990; and

•	broad experience in marketing communications and designing and implementing advertising strategies for branded and non-branded food and beverage products, including for many of the largest companies in the consumer packaged goods industry.

Since 2000, Mr. Hooper has served as Chairman of Trahan, Burden & Charles Inc., or TBC, a mid-sized advertising agency headquartered in New York and Baltimore that provides creative, public relations, media planning and buying, and direct marketing services to a broad spectrum of corporate customers. Among TBC’s clientele are Dow Jones & Company, Nextel Communications, Vanguard Securities, Yellow Book Directories, Gaylord Hotels, The Mills Corporation and the National Security Agency. From 1990 to 2000, Mr. Hooper maintained an independent consultancy in marketing communication investments and strategy. His clients during this period encompassed some of the leading companies in the consumer packaged foods business including ConAgra Foods, Inc., Nabisco, Inc., Celestial Seasonings, Inc., Tropicana Products, Inc., and White Wave Foods Company, the manufacturer of Silk soymilk and cultured soy food products, as well as Darden Restaurants, Inc., the owner and operator of Red Lobster Restaurants, Budget Rent a Car System, Inc., and CVS Corporation, the owner and operator of CVS Drugstores. From 1975 to 1990, Mr. Hooper was a partner and member of the five- person executive committee of W. B. Doner, currently the largest independent advertising agency in the U.S. While with Doner, Mr. Hooper served as president from 1984 to 1989 and was responsible for the firm’s accounts with major clients and brands including Klondike Ice Cream, McCormick Spices, Marriott, Arby’s, Black & Decker, Bell Atlantic, Commercial Credit and ERA Real Estate. Mr. Hooper holds a B.S. degree in business administration from Loyola College of Maryland and has served on the board of trustees of the Loyola College of Maryland, the National Aquarium and the St. Joseph’s Medical Center in Baltimore. He was also a member of the U.S. Army Reserve Military Police Corp. from 1958 to 1966.

Gerald J. “Bud” Laber has been a member of our board of directors since June 2005. Highlights of Mr. Laber’s background include:

•	over 30 years’ experience in accounting and auditing for a variety of public and private businesses;

•	partner with Arthur Andersen for 20 years;

•	board and audit committee experience for six publicly traded companies, including serving as chair of the audit committee for five of such concerns;

•	comprehensive knowledge of public company accounting, financial reporting and internal control issues, and familiarity with corporate governance and disclosure requirements imposed on public companies; and

•	certified public accountant.

He has been a private investor since 2000, when he retired after 33 years of service with Arthur Andersen LLP. Mr. Laber was a partner with Arthur Andersen from 1980 to 2000 and, with the exception of a leave for military service from 1966 through 1968, was employed by Arthur Andersen from 1965 until retiring in 2000. Mr. Laber is a certified public accountant and is a member of the American Institute of Certified Public Accountants and the Colorado Society of Certified Public Accountants. Since July 2003, he has served as a member of the board of directors and chair of the audit committee of Healthetech, Inc.; since October 2003 on the board of directors and chair of the audit committee of Centennial Specialty Foods Corporation; since January 2004 on the board of directors and as chair of the audit committee of Scott’s Liquid Gold, Inc; since April 2004 on the board of directors and as chair of the audit committee of Spectralink Corporation; since July 2004 on the board of directors and as chair of the audit committee of Qualmark Corporation; and since July 2004 on the board of directors and audit committee of Applied Films Corporation. Each of these companies is publicly traded. Mr. Laber holds a BSBA degree with a major in accountancy from the University of South Dakota, and is a member of the board of directors or trustees of several charitable organizations with offices in the metropolitan Denver, Colorado area.

Robert F. McCarthy has been a member of our board of directors since June 2005. Highlights of Mr. McCarthy’s background include:

•	over 30 years’ experience in the food and beverage industries;

•	co-leader of roll-up in the consumer packaged goods sales agency business that resulted in the creation of the largest national sales agency in North America, Acosta Sales and Marketing Company, with over $40 billion in managed sales and that currently accounts for over 10% of all U.S. grocery industry sales;

•	designed and implemented acquisition strategy that created the largest consumer packaged goods sales agency in the central U.S., PMI-Eisenhart, that became one of the centerpieces of the Acosta roll-up;

•	comprehensive operating experience at PMI, later PMI-Eisenhart, while rising from marketing manager in 1971 to president in 1983, a position he held until the merger with Acosta, as well as high level executive responsibility for over 8,000 sales associates at Acosta Grocery Channel; and

•	introduced and managed outsourced sales, merchandising, marketing and promotional programs for many of the leading U.S. consumer packaged goods manufacturers.

Since 2004, Mr. McCarthy has been active in advising several consumer packaged goods (CPG) companies and managing his personal investments. From 1998 to 2004, Mr. McCarthy co-led the roll-up of the CPG food sales agency business that resulted in the creation of a national agency, Acosta Sales and Marketing Company. With $40 billion in managed sales, Acosta is currently responsible for over 10% of all sales in the U.S. grocery industry. From 1998 to 2004, Mr. McCarthy served as president of the Acosta Grocery Channel, the grocery division of Acosta Sales and Marketing.

Acosta is the leading full service sales and marketing agency providing out-sourced sales, merchandising, marketing and promotional services to CPG manufacturers across the U.S. The operations of the Acosta Grocery Channel accounted for over 80% of Acosta revenue and employed in excess of 80% of Acosta’s over 10,000 sales associates. Acosta was created in 1998 through the merger of Acosta and PMI-Eisenhart, where Mr. McCarthy was president and chief operating officer. This newly merged company then acquired several other major regional sales agencies, Kelley-Clarke in the West, MAI Companies in the Northeast and Luke Soules/Southwest L.P. in the Southwest. Following these initial acquisitions, Acosta purchased four agencies in Canada and several specialty agencies in the U.S., becoming the largest CPG sales agency in North America.

Mr. McCarthy began work at PMI in 1971 and over the course of the following 25 years, he assumed increasing responsibilities as he rose from marketing manager to account executive, president and chief operating officer, and finally to president and chief executive officer. Mr. McCarthy was president and chief operating officer of PMI from 1983 to 1989, and president and chief executive officer from 1989 to 1995. Mr. McCarthy was instrumental in negotiating PMI’s merger with Eisenhart, Inc. in 1995, as well as three subsequent acquisitions that positioned PMI-Eisenhart as the leading consumer packaged goods sales agency in the central U.S. before the Acosta merger. Mr. McCarthy was president and chief operating officer of PMI-Eisenhart from 1995 until its merger with Acosta in 1998.

From 1980 to 1995, Mr. McCarthy served as a member or chair of a number of client/sales agency advisory boards, including those for Brach, Celestial Seasonings, Clorox, Domino Sugar, IRI, Mars, Minute Maid, Nabisco, Pillsbury and Quaker Oats. He is also a past president of the Chicago Food Brokers Association and presently serves on the board of directors of The Steak – Umm Company and Chomp, Inc. He holds a BBA degree in marketing from the University of Notre Dame and a Master of Management degree from the Kellogg School of Business at Northwestern University.

Number and Terms of Office of Directors

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Messrs. Laber and Hooper, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Messrs. McCarthy and Gillespie, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Messrs. Hughes, Gluck and Lewis, will expire at the third annual meeting of stockholders.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. Collectively, through their positions described above, our directors have extensive experience in the consumer packaged goods industry. None of these individuals has been a principal of or affiliated with a public company or blank check company that executed a business plan similar to our business plan and none of these individuals is currently affiliated with such an entity with the exception of Mr. Lewis. However, we believe that the skills and expertise of these individuals, their collective access to target businesses, and their ideas, contacts, and acquisition expertise should enable them to successfully identify and assist us in completing a business combination. However, there is no assurance such individuals will, in fact, be successful in doing so.

Senior Advisors

We also have two senior advisors, Messrs. Michael R. O’Brien and John T. Stofko, who will assist us in identifying, seeking and completing a business combination. Messrs. O’Brien and Stofko are initial stockholders of Boulder Specialty Brands and we therefore cannot compensate them in any manner for advisory services they provide to us.

Michael R. O’Brien was a member of our board of directors from June 2005 to November 2005, and has been a senior advisor to us since that time. Highlights of Mr. O’Brien’s background include:

•	over 20 years’ experience in the direct marketing business for consumer packaged goods and pharmaceuticals manufacturers;

•	co-founder in 1983 of Catalina Marketing Corporation, a leading in-store behavior-based direct and targeted marketing business, where he served as president until 1989 and chairman and chief executive officer until 1992;

•	president of TRIM, Inc., a spin-off of Tele-Research, Inc., which was sold to Harte-Hank Communications Inc. in 1980;

•	board-level service for Imagitas, Inc., a direct marketing company serving some of the largest U.S. government agency and corporations such as the U.S. Postal Service, Ford and Home Depot, until its sale to Pitney Bowes in 2005; and

•	broad familiarity with channel-directed and targeted marketing strategies used by a wide variety of consumer packaged goods manufacturers.

Mr. O’Brien co-founded Catalina Marketing Corporation, a direct marketing company, in 1983, and served as Catalina’s president until 1989 and as its chairman of the board and chief executive officer until 1992. Since 1992, Mr. O’Brien has been chairman emeritus of, and a consultant to, Catalina. Catalina was founded to develop and distribute behavior-based communications for consumer packaged goods and pharmaceutical products manufacturers, marketers and retailers. The principal means of such communications have been in-store coupons delivered based on purchase behavior and distributed primarily in domestic supermarkets. Catalina is now a global leader in behavior-based, targeted-marketing services and programs offered through a variety of distribution channels. These marketing services include discount coupons, loyalty marketing programs, informative newsletters, sampling, advertising, in-store instant-win games and other incentives that are delivered directly to shoppers by various methods.

Prior to co-founding Catalina, Mr. O’Brien founded and served as president of TRIM, Inc., a spin-off of Tele-Research, Inc. TRIM, Inc. was sold to Harte-Hank Communications Inc. in 1980. Mr. O’Brien has previously served on the boards of directors of MemberWorks and Imagitas, Inc. MemberWorks designs and markets innovative membership programs that offer members access to significant savings at national brand name service providers and merchants, while membership organizations receive royalties in exchange for providing MemberWorks with members. Imagitas is a targeted direct mail marketing company serving Federal and state governmental agencies such as the U.S. Postal Service and corporate clients such as Home Depot and Ford. Imagitas was sold to Pitney Bowes Inc. in 2005. He currently serves on the board of directors of Velocity Media, Inc.

John T. Stofko has over 25 years’ management and finance experience with some of the leading companies in the consumer products industry. Highlights of his experience include:

•	senior vice president and chief financial officer of Tropicana Products, Inc. from 1996 to 2001;

•	assisted in the sale of Tropicana Products to PepsiCo for over $3 billion in 1998, and remained through 2000 as senior vice president and chief financial officer during planning and execution of operations integration;

•	as chief financial officer and vice president of finance from 1994 to 1995, assisted in $150 million initial public offering of equity for Uniroyal Chemical Corporation; and

•	served as executive vice president of the beverage group of Cadbury Schweppes, PLC from 1987 to 1992, with worldwide responsibility for finance, business development, research and development and manufacturing.

Since 2001, Mr. Stofko has been president of John T. Stofko Associates, Inc., a consulting firm specializing in corporate strategy and business development for emerging growth companies, particularly those in the consumer packaged goods industry. From 1996 to 2001, Mr. Stofko served as senior vice president and chief financial officer of Tropicana Products, Inc., a division of the Seagram Company, Ltd. At Tropicana, Mr. Stofko assisted Seagram Company, Ltd. in the sale of Tropicana to PepsiCo for over $3.0 billion in late 1998, where he remained until 2001. He was involved in all major business development activities including acquisitions, joint ventures and licensing while with Tropicana, and also served as a member of the senior management committee that developed major strategic initiatives.

From 1994 to 1995, he served as chief financial officer and vice president of finance of Uniroyal Chemical Corporation, where he co-led that company’s effort to complete a $150 million initial public offering of equity securities. From 1992 to 1994, Mr. Stofko served as president of AZ Marketing Services, Inc., a marketing services firm that serves the retail consumer direct marketing trade and at that time provided marketing services to consumer catalogues such as Victoria’s Secret, Bloomindales-by-Mail and Spiegel. From 1987 to 1992, Mr. Stofko was executive vice president of the beverage group of Cadbury Schweppes, PLC, with world-wide responsibility for finance, business development, research and development, and manufacturing. During his tenure at Cadbury Schweppes, he was involved in a number of strategic acquisitions including the purchase of Canada Dry and the initial equity participation in Dr. Pepper/7-Up. From 1974 to 1986, Mr. Stofko was with Bristol-Myers Squibb Co., including as executive vice president of Clairol North America from 1981 to 1986, vice president and corporate controller from 1977 to 1981, and assistant corporate controller from 1974 to 1977. From 1963 to 1974, Mr. Stofko held various financial positions with increasing responsibilities at Mobil Oil, Olin Chemicals and the Singer Company. Mr. Stofko is a graduate of Cornell University where he earned a B.A. degree in economics and an M.B.A. degree in marketing and finance.

Messrs. O’Brien and Stofko are not currently affiliated with the members of our management team or any other initial stockholder, although both of such persons were initial stockholders of ours and Mr. O’Brien is a former director.

Executive Officer Compensation

None of our executive officers or directors has received any cash compensation for services rendered. Commencing on the effective date of this prospectus through the acquisition of a target business, we will pay Hughes Consulting, Inc. and Jeltex Holdings, LLC, entities owned and controlled by each of Messrs. Hughes and Lewis, respectively, a combined total of $10,000 per month for office space and administrative services, including secretarial support. This arrangement is being agreed to by Hughes Consulting, Inc. and Jeltex Holdings, LLC for our benefit and is not intended to provide Messrs. Hughes and Lewis compensation in lieu of a salary. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party. No other executive officer or director has a relationship with or interest in Hughes Consulting, Inc. or Jeltex Holdings, LLC. Other than this $10,000 per-month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our initial stockholders, including our officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. After a business combination, our executive officers and directors who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider a business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Form 8-K, as required by the SEC.

Because none of our directors may be deemed “independent” under the policies of the North American Securities Administrators Association, Inc., due to their eligibility to have their expenses reimbursed, we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Subject to availability of proceeds not placed in the trust account, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. In addition, we may opt to make down payments or pay “no shop” or similar fees and expenses in connection with a proposed business combination, which may reduce amounts not deposited in the trust account usable for reimbursement of out-of-pocket expenses incurred on our behalf. We will not require, however, that the reimbursement of such out-of-pocket expenses in excess of the available proceeds not deposited in the trust account be included as a condition in any agreement with respect to a business combination. In addition, we will not consider the inclusion of such a condition as a factor in determining whether to proceed with any potential business combination.

Director Independence

Our board of directors has determined that Messrs. Gillespie, Hooper, Laber and McCarthy are “independent directors” as such term is defined in Rule 10A-3 of the Exchange Act.

Board Committees

On completion of this offering, our board of directors will form an audit committee, a compensation committee and a governance and nominating committee. Each committee will be comprised of three of our independent directors identified above.

Audit Committee

On completion of this offering, our audit committee will consist of Messrs. Hooper, Laber and McCarthy and this committee will be chaired by Mr. Laber. The independent directors we will appoint to our audit committee will each be an independent member of our board of directors as defined by applicable SEC rules. Each member of our audit committee will be financially literate and our board of directors has determined that Mr. Laber qualifies as an “audit committee financial expert,” as such term is defined by SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002. The responsibilities of our audit committee include:

•	meeting with our management periodically to consider the adequacy of our internal controls and the objectivity of our financial reporting;

•	appointing the independent registered public accounting firm, determining the compensation of the independent registered public accounting firm and pre-approving the engagement of the independent registered public accounting firm for audit and non-audit services;

•	overseeing the independent registered public accounting firm, including reviewing independence and quality control procedures and experience and qualifications of audit personnel that are providing us audit services;

•	meeting with the independent registered public accounting firm and reviewing the scope and significant findings of the audits performed by them, and meeting with management and internal financial personnel regarding these matters;

•	reviewing our financing plans, the adequacy and sufficiency of our financial and accounting controls, practices and procedures, the activities and recommendations of the auditors and our reporting policies and practices, and reporting recommendations to our full board of directors for approval;

•	establishing procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters; and

•	following the completion of this offering, preparing the report required by the rules of the SEC to be included in our annual proxy statement.

Each of the independent auditors and our financial personnel will have regular private meetings, or executive sessions, with our audit committee and will have unrestricted access to our audit committee.

We have agreed with the representatives that our audit committee will review and approve all expense reimbursements made to our officers, directors or senior advisors and that any expense reimbursements payable to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Compensation Committee

On completion of this offering, the members of our compensation committee will be Messrs. Hooper, McCarthy, and Laber, and this committee will be chaired by Mr. Hooper. The functions of our compensation committee include:

•	establishing overall employee compensation policies and recommending to our board of directors major compensation programs;

•	reviewing and approving the compensation of our corporate officers and directors, including salary and bonus awards;

•	administering our various employee benefit, pension and equity incentive programs;

•	reviewing executive officer and director indemnification and insurance matters; and

•	following the completion of this offering, preparing an annual report on executive compensation for inclusion in our proxy statement.

None of the persons who will be members of our compensation committee upon the effectiveness of, or following, this offering will have ever been employed by us.

Governance and Nominating Committee

On completion of this offering, the members of our governance and nominating committee will be Messrs. Gillepsie, Hooper and McCarthy and this committee will be chaired by Mr. Gillespie. The functions of our governance and nominating committee include:

•	recommending qualified candidates for election to our board of directors;

•	evaluating and reviewing the performance of existing directors;

•	making recommendations to our board of directors regarding governance matters, including our certificate of incorporation, bylaws and charters of our committees; and

•	developing and recommending to our board of directors governance and nominating guidelines and principles applicable to us.

Code of Ethics and Committee Charters

We have adopted a code of ethics that applies to our officers, directors and employees. Our code of ethics, as applied to our senior executive officers, including our Chief Executive Officer and principal accounting officer, is expected to comply with the requirements of Section 406 of the Sarbanes-Oxley Act. We will file copies of our code of ethics and our board committee charters as exhibits to the registration statement that includes this prospectus. You will also be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics on our website within 5 business days of such amendment or waiver or as otherwise required by the SEC.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors are required to commit their full time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the previous section entitled “Directors and Executive Officers.”

•	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•	Since our directors beneficially own shares of our common stock which will be released from escrow only in certain limited situations, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, completing a business combination timely and securing the release of their stock.

•	Our officers and directors who purchase common stock in the open market are required to vote such shares in favor of a business combination. Accordingly, these initial stockholders will not be eligible to exercise the conversion rights that are available to our public stockholders.

•	In the event we elect to make a substantial down payment, or otherwise incur significant expenses, in connection with a potential business combination, our expenses could exceed the remaining proceeds not held in trust. Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if we incur such excess expenses. Specifically, our officers and directors may tend to favor potential business combinations with target businesses that offer to reimburse any expenses in excess of our available proceeds not held in trust.

•	Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors were included by a target business as a condition to any agreement with respect to a business combination.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

Each of our directors has, or may come to have, to a certain degree, other fiduciary obligations. A majority of our officers and directors have fiduciary obligations to other companies on whose board of directors they presently sit, or which they may join in the future. To the extent that they identify business opportunities that may be suitable for us or other companies on whose board of directors they may sit, our directors will honor those fiduciary obligations. Accordingly, they may not present opportunities to us that come to their attention in the performance of their duties as directors of such other entities unless the other companies have declined to accept such opportunities or clearly lack the resources to take advantage of such opportunities.

In connection with the vote required for our initial business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock which were owned prior to this offering in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. Our initial stockholders have agreed that any common stock included in units purchased in this offering or in the open market, or any shares of common stock purchased by them once separate trading of common stock and warrants begins, will be voted in favor of a business combination. As such, these shares of common stock will not be eligible to participate in the conversion rights granted to our public stockholders with respect to a potential business combination. In addition, our initial stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination with respect to all shares of common stock then owned by them, whether acquired before, in or after this offering.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our initial stockholders, officers or directors, and will not enter into a business combination with any underwriters of this offering or selling group members or any of their affiliates.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the founding director warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Common Stock
		Before Offering	After Offering
Stephen B. Hughes (2)(3)	1,267,462	36.21%	7.24%
Robert S. Gluck (3)(4)	329,412	9.41	1.88
James E. Lewis (3)(5)	915,920	26.17	5.23
Robert J. Gillespie (3)	43,750	1.25	.25
William E. Hooper (3)	43,750	1.25	.25
Gerald J. Laber (3)	43,750	1.25	.25
Robert F. McCarthy (3)	43,750	1.25	.25
Lee Anne Lewis	175,000	5.00	1.00
All directors and executive officers as a group (seven individuals)	2,687,794	76.79%	15.36%

(1)	The business address of each of the individuals is 6106 Sunrise Ranch Drive, Longmont, Colorado 80503.

(2)	Mr. Hughes is our Chairman of the Board and Chief Executive Officer. Includes 262,500 shares owned in equal 87,500 share increments by the Caroline Elise Hughes Irrevocable Trust, the John Trevelyn Hughes Irrevocable Trust, and the Henry Thomas Hughes Irrevocable Trust, trusts established for the benefit of Mr. Hughes’ three minor children and as to which his spouse is the trustee. Excludes 164,706 shares sold in November 2005 by Mr. Hughes, at a price equal to that paid by him, to three irrevocable trusts established in favor of adult members of Mr. Hughes’ family, as to which Mr. Hughes disclaims beneficial ownership. The voting rights for shares held in the three trusts are exercisable by the trustee, Mr. Stephen Feldhaus, one of our initial stockholders.

(3)	Each of the noted individuals is a director.

(4)	Mr. Gluck became a Vice Chairman and a director on November 4, 2005. Mr. Gluck purchased 123,530 and 205,882 shares of common stock from Messrs. Hughes and Lewis, respectively, in November 2005.

(5)	Mr. Lewis is a Vice Chairman and a director. Includes 615,388 shares owned of record by Janis M. Lewis, the spouse of Mr. Lewis. Excludes 175,000 shares owned by Lee Anne Lewis, Mr. Lewis’ adult sister.

None of our initial stockholders, officers and directors has indicated to us that he or she intends to purchase units in the offering. Immediately after this offering, assuming no exercise of the over-allotment option by the underwriters, our initial stockholders, including our officers and directors, collectively, will beneficially own 20% of the then issued and outstanding shares of our common stock. Because of this ownership block, these stockholders may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

In addition, if we take advantage of increasing the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the initial stockholders’ collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of the offering. Similarly, if we reduce the size of the offering pursuant to Rule 462(b), we may effect a reverse stock split based on a ratio that will limit the initial stockholders’ collective ownership to 20% of our issued and outstanding shares of common stock on completion of this offering. In this event, we will amend the registration statement that includes this prospectus prior to the time confirmations of sale are sent or given to reflect the effectiveness of the stock dividend or reverse stock split.

All of the shares of our common stock outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent. The shares of common stock are subject to release from escrow in two equal increments:

•	1,750,000 shares on the expiration of three years from the date of this prospectus; and

•	1,750,000 shares on our having completed an initial business combination and the last sale price of our common stock thereafter equals or exceeds $11.50 per share for any 20 trading days within any 30 trading day period beginning after we complete our initial business combination.

The escrowed shares are eligible for release from escrow prior to the dates described above on:

•	our liquidation; or

•	the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities, except in certain limited circumstances such as to their spouses and children or trusts established for their benefit, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our initial stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus. Our initial stockholders have also agreed to waive any rights to a liquidating distribution with respect to any shares of common stock included in units purchased in this offering or in the open market, or with respect to common stock purchased after separate trading of the common stock and warrants has commenced.

Messrs. Hughes and Lewis, certain of our other directors, and a special advisor have collectively agreed that concurrently with the closing of this offering, such persons will purchase a combined total of 1,000,000 warrants, from us at a price of $1.70 per warrant. These warrants, which we refer to collectively as the founding director warrants, will not be sold or transferred by the purchasers who initially purchase these warrants from us until the completion of our initial business combination. The $1.7 million purchase price of the founding director warrants will be added to our working capital and, to the extent the amount held in the trust account is increased through the sale by us of the founding director warrants, the amount available for payments to any public stockholders who exercise their conversion rights (if we complete an initial business combination) or liquidating distributions to our stockholders (should we fail to consummate an initial business combination) will be increased as well. The founding director warrants will expire worthless if we do not complete a business combination. The founding director warrants and underlying shares of common stock are entitled to registration rights as described under “Description of Securities.”

Messrs. Hughes and Lewis, certain of our other directors and a senior advisor have further agreed that the founding director warrants purchased from us by them will not be sold or transferred until the completion of a business combination. However, the purchasers of the warrants are permitted to transfer such warrants in certain limited circumstances, such as by will in the event of their death, but the transferees receiving such founding director warrants will be subject to the same sale restrictions imposed on Messrs. Hughes and Lewis and the other purchasers who initially purchase these warrants from us. If Messrs. Hughes or Lewis and the other purchasers who initially purchase these warrants from us purchase units for their own account in the open market, any warrants included in those units will be redeemable. The founding director warrant purchases of Messrs. Hughes and Lewis, certain of our other directors and a senior advisor are expected to align the interests of these individuals more closely with those of the public stockholders and warrantholders by placing more of the initial stockholders’ capital at risk. Purchases of warrants also demonstrate confidence in our ultimate ability to effect a business combination because the warrants will expire worthless if we are unable to consummate a business combination and are ultimately forced to liquidate.

The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of expiration of the underwriters’ over-allotment option or its exercise in full, subject to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin. We are obligated to file a Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and exercise of the over-allotment option, if it has then been exercised, before separate trading of the common stock and warrants can commence. We will file this Form 8-K upon the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

In addition, in connection with the vote required for our initial business combination, our initial stockholders, including all of our officers and directors, have agreed to vote the shares of common stock acquired by them before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. The initial stockholders have also agreed to vote any shares acquired by them in or after this offering in favor of our initial business combination. Therefore, an initial stockholder who acquires shares in or after this offering must vote such shares in favor of the proposed business combination and has, as a result, waived the right to exercise conversion rights for those shares in the event that our initial business combination is approved by a majority of our public stockholders.

We consider Messrs. Hughes, Lewis, Hooper, McCarthy and Laber, together with Michael R. O’Brien, to be our “parents” and “promoters,” as these terms are defined under the Federal securities laws.

CERTAIN TRANSACTIONS

In June 2005, we issued an aggregate of 3,500,000 shares of our common stock to certain of the individuals set forth below for $25,000 in cash, at an average purchase price of $0.00714 per share. Before giving effect to the sales of common stock described in the notes following the table, all of which were made at prices equal to the $0.00714 per share price paid by the June 2005 purchasers, or the founders’ price, the 3,500,000 shares of our outstanding common stock prior to this offering were owned of record and beneficially by:

Name	Number of Shares		Relationship to Us
Stephen B. Hughes	1,344,525	(1)	Stockholder, Chairman of the Board and Chief Executive Officer
James E. Lewis	615,387	(2)	Stockholder, Vice Chairman and Director
William E. Hooper	43,750		Stockholder and Director
Gerald Laber	43,750		Stockholder and Director
Robert F. McCarthy	43,750		Stockholder and Director
Michael R. O’Brien	43,750		Senior Advisor and Stockholder
John T. Stofko	23,450	(3)	Senior Advisor and Stockholder
Stephen Feldhaus	43,750		Stockholder
Caroline Elise Hughes Irrevocable Trust	87,500		Stockholder
John Trevelyn Hughes Irrevocable Trust	87,500		Stockholder
Henry Thomas Hughes Irrevocable Trust	87,500		Stockholder
Janis M. Lewis	615,388		Stockholder
Lee Anne Lewis	175,000		Stockholder
Peter Mazula	122,500		Stockholder
Jeffrey R. Nieder	122,500		Stockholder

(1)	In September 2005, Mr. Hughes sold at the founders’ price 21,875 shares to Mr. Gillespie. In November 2005, Mr. Hughes sold at the founders’ price 123,530 shares to Mr. Gluck and 8,864 shares to Mr. Stofko. In November 2005, Mr. Hughes sold at the founders’ price 164,706 shares of common stock then owned by him to three irrevocable trusts established in favor of adult members of Mr. Hughes’ family, as to which Mr. Hughes disclaims beneficial ownership. The voting rights for shares held in the three trusts are exercisable by the trustee, Mr. Stephen Feldhaus, one of our initial stockholders. In December 2005, Mr. Hughes sold at the founders’ price an additional 20,588 shares to Mr. Stofko.
(2)	In September 2005, Mr. Lewis sold at the founders’ price 21,875 shares to Mr. Gillespie. In October 2005, Mr. Lewis sold at the founders price 41,176 and 16,471 shares to Ms. Robyn L. Duda and Mr. Earl E. Hoellen, respectively. Mr. Lewis has had longstanding business relationships with each of Ms. Duda and Mr. Hoellen. In November 2005, Mr. Lewis sold at the founders’ price 205,882 shares to Mr. Gluck and 8,863 shares to Mr. Stofko. In December 2005, Mr. Lewis sold at the founders’ price an additional 20,588 shares to Mr. Stofko.
(3)	In November 2005, Mr. Stofko purchased at the founders’ price 8,864 and 8,863 shares from Messrs. Hughes and Lewis, respectively. In December 2005, Mr. Stofko purchased at the founders’ price 20,588 shares from each of Messrs. Hughes and Lewis.

Of the stockholders not related to our officers or directors (such as the children of Mr. Hughes, Mr. Lewis’ spouse, Janis M. Lewis, and Mr. Lewis’ sister, Lee Anne Lewis), (i) Mr. Feldhaus has a pre-existing relationship with Mr. Hughes, as he is an attorney who has represented entities with which Mr. Hughes has been affiliated in the past, (ii) Mr. Nieder is the president of Centennial Specialty Foods Corporation, which is majority owned by Mr. and Mrs. Lewis, and Mr. Nieder has previously served as an officer or director of various entities owned by Mr. Lewis, and (iii) Mr. Mazula has a pre-existing relationship with Mr. Lewis, having served as a tax advisor to entities with which Mr. Lewis has been affiliated in the past. With the exception of Mr. Nieder’s relationship with Centennial Specialty Foods Corporation, there are no current business relationships between or among such stockholders and our officers and directors.

The holders of the majority of these shares, together with the purchasers of the founding director warrants, will be entitled to make up to two demands that we register those securities, and the 1,000,000 shares of common stock underlying the founding director warrants, pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these securities may elect to exercise these registration rights at any time (i) after the date on which these shares of common stock are released from escrow, in the case of the 3,500,000 shares held by the initial stockholders, and (ii) after the founding director warrants become exercisable by their terms, in the case of such warrants and the underlying shares of common stock. In addition, our initial stockholders and the purchasers of the founding director warrants, have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow or the founding director warrants become exercisable, as the case may be. We will bear the expenses incurred in connection with the filing of any such registration statements. The release of the 3,500,000 shares in escrow is to occur in two equal increments: (i) 1,750,000 shares on the expiration of three years from the date of this prospectus and (ii) 1,750,000 shares on our having completed an initial business combination and the last sale price of our common stock thereafter equals or exceeds $11.50 per share for any 20 trading days within any 30 trading day period beginning after we complete our initial business combination.

Messrs. Hughes and Lewis, certain of our other directors, and a senior advisor have collectively agreed that concurrently with the closing of this offering, such persons will purchase from us a combined total of 1,000,000 warrants, at a price of $1.70 per warrant. Of the total purchase price of $1.7 million for such warrants, Messrs. Hughes and Lewis will collectively pay at least $1.5 million. Each of the purchasers has further agreed that any founding director warrants purchased by him will not be sold or transferred until the completion of a business combination.

On completion of this offering, we have agreed to pay Hughes Consulting, Inc. and Jeltex Holdings, LLC, entities owned and controlled by Messrs. Hughes and Lewis, respectively, a combined monthly fee of $10,000 for office space and administrative services, including secretarial support. This arrangement is being agreed to by Hughes Consulting, Inc. and Jeltex Holdings, LLC for our benefit and is not intended to provide Messrs. Hughes or Lewis compensation in lieu of a salary. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party. However, as our directors may not be deemed “independent” under the policies of the North American Securities Administrators Association, Inc., we did not have the benefit of disinterested directors approving these transactions.

Messrs. Hughes and Lewis have advanced $200,000 to us as of the date of this prospectus to cover expenses related to this offering. These advances are non-interest bearing, unsecured and are due at the earlier of March 31, 2006 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not placed in trust.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. Subject to availability of proceeds not placed in the trust account and interest income, net of income taxes payable, of up to $750,000 on the balance in the trust account, there is no limit on the amount of out-of-pocket expenses that could be incurred. We have agreed with the representatives that our audit committee will review and approve all expense reimbursements made to our officers, directors or senior advisors and that any expense reimbursements payable to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. In addition, we may opt to make down payments or pay “no shop” or similar fees and expenses in connection with a proposed business combination, which may reduce amounts not deposited in the trust account usable for reimbursement of out-of-pocket expenses incurred on our behalf. We will not require, however, that the reimbursement of such out-of-pocket expenses in excess of the available proceeds not deposited in the trust account and interest income, net of income taxes payable, of up to $750,000 on the balance in the trust account, be included as a condition in any agreement with respect to a business combination. In addition, we will not consider the inclusion of such a condition as a factor in determining whether to proceed with any potential business combination. However, if a target business does not agree to the repayment, this could cause our management to view such combination unfavorably and cause a conflict of interest to arise.

Other than the $10,000 per month administrative fees and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our initial stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

In October 2005, we entered into a letter agreement with Robert S. Gluck and his consulting firm, Matthew Robert Associates, LLC, referred to collectively as the consultant, under which we have agreed to compensate the consultant for assisting us in identifying, negotiating with, and concluding a business combination with one or more target businesses. However, in November 2005, Messrs. Hughes and Lewis agreed to sell to Mr. Gluck 205,882 and 123,530 shares of common stock, respectively, owned by them or an aggregate of 329,412 shares, for a purchase price of approximately $.00714 per share. As a stockholder, Mr. Gluck is prohibited from receiving any compensation from us and, accordingly, we and Mr. Gluck agreed to rescind the prior consulting agreement with him and Matthew Robert Associates on November 1, 2005. Mr. Gluck also became a vice chairman and director of Boulder Specialty Brands on November 4, 2005.

Prior to completion of this offering, we will enter into non-compete agreements with each of our officers and directors, together with Mr. Stofko, that will become effective on the date of this prospectus and will remain in effect until the earlier of the closing of our initial business combination or our liquidation. The non-compete agreements provide that, with the exception of pre-existing relationships between each of our officers, directors and Mr. Stofko, on the one hand, and entities currently engaged in operations within the food or beverage industries, on the other hand (with such pre-existing relationships being limited solely to those entities that are specifically identified in the section above entitled “Management—Directors and Executive Officers” and “Management—Senior Advisors”), our officers, directors and Mr. Stofko will not:

•	become affiliated as an officer, director or stockholder of a blank check or blind pool company operating in or intending to acquire a business in the food or beverage industries; or

•	become an employee of another company in the food or beverage industries.

The non-compete agreements provide that we may seek to specifically enforce such agreements and that the officers, directors and Mr. Stofko will each be paid a $100 non-compete payment and will become beneficiaries under indemnity agreements with us as consideration for the execution of the non-compete. The cash payments will be funded from our existing cash balances and will not be paid using proceeds of this offering.

The non-compete agreements also contain a right of first refusal that also extends until the earlier of the closing of our initial business combination or our liquidation. The right of first refusal provides that if an officer or director, or Mr. Stofko, becomes aware of, or involved with, a business opportunity in the food or beverage industries, which are defined in the non-compete agreement as:

•	business combination opportunities with a fair market value of $80 million or more, or

•	transactions such as joint ventures, partnerships or brand acquisition opportunities with a fair market value of $80 million or more,

the officer, director or Mr. Stofko will first offer the business opportunity to us and will only pursue such business opportunity if our board of directors determines that we will not do so. Following our initial business combination, if any of our current directors or officers, or Mr. Stofko, becomes an officer of the post-combination business, he will enter into an employment agreement with the post-combination business that will contain a non-compete covenant and agreement in favor of the post-combination business with terms at least as restrictive as those described above.

After a business combination, our executive officers and directors who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider a business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Form 8-K, as required by the SEC.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us at that time, based upon other similar arrangements known to us, to be no less favorable than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested “independent” directors, to the extent we have independent directors, or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. It is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from such unaffiliated third parties. If a transaction with an affiliated third party were found to be on terms less favorable to us than with an unaffiliated third party, we would not engage in such transaction.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 75,000,000 shares of common stock, $0.0001 par value, of which 17,500,000 shares will be outstanding following this offering (assuming no exercise of the underwriters’ over-allotment option), and 1,000,000 shares of undesignated preferred stock, $0.0001 par value, of which no shares will then be outstanding. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of the Delaware General Corporation Law.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of expiration of the underwriters’ over-allotment option or its exercise in full, subject to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin.

In no event will the common stock and warrants be traded separately until we have filed with the SEC a Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Form 8-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. In addition, we will file an amended or second Form 8-K in the event all or a material portion of the over-allotment option is exercised subsequent to the filing of our initially filed Form 8-K.

Common Stock

As of the date of this prospectus, there were 3,500,000 shares of our common stock outstanding held by 22 stockholders of record. On closing of this offering, 17,500,000 shares of our common stock will be outstanding, assuming no exercise of the underwriters’ over-allotment option. Holders of common stock will have exclusive voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of common stock will be entitled to one vote per share on matters to be voted on by stockholders and also will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. After a business combination is concluded, if ever, and upon our liquidation or dissolution, the holders of common stock will be entitled to receive pro rata all assets remaining available for distribution to stockholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock at the time outstanding.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

In connection with the vote required for our initial business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. Furthermore, our initial stockholders have agreed that they will vote any shares of common stock acquired in or after this offering in favor of a proposed business combination. As a result, an initial stockholder who acquires shares during or after this offering must vote in favor of the proposed business combination with respect to those shares, and will therefore waive the right to exercise the conversion rights granted to public stockholders in the event that a business combination transaction is approved by a majority of the shares of common stock voted by our public stockholders. In connection with the vote required for our initial business combination, a majority of our issued and outstanding common stock (whether or not held by public stockholders) will constitute a quorum. If any other matters are voted on by our stockholders at an annual or special meeting, our initial stockholders may vote all of their shares, whenever acquired, as they see fit. On completion of our initial business combination, the underwriters will be entitled to receive the deferred underwriters’ discounts and commissions then held in the trust account, exclusive of interest thereon.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights discussed below. Voting against the business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account. A stockholder must have also exercised the conversion rights described below for a conversion to be effective.

If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest not previously released to us to fund working capital requirements, and net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust fund, and any assets remaining available for distribution to them after payment of liabilities. If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that: (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriters’ discounts and commission will be distributed on a pro rata basis among the public stockholders, together with any accrued interest thereon and net of income taxes payable on such interest. The initial stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination with respect to all shares of common stock owned by them at that time, whether the common stock was acquired by them before, in or after this offering. The initial stockholders will therefore not participate in any liquidation distribution with respect to any shares of common stock owned by them.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account plus any interest if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their common stock into their pro rata share of the trust account will retain the right to exercise any warrants they own if they previously purchased units or warrants.

The payment of dividends, if ever, on the common stock will be subject to the prior payment of dividends on any outstanding preferred stock, of which there is currently none.

Preferred Stock

Our certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. The underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.

Warrants

No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; or

•	one year from the date of this prospectus.

The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York time.

Once the warrants become exercisable, we may call the warrants for redemption:

•	in whole and not in part,

•	at a price of $.01 per warrant,

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder, and

•	if, and only if, the reported last sale price of the common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

We have established these redemption criteria to provide warrant holders with a significant premium to the initial warrant exercise price as well as a sufficient degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we issue notice of redemption of the warrants, each warrant holder shall be entitled to exercise his or her warrant prior to the scheduled redemption date. However, there can be no assurance that the price of the common stock will exceed the redemption trigger price or the warrant exercise price after the redemption notice is issued.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions of the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the exercise price and number of shares of common stock issuable on exercise of the warrants will not be adjusted for issuances of common stock at a price below the warrant exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. Warrant holders do not have the rights or privileges of holders of common stock, including voting rights, until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable on exercise of the warrants is current and the common stock has been registered, qualified or deemed to be exempt under the securities laws of the state in which a holder resides. Under the warrant agreement, we have agreed to the imposition of these conditions and to use our best efforts to maintain a current prospectus relating to the common stock issuable on exercise of the warrants until the warrants expire or are redeemed. However, we cannot assure you that we will be able to be able to maintain the prospectus current. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable on exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which warrant holders reside.

No fractional shares will be issued upon exercise of the warrants. If a holder exercises warrants and would be entitled to receive a fractional interest of a share, we will round up the number of shares of common stock to be issued to the warrant holder to the nearest whole number of shares.

Messrs. Hughes and Lewis, certain of our other directors and a senior advisor have collectively agreed to purchase an aggregate of 1,000,000 warrants from us at a price of $1.70 per warrant on closing of this offering. The founding director warrants have terms and provisions that are identical to the warrants included in the units being sold in this offering, except that the founding director warrants (i) will not be transferable or salable by the purchasers who initially purchase these warrants from us until we complete a business combination, (ii) will be non-redeemable so long as these persons hold such warrants, and (iii) are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed on or before the date of this prospectus, or if an exemption from registration is then available. The transfer restriction does not apply to transfers made pursuant to registration or an exemption that are occasioned by operation of law or for estate planning purposes. The non-redemption provision does not apply to warrants included in units or otherwise purchased in open market transactions by Messrs. Hughes and Lewis or the other purchasers, if any.

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will depend on our revenues and earnings, if any, capital requirements and general financial condition after a business combination is completed. The payment of any dividends subsequent to a business combination will be within the discretion of our then-board of directors. It is the present intention of our board of directors to retain any earnings for use in our business operations and, accordingly, we do not anticipate the board declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Certain Anti-takeover Provisions of Delaware Law and our Certificate of Incorporation and By-Laws

Upon the closing of this offering, we will be governed by the provisions of Section 203 of the Delaware General Corporation Law, which generally has an anti-takeover effect for transactions not approved in advance by our board of directors. This may discourage takeover attempts that might result in payment of a premium over the market price for the shares of common stock held by stockholders. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock.

Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by:

•	persons who are directors and also officers, and

•	employee stock plans, in some instances; or

•	at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Staggered board of directors

Our certificate of incorporation and by-laws provide that our board of directors will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Stockholder action; special meeting of stockholders

Our certificate of incorporation provides that our stockholders may not take any action by written consent, but only take action at duly called annual or special meetings of stockholders. Our by-laws further provide that special meetings of our stockholders may be only called by our board of directors with a majority vote of our board of directors, by our chief executive officer or our chairman.

Advance notice requirements for stockholder proposals and director nominations

Our by-laws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. For the first annual meeting of stockholders after the closing of this offering, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 90th day prior to the scheduled date of the annual meeting of stockholders or the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our by-laws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but unissued shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Removal of directors

Our certificate of incorporation provides that a director on our board of directors may be removed from office only for cause and only by the affirmative vote of the holders of 75% or more of the shares then entitled to vote at an election of our directors.

Limitation on Liability and Indemnification of Directors and Officers

Our certificate of incorporation and by-laws provide that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with their service for or on our behalf. In addition, our certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We have entered into agreements with our directors to provide contractual indemnification in addition to the indemnification provided in our certificate of incorporation and proposed by-laws. We believe that these provisions and agreements are necessary to attract qualified directors. Our by-laws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

At present, there is no pending litigation or proceeding involving any of our directors or officers where indemnification by us would be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Securities Eligible for Future Sale

Immediately after this offering, we will have 17,500,000 shares of common stock outstanding, or 19,600,000 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 14,000,000 shares sold in this offering, or 16,100,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 3,500,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares will be eligible for sale under Rule 144 prior to June 21, 2006. All of those shares have been placed in escrow with Continental Stock Transfer & Trust Company and will be released from escrow in two equal increments:

•	1,750,000 shares on the expiration of three years from the date of this prospectus; and

•	1,750,000 shares on our having completed an initial business combination and the last sale price of our common stock thereafter equals or exceeds $11.50 per share for any 20 trading days within any 30 trading day period beginning after we complete our initial business combination.

The shares are releasable from escrow prior to the above dates only if:

•	we are forced to liquidate prior to completing a business combination, in which case the shares would be cancelled and destroyed, or

•	if after we complete our initial business combination, we consummate a transaction that results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.

In addition to the 3,500,000 shares of common stock eligible for future sale, there will be outstanding after this offering 1,000,000 founding director warrants that upon full exercise will result in the issuance of 1,000,000 shares of common stock to the purchasers of the founding director warrants or their transferees. The founding director warrants and underlying shares of common stock are subject to registration as described below under “—Registration rights.”

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the total number of shares of common stock then outstanding, which will equal 175,000 shares immediately after this offering (or 196,000 if the underwriters’ exercise their over-allotment option); or

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC position on Rule 144 sales

The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 would not be available for resale transactions despite technical compliance with the requirements of Rule 144, and such securities can be resold only through a registered offering.

Registration rights

The holders of our 3,500,000 issued and outstanding shares of common stock on the date of this prospectus and the 1,000,000 founding director warrants and the underlying shares of common stock will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register these securities. The holders of the majority of these securities can elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow or, in the case of the founding director warrants and the underlying common stock, after such founding director warrants become exercisable by their terms. In addition, the holders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these securities are released from escrow or, in the case of the founding director warrants and underlying shares of common stock, the date such warrants become exercisable. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing

We intend to apply to have our units quoted on the OTC Bulletin Board under the symbol “                    ” and, once the common stock and warrants begin separate trading, to have our common stock and warrants quoted on the OTC Bulletin Board under the symbols “                    ” and “                    ,” respectively.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

This is a general summary of material United States Federal income and estate tax considerations with respect to your acquisition, ownership and disposition of our units if you are a beneficial owner other than:

•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation created or organized in, or under the laws of, the United States or any political subdivision of the United States;

•	an estate, the income of which is subject to United States Federal income taxation regardless of its source; or

•	a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

This summary does not address all of the United States Federal income and estate tax considerations that may be relevant to you in light of your particular circumstances or if you are a beneficial owner subject to special treatment under United States Federal income tax laws (such as a “controlled foreign corporation,” “passive foreign investment company,” or a company that accumulates earnings to avoid United States Federal income tax, foreign tax-exempt organization, financial institution, broker or dealer in securities or former United States citizen or resident). This summary does not discuss any aspect of state, local or non-United States taxation. This summary is based on current provisions of the Internal Revenue Code of 1986, as amended (“Code”), Treasury regulations, judicial opinions, published positions of the United States Internal Revenue Service (“IRS”) and all other applicable authorities, all of which are subject to change, possibly with retroactive effect. This summary is not intended as tax advice.

If a partnership holds our units, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our units, you should consult your tax advisor.

WE URGE PROSPECTIVE NON-UNITED STATES STOCKHOLDERS TO CONSULT THEIR TAX ADVISORS REGARDING THE UNITED STATES FEDERAL, STATE, LOCAL AND NON-UNITED STATES INCOME, ESTATE AND OTHER TAX CONSIDERATIONS OF ACQUIRING, HOLDING AND DISPOSING OF OUR SECURITIES.

Dividends

In general, any distributions we make to you with respect to your shares of common stock that constitute dividends for United States Federal income tax purposes will be subject to United States withholding tax at a rate of 30% of the gross amount, unless you are eligible for a reduced rate of withholding tax under an applicable income tax treaty and you provide proper certification of your eligibility for such reduced rate (usually on an IRS Form W-8BEN). A distribution will constitute a dividend for United States Federal income tax purposes to the extent of our current or accumulated earnings and profits as determined under the Code. Any distribution not constituting a dividend will be treated first as reducing your basis in your shares of common stock and, to the extent it exceeds your basis, as gain from the disposition of your shares of common stock.

Dividends we pay to you that are effectively connected with your conduct of a trade or business within the United States (and, if certain income tax treaties apply, are attributable to a United States permanent establishment maintained by you) generally will not be subject to United States withholding tax if you comply with applicable certification and disclosure requirements. Instead, such dividends generally will be subject to United States Federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to United States persons. If you are a corporation, effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Sale or Other Disposition of Securities

You generally will not be subject to United States Federal income tax on any gain realized upon the sale or other disposition of your units or its component securities unless:

•	the gain is effectively connected with your conduct of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment you maintain);

•	you are an individual, you hold your units, common stock or warrants as capital assets, you are present in the United States for 183 days or more in the taxable year of disposition and you meet other conditions, and you are not eligible for relief under an applicable income tax treaty; or

•	we are or have been a “United States real property holding corporation” for United States Federal income tax purposes (which we believe we are not and have never been, and do not anticipate we will become) and you hold or have held, directly or indirectly, at any time within the shorter of the five-year period preceding disposition or your holding period for your units, common stock or warrants, more than 5% of our common stock.

Gain that is effectively connected with your conduct of a trade or business within the United States generally will be subject to United States Federal income tax, net of certain deductions, at the same rates applicable to United States persons. If you are a corporation, the branch profits tax also may apply to such effectively connected gain. If the gain from the sale or disposition of your shares is effectively connected with your conduct of a trade or business in the United States but under an applicable income tax treaty is not attributable to a permanent establishment you maintain in the United States, your gain may be exempt from United States tax under the treaty. If you are described in the second bullet point above, you generally will be subject to United States Federal income tax at a rate of 30% on the gain realized, although the gain may be offset by some United States source capital losses realized during the same taxable year.

Information Reporting and Backup Withholding

We must report annually to the IRS the amount of dividends or other distributions we pay to you on your shares of common stock and the amount of tax we withhold on these distributions regardless of whether withholding is required. The IRS may make copies of the information returns reporting those dividends and amounts withheld available to the tax authorities in the country in which you reside pursuant to the provisions of an applicable income tax treaty or exchange of information treaty.

The United States imposes a backup withholding tax on dividends and certain other types of payments to United States persons. You will not be subject to backup withholding tax on dividends you receive on your shares of common stock if you provide proper certification (usually on an IRS Form W-8BEN) of your status as a non-United States person or you are a corporation or one of several types of entities and organizations that qualify for exemption (an “exempt recipient”).

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale of your units, common stock or warrants outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if you sell your units, common stock or warrants through a United States broker or the United States office of a foreign broker, the broker will be required to report to the IRS the amount of proceeds paid to you unless you provide appropriate certification (usually on an IRS Form W-8BEN) to the broker of your status as a non-United States person or you are an exempt recipient. Information reporting also would apply if you sell your units, common stock or warrants through a foreign broker deriving more than a specified percentage of its income from United States sources or having certain other connections to the United States.

Any amounts withheld with respect to your securities under the backup withholding rules will be refunded to you or credited against your United States Federal income tax liability, if any, by the IRS if the required information is furnished in a timely manner.

Estate Tax

Securities owned or treated as owned by an individual who is not a citizen or resident (as defined for United States Federal estate tax purposes) of the United States at the time of his or her death will be included in the individual’s gross estate for United States Federal estate tax purposes and therefore may be subject to United States Federal estate tax unless an applicable estate tax treaty provides otherwise. Legislation enacted in 2001 reduces the maximum Federal estate tax rate over an 8-year period beginning in 2002 and eliminates the tax for estates of decedents dying after December 31, 2009. In the absence of renewal legislation, these amendments will expire and the Federal estate tax provisions in effect immediately prior to 2002 will be restored for estates of decedents dying after December 31, 2010.

UNDERWRITING

Citigroup Global Markets Inc. is acting as sole bookrunning manager of the offering and together with Roth Capital Partners, LLC, are acting as the representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement, each underwriter named below has agreed to purchase and we have agreed to sell to that underwriter, the number of units set forth opposite the underwriters name.

Underwriters	Number of Units
Citigroup Global Markets Inc.
Roth Capital Partners, LLC

Total	14,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to the approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units (other than those covered by the over-allotment option described below) if they purchase any of the units.

The underwriters propose to offer some of the units directly to the public at the public offering price set forth on the cover page of this prospectus and some of the units to dealers at the public offering price less a concession not to exceed $             per unit. The underwriters may allow, and dealers may reallow, a concession not to exceed $             per unit on sales to other dealers. If all of the units are not sold at the initial offering price, the representatives may change the public offering price and the other selling terms. The representatives have advised us that the underwriters do not intend sales to discretionary accounts to exceed five percent of the total number of units of our common stock offered by them.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to 2,100,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units approximately proportionate to that underwriter’s initial purchase commitment.

We and our officers, directors and initial stockholders have agreed that for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of Citigroup, dispose of or hedge any of the shares of our common stock or any securities convertible into or exchangeable for our common stock. Citigroup in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice. Our officers, directors and initial stockholders have placed the common stock owned by them in escrow with Continental Stock Transfer & Trust Company. Such shares will be released from escrow in two equal increments:

•	1,750,000 shares on the expiration of three years from the date of this prospectus; and

•	1,750,000 shares on our having completed an initial business combination and the last sale price of our common stock thereafter equals or exceeds $11.50 per share for any 20 trading days within any 30 trading day period beginning after we complete our initial business combination.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), no offer of our units to the public in that Relevant Member State may be made prior to the publication of a prospectus in relation to our units which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of our units may be made to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purpose of this provision, the expression an “offer of units to the public” in relation to any units in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each underwriter has represented, warranted and agreed that:

•	it has not offered or sold and, prior to the expiry of a period of six months from the closing date, will not offer or sell any units included in this offering to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers Securities Regulations 1995;

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act of 2000, or the “FSMA”) received by it in connection with the issue or sale of any shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the units included in this offering in, from or otherwise involving the United Kingdom.

Prior to this offering, there has been no public market for our units. Consequently, the initial public offering price for the units was determined by negotiations among us and the representatives. Among the factors considered in determining the initial public offering price were our future prospects, our markets, the economic conditions in and future prospects for the industries in which we intend to compete, our management, and currently prevailing general conditions in the equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the prices at which the units will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, common stock or warrants will develop and continue after this offering.

We intend to apply to have the units included for quotation on the OTC Bulletin Board under the symbol “        ”.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional units.

	Paid by Boulder Specialty Brands
	No Exercise	Full Exercise
Per Unit	$.56	$.56
Total	$7,840,000	$9,016,000

The amounts paid by us in the table above include $3,920,000 in deferred underwriting discounts and commissions ($4,508,000 if the over-allotment option is exercised in full), an amount equal to 3.5% of the gross proceeds of this offering, which will be placed in trust until our completion of an initial business combination as described in this prospectus. At that time, the deferred underwriting discounts and commissions will be released to the underwriters out of the balance held in the trust account. If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that (i) on our liquidation they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriters’ discounts and commission will be distributed on a pro rata basis among the public stockholders, together with any accrued interest thereon and net of income taxes payable on such interest.

In connection with the offering, Citigroup on behalf of the underwriters, may purchase and sell units in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of units in excess of the number of units to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of units made in an amount up to the number of units represented by the underwriters’ over-allotment option. In determining the source of units to close out the covered syndicate short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. Transactions to close out the covered syndicate short position involve either purchases of the units in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of units in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of units in the open market while the offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Citigroup repurchases units originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the OTC Bulletin Board or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our portion of the total expenses of this offering payable by us will be $609,000, exclusive of underwriting discounts and commissions.

The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

A prospectus in electronic format may be made available by one or more of the underwriters on a website maintained by one or more of the underwriters. The representatives may agree to allocate a number of units to underwriters for sale to their online brokerage account holders. The representatives will allocate units to underwriters that may make Internet distributions on the same basis as other allocations. In addition, units may be sold by the underwriters to securities dealers who resell units to online brokerage account holders.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933 or to contribute to payments the underwriters may be required to make because of any of those liabilities.

State Blue Sky Information

We will offer and sell the units to retail customers only in Colorado, Delaware, District of Columbia, Florida, Hawaii, Illinois, New York, Rhode Island and Wyoming. In New York and Hawaii, we have relied on exemptions from the state registration requirements. In the other states, we have applied to have the units registered for sale and will not sell the units to retail customers in these states unless and until such registration is effective (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except in Idaho and Oregon may purchase the units in this offering pursuant to exemptions under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

Under the National Securities Markets Improvement Act of 1996, the resale of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, are exempt from state registration requirements because we will file periodic and annual reports under the Securities Exchange Act of 1934. However, states are permitted to require notice filings and collect fees with regard to these transactions and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, Rhode Island, South Dakota, Utah, Virginia, Washington, West Virginia, Wisconsin and Wyoming either do not presently require any notice filings or fee payments or have not yet issued rules or regulations indicating whether notice filings or fee payments will be required. The District of Columbia, Illinois, Maryland, Michigan, Montana, Nebraska, New Hampshire, North Dakota, Ohio, Oregon, South Carolina, Tennessee, Texas and Vermont currently permit the resale of the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings and fees have been submitted. As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes with respect to its requirements, we would need to comply with those new requirements in order for our securities to continue to be eligible for resale in those jurisdictions.

Under the National Securities Markets Improvement Act, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states.

Aside from the exemption from registration provided by the National Securities Markets Improvement Act, we believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, will be eligible for sale on a secondary market basis in various states based on the availability of another applicable exemption from state registration requirements, in certain instances subject to waiting periods, notice filings or fee payments.

Other Terms

We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future. If any of the underwriters provide these or other services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiations; provided that, except as set forth above with respect to the representatives acting as our investment bankers, no agreement will be entered into and no fee will be paid prior to the one year anniversary of the date of this prospectus.

Prior to closing our initial business combination, we have agreed with the representatives that we will obtain key person life insurance in the amount of $2.0 million on the life of Mr. Hughes. The life insurance policy must be issued by an insurer rated at least AA or better in the most recent addition of “Best’s Life Reports.” We have agreed to maintain such insurance in effect for a minimum period of three years from the closing of our initial business combination, and that we will be the sole beneficiary under this policy.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Robert W. Walter, P.C., Greenwood Village, Colorado. The sole stockholder of Robert W. Walter, P.C. holds an option to purchase up to 67,941 shares of our common stock from Messrs. Hughes and Lewis at their discretion. The option is exercisable at a price of $0.0073 per share commencing 15 months from the date of this prospectus and for a period of six months thereafter. The common stock issuable on exercise of such option will remain in escrow for the duration of the escrow period applicable to common stock held by our initial stockholders. In connection with this offering, Cleary Gottlieb Steen & Hamilton LLP, New York, New York, and Ellenoff Grossman & Schole LLP, New York, New York, are acting as counsel to the underwriters.

EXPERTS

Our balance sheet at September 30, 2005 and the statements of operations, changes in members’ equity and cash flows for the period then ended included in this prospectus have been audited by Ehrhardt Keefe Steiner & Hottman PC, independent registered public accounting firm, given upon such firm’s authority as an expert in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 (File No. 333-126364) under the Securities Act of 1933, as amended, with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

After this offering closes, we will be subject to the information requirements of the Securities Exchange Act of 1934 and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

INDEX TO FINANCIAL STATEMENTS

BOULDER SPECIALTY BRANDS, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors and Stockholders

Boulder Specialty Brands, Inc.

Longmont, Colorado

We have audited the accompanying balance sheet of Boulder Specialty Brands, Inc., a corporation in the development stage (the Company) as of September 30, 2005, and the related statements of operations, stockholders’ equity and cash flows for the period May 31, 2005 (inception) to September 30, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Boulder Specialty Brands, Inc. as of September 30, 2005, and the results of its operations and its cash flows for the period May 31, 2005 (inception) to September 30, 2005 in conformity with accounting principles generally accepted in the United States of America.

/S/    EHRHARDT KEEFE STEINER & HOTTMAN PC

Ehrhardt Keefe Steiner & Hottman PC

October 19, 2005 (except for Note 6, for which the date is December 13, 2005)

Denver, Colorado

BOULDER SPECIALTY BRANDS, INC.

(a development stage company)

Balance Sheet

September 30, 2005

Assets
Current assets
Cash	$17,328
Deferred offering costs	251,733

Total assets	$269,061

Liabilities and Stockholders’ Equity

Current liabilities:
Accrued expenses	$36,664
Advances from stockholders	8,169
Notes payable to stockholders	200,000

Total current liabilities	244,833

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—
Common stock, $0.0001 par value, 75,000,000 shares authorized; 3,500,000 shares issued and outstanding	350

Additional paid-in capital	336,150

Deficit accumulated during the development stage	(312,272)

Total stockholders’ equity	24,228

Total liabilities and stockholders’ equity	$269,061

See accompanying notes to financial statements.

BOULDER SPECIALTY BRANDS, INC.

(a development stage company)

Statement of Operations

For the period from May 31, 2005 (inception) to September 30, 2005

Formation and operating costs	$312,272

Net Loss	(312,272)

Basic and diluted net loss per share	$(.09)

Weighted average shares outstanding — basic and diluted	3,500,000

See accompanying notes to financial statements.

BOULDER SPECIALTY BRANDS, INC.

(a development stage company)

Statement of Stockholders’ Equity

For the period from May 31, 2005 (inception) to September 30, 2005

	Common Stock		Additional Paid-In Capital	Deficit Accumulated During the Development Stage	Stockholders’ Equity
	Shares	Amount
Initial capital from founding stockholders for cash	3,500,000	$350	$24,650	$—	$25,000
Expenses settled with founders stock	—	—	311,500	—	311,500
Net loss	—	—	—	(312,272)	(312,272)

Balance at September 30, 2005	3,500,000	$350	$336,150	$(312,272)	$24,228

See accompanying notes to financial statements.

BOULDER SPECIALTY BRANDS, INC.

(a development stage company)

Statement of Cash Flows

For the period May 31, 2005 (inception) to September 30, 2005

Cash flows from operating activities
Net loss	$(312,272)
Expenses settled with founders stock	311,500

Net cash used in operating activities	(772)

Cash flows from financing activities
Proceeds from notes payable to stockholders	200,000
Increase in advances from stockholders	8,169
Proceeds from sale of shares of common stock	25,000
Payments for deferred offering costs	(215,069)

Net cash provided by financing activities	18,100

Net increase in cash	17,328

Cash — beginning of period	—

Cash — end of period	17,328

Supplemental schedule of non-cash financing activities:

Accrual of deferred offering costs	$36,664

See accompanying notes to financial statements.

BOULDER SPECIALTY BRANDS, INC.

(a development stage company)

Notes to Financial Statements

Note 1 — Organization and Nature of Business Operations

Boulder Specialty Brands, Inc. (the “Company”) was incorporated in Delaware on May 31, 2005 as a blank check company whose objective is to acquire through a merger, stock exchange, asset acquisition or similar business combination with a currently unidentified operating business or businesses.

At September 30, 2005, the Company had not commenced any operations. All activity through September 30, 2005 relates to the Company’s formation of the proposed public offering described below. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (“Proposed Offering”) which is discussed in Note 3. The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a business combination with an operating company. As used herein, a “Target Business” shall mean one or more businesses that at the time of the Company’s initial business combination has a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $3.9 million or approximately $4.5 million if the over-allotment option is exercised in full) described below and a “Business Combination” shall mean the acquisition by the Company of such Target Business.

The Company’s efforts in identifying a prospective Target Business will be limited to businesses in the food and beverage industries. The Company may explore opportunities in the food and beverage industries in both domestic and international markets.

Upon closing of the Proposed Offering, approximately 94% of the proceeds of this offering will be placed in a trust account invested until the earlier of (i) the consummation of the Company’s first Business Combination or (ii) the liquidation of the Company. The proceeds in the trust account include 3.5% of the gross proceeds representing deferred underwriting discounts and commissions that will be released to the underwriters on completion of a Business Combination. The remaining proceeds outside of the trust account may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company will seek stockholder approval before it will effect any Business Combination, even if the Business Combination would not ordinarily require stockholder approval under applicable state law. In connection with the stockholder vote required to approve any Business Combination, all of the Company’s existing stockholders, including its officers and directors (“Initial Stockholders”), have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the Public Stockholders. “Public Stockholders” is defined as the holders of common stock sold as part of the Units in the Proposed Offering or in the aftermarket. The Company will proceed with a Business Combination only if a majority of the shares of common stock voted by the Public Stockholders are voted in favor of the Business Combination and Public Stockholders owning less than 20% of the shares sold in the Public Offering exercise their conversion rights. If a majority of the shares of common stock voted by the Public Stockholders are not voted in favor of a proposed initial Business Combination but 18 months has not yet passed since closing of the Proposed Offering (or within 24 months from the consummation of the Proposed Offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of the Proposed Offering and the Business Combination has not yet been consummated within such 18 month period), the Company may combine with another Target Business meeting the fair market value criterion described above.

BOULDER SPECIALTY BRANDS, INC.

(a development stage company)

Notes to Financial Statements — (Continued)

Public Stockholders voting against a Business Combination will be entitled to convert their stock into a pro rata share of the trust account, including any interest earned on their portion of the trust account net of income taxes payable thereon, and net of any interest income (less income taxes payable) of up to $750,000 on the balance of the trust account previously released to the Company, if a Business Combination is approved and completed. Public Stockholders who convert their stock into their share of the trust account will continue to have the right to exercise any Warrants they may hold.

The Company will dissolve and promptly distribute only to its Public Stockholders the amount in the trust account less any income taxes payable on interest income plus any remaining net assets if the Company does not effect a Business Combination within 18 months after consummation of the Proposed Offering (or within 24 months from the consummation of the Proposed Offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of the Proposed Offering and the Business Combination has not yet been consummated within such 18 month period.) In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including trust account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 3.)

Note 2 — Summary of Significant Accounting Policies

Deferred Offering Costs

Deferred offering costs consist principally of accounting, legal and other fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the proposed public offering proceeds or expensed if the offering is not completed.

Loss per Common Share

Loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of net operating loss carryforwards and temporary differences, aggregating approximately $100. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance as of September 30, 2005.

The effective tax rate differs from the statutory tax rate due to state income tax and the increase in the valuation allowance.

BOULDER SPECIALTY BRANDS, INC.

(a development stage company)

Notes to Financial Statements — (Continued)

Note 3 — Proposed Public Offering

The Proposed Offering calls for the Company to offer for public sale 14,000,000 units (“Units”) at a price of $8.00 per unit. Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and one Redeemable Common Stock Purchase Warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing the later of the completion of a Business Combination with a Target Business or one year from the effective date of the Proposed Offering and expiring four years from the date of the prospectus, unless earlier redeemed. Up to an additional 2,100,000 units may be issued on exercise of a 30-day option granted to the underwriters to cover any over-allotments. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given.

Note 4 — Notes Payable to Stockholders and Related Party Transactions

The Company issued an aggregate of $200,000 in unsecured promissory notes to two Initial Stockholders on June 21, 2005. The notes are non-interest bearing and are payable on the earlier of March 31, 2006 or the consummation of the Proposed Offering by the Company. Due to the short-term nature of the notes, the fair value of the notes approximated their carrying amount.

The Company has agreed to pay up to $10,000 a month in total for office space and general and administrative services to affiliates of two of the Initial Stockholders. Services will commence on the effective date of the Proposed Offering and will terminate upon the earlier of (i) the consummation of a Business Combination, or (ii) the liquidation of the Company.

Two of the Initial Stockholders have made advances to the Company to cover expenditures in the amount of $8,169.

Certain stockholders have agreed to purchase an aggregate of 1,000,000 warrants concurrently with the closing of this offering at a price of $1.70 per warrant directly from the Company and not as part of the Proposed Offering. They have further agreed that these warrants purchased by them will not be sold or transferred until completion of a Business Combination.

Two of the founding stockholders have agreed to issue an option to purchase 67,941 of common shares that they currently hold individually at $.0073 per share to a third party concurrent with the proposed public offering (Note 3). Upon the issuance of the option, the Company will be required to reflect the difference between the fair value of the option and the $.0073 as an offering cost. This will result in no impact on net income or total stockholders’ equity.

During September 2005, founding stockholders sold 43,750 common shares to a Company director at the founders purchase price of $0.00714 per share. The Company recorded an expense of $311,500 associated with the sale equal to the difference between the estimated fair value based on an assumed successful offering (Note 3) and the founders price.

Note 5 — Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

BOULDER SPECIALTY BRANDS, INC.

(a development stage company)

Notes to Financial Statements — (Continued)

Note 6 — Subsequent Events

Subsequent to September 30, 2005, the Company will enter into an underwriting agreement associated with the proposed public offering, of which details have been included in Note 3.

In November 2005, founding stockholders sold to a former consultant and new Company director 329,412 common shares at the founders purchase price of $0.00714 per share. The Company had previously entered into a consulting agreement with the former consultant that was rescinded. Additionally, the founding stockholders in November and December 2005, sold an additional 17,727 and 41,176 shares, respectively, of common stock to an existing stockholder at the founders purchase price of $ 0.00714 per share. The Company will be required to record an expense in the financial statements including November and December 2005 for the difference between the estimated fair value of the shares sold and the founders price.

During December 2005, the Board approved a reverse stock split of 1 for 1.21428571428 shares. The accompanying financial statements have been adjusted to reflect the reverse stock split.

$112,000,000

Boulder Specialty Brands, Inc.

14,000,000 Units

PROSPECTUS

Citigroup Sole Bookrunner	Roth Capital Partners

                                         , 2005

Until                     , 2006, federal securities law may require all dealers selling our securities, whether or not participating in this offering, to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

References to” the company,”“ the Registrant,”“ we”,” us”,” our” and similar expressions in this Part II refer to Boulder Specialty Brands, Inc.

Item 13.    Other Expenses Of Issuance And Distribution

The following table sets forth the costs and expenses, other than the underwriting discount, payable by us in connection with the offering of the securities being registered. All amounts are estimates except the Securities and Exchange Commission registration fee, the National Association of Securities Dealers Inc. filing fee and the initial trustee’s fee.

SEC registration fee	$32,215
NASD filing fee	27,870
Initial trustee’s fee(1)	1,000
Accounting fees and expenses	40,000
Legal fees and expenses, including Blue Sky legal fees	300,000
Printing and engraving expenses	130,000
Blue sky expenses	15,000
Transfer agent and registrar fees and expenses	10,000
Miscellaneous(3)	52,915

Total	$609,000

(1)	In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant’s common stock, $2,400 for acting as warrant agent for the registrant’s warrants and $1,800 for acting as escrow agent.
(2)	This amount represents the approximate amount of director and officer liability insurance premiums the registrant anticipates paying following the consummation of its initial public offering and until it consummates a business combination.
(3)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.    Indemnification of Directors and Officers

As permitted by Section 102 of the Delaware General Corporation Law, we have adopted provisions in our certificate of incorporation and bylaws that will be in effect upon the completion of this offering that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payments of dividends; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the Delaware General Corporation Law, our bylaws provide that:

•	we may indemnify our directors, officers, and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

•	we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•	the rights provided in our bylaws are not exclusive.

Our certificate of incorporation, attached as Exhibit 3.1 hereto, and our bylaws, attached as Exhibit 3.2 hereto, provide for the indemnification provisions described above and elsewhere herein. In addition, we have entered or will enter into contractual indemnity agreements, a form of which is attached as Exhibit 10.20 hereto, with our directors and officers which may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnity agreements generally require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers, subject to certain exceptions and limitations. These indemnity agreements also require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnity agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities arising under the Securities Act, and reimbursement of expenses incurred in connection with such liabilities.

The agreement between us and the representatives of the underwriters, a form of which is filed herewith as Exhibit 1.1, also provides for cross-indemnification among us and the underwriters with respect to the matters described in the underwriting agreement, including matters arising under the Securities Act.

Reference is made to the following documents filed as exhibits to this registration statement regarding relevant indemnification provisions described above and elsewhere in this registration statement:

Document	Exhibit Number
Form of Underwriting Agreement	1.1
Certificate of Incorporation	3.1
Bylaws	3.2
Form of Indemnity Agreement	10.20

Item 15.    Recent Sales of Unregistered Securities

(a) During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares
Stephen B. Hughes	1,344,525	(1)
James E. Lewis	615,387	(2)
William E. Hooper	43,750
Robert F. McCarthy	43,750
Michael R. O’Brien	43,750
Gerald J. Laber	43,750
John T. Stofko	23,450
Caroline Elise Hughes Irrevocable Trust	87,500
John Trevelyn Hughes Irrevocable Trust	87,500
Henry Thomas Hughes Irrevocable Trust	87,500
Stephen Feldhaus	43,750
Janis M. Lewis	615,388
Jeffrey R. Nieder	122,500
Peter Mazula	122,500
Lee Anne Lewis	175,000

(1)	In September 2005, Mr. Hughes sold at $0.00714 per share, or the founders’ price, 21,875 shares to Robert J. Gillespie. In November 2005, Mr. Hughes sold at the founders’ price 123,530 shares to Robert S. Gluck and 8,864 shares to John T. Stofko. In December 2005, Mr. Hughes sold at the founders’ price 164,706 shares of common stock then owned by him to three irrevocable trusts established in favor of adult members of Mr. Hughes’ family, as to which Mr. Hughes disclaims beneficial ownership. The voting rights for shares held in the three trusts are exercisable by the trustee, Mr. Stephen Feldhaus, one of our initial stockholders. In December 2005, Mr. Hughes sold at the founders’ price an additional 20,588 shares to Mr. Stofko.
(2)	In September 2005, Mr. Lewis sold at the founders’ price 21,875 shares to Robert J. Gillespie. In October 2005, Mr. Lewis sold at the founders price 41,176 and 16,471 shares to Robyn L. Duda and Earl E. Hoellen, respectively. Mr. Lewis has had longstanding business relationships with each of Ms. Duda and Mr. Hoellen. In November 2005, Mr. Lewis sold at the founders’ price 205,882 shares to Robert S. Gluck and 8,863 shares to John T. Stofko. In December 2005, Mr. Lewis sold at the founders’ price an additional 20,588 shares to Mr. Stofko.

The shares listed in the foregoing table were issued on or before June 21, 2005 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, accredited purchasers. The shares issued to the individuals and entities above were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.00714 per share. No underwriting discounts or commissions were paid with respect to such sales.

(b) The shares of common stock issued and outstanding prior to the public offering as listed in Item 15(a) above have been adjusted to give effect to a 1:1.21428571428 reverse stock split effected in December 2005.

Item 16.    Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

1.1	Form of Underwriting Agreement

1.2	Form of Selected Dealers Agreement

3.1	Certificate of Incorporation

3.2	By-laws

4.1	Specimen Unit Certificate

4.2	Specimen Common Stock Certificate

4.3	Specimen Warrant Certificate

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant

4.5	[Reserved]

5.1	Opinion of Robert W. Walter, P.C.

10.1.1	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Stephen B. Hughes

10.1.2	Letter Agreement among the Registrant, Roth Capital Partners, LLC and James E. Lewis

10.2	Letter Agreement among the Registrant, Roth Capital Partners, LLC and William E. Hooper

10.3	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Robert F. McCarthy

10.4	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Michael R. O’Brien

10.5	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Gerald J. Laber

10.6	Letter Agreement among the Registrant, Roth Capital Partners, LLC and John T. Stofko

10.7	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Caroline Elise Hughes Irrevocable Trust

10.8	Letter Agreement among the Registrant, Roth Capital Partners, LLC and John Trevelyn Hughes Irrevocable Trust

10.9	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Henry Thomas Hughes Irrevocable Trust

10.10	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Stephen Feldhaus

10.11	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Janis M. Lewis

10.12	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Jeffrey R. Nieder

10.13	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Peter Mazula

10.14	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Lee Anne Lewis

10.15	Promissory Note, dated June 21, 2005, issued to Stephen B. Hughes

10.16	Promissory Note, dated June 21, 2005, issued to James E. Lewis

10.17	Letter Agreement among the Registrant, Hughes Consulting, Inc. and Jeltex Holdings, LLC

Exhibit No.	Description

10.18	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders

10.19†	Form of Founding Director Warrant Purchase Agreement among the Registrant, Messrs. Stephen B. Hughes and James E. Lewis, certain Directors of the Registrant and a Senior Advisor.

10.20	Form of Indemnity Agreement between the Registrant and each of its directors and executive officers

10.21†	Form of Stock Escrow Agreement among the Registrant, the Initial Stockholders, and Continental Stock Transfer & Trust Company

10.22†	Form of Investment Management Trust Agreement by and between the Registrant and Continental Stock Transfer & Trust Company

10.23	[Reserved]

10.24†	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Robert J. Gillespie.

10.25	[Reserved]

10.26†	Letter Agreement between the Registrant, Roth Capital Partners, LLC and Robyn L. Duda

10.27†	Letter Agreement between the Registrant, Roth Capital Partners, LLC and Earl E. Hoellen

10.28	Form of Non-Compete Agreement between the Registrant and each of its officers and directors

10.29	Letter Agreement between the Registrant, Citigroup Global Markets Inc. and Robert S. Gluck

10.30	Form of Lockup Agreement among Citigroup Global Markets Inc. and the Initial Stockholders of the Registrant

23.1**	Consent of Ehrhardt Keefe Steiner & Hottman PC

23.2	Consent of Robert W. Walter, P.C. (included in Exhibit 5.1)

24.1	Power of Attorney. Reference is made to page II-6

99.1	Form of Code of Ethics

99.2	Form of Charter of Audit Committee

99.3	Form of Charter of Governance and Nominating Committee

99.4	Form of Charter of Compensation Committee

**	Filed herewith

†	To be filed by amendment

(b) No financial statement schedules are required to be filed with this Registration Statement.

Item 17.    Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Longmont, State of Colorado, on the 13th day of December 2005.

BOULDER SPECIALTY BRANDS, INC.

/S/ JAMES E. LEWIS
James E. Lewis Vice Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen B. Hughes or James E. Lewis, or either of them, acting individually (with full power to each of them to act alone), as true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement (including post-effective amendments, or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as to all intents and purposes as either of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ STEPHEN B. HUGHES* Stephen B. Hughes	Chairman of the Board and Chief Executive Officer (principal executive officer)	December 13, 2005

/S/ ROBERT S. GLUCK* Robert S. Gluck	Vice Chairman of the Board and Director	December 13, 2005

/S/ JAMES E. LEWIS James E. Lewis	Vice Chairman of the Board (principal financial and accounting officer) and Director	December 13, 2005

/S/ ROBERT J. GILLESPIE* Robert J. Gillespie	Director	December 13, 2005

/S/ WILLIAM E. HOOPER* William E. Hooper	Director	December 13, 2005

/S/ GERALD J. LABER* Gerald J. Laber	Director	December 13, 2005

/S/ ROBERT F. MCCARTHY* Robert F. McCarthy	Director	December 13, 2005

*By:	JAMES E. LEWIS
ATTORNEY-IN-FACT

Exhibit Index

Exhibit No.	Description

1.1	Form of Underwriting Agreement

1.2	Form of Selected Dealers Agreement

3.1	Certificate of Incorporation

3.2	By-laws

4.1	Specimen Unit Certificate

4.2	Specimen Common Stock Certificate

4.3	Specimen Warrant Certificate

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant

4.5	[Reserved]

5.1	Opinion of Robert W. Walter, P.C.

10.1.1	Form of Letter Agreement among the Registrant, Roth Capital Partners, LLC and Stephen B. Hughes

10.1.2	Form of Letter Agreement among the Registrant, Roth Capital Partners, LLC and James E. Lewis

10.2	Letter Agreement among the Registrant, Roth Capital Partners, LLC and William E. Hooper

10.3	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Robert F. McCarthy

10.4	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Michael R. O’Brien

10.5	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Gerald J. Laber

10.6	Letter Agreement among the Registrant, Roth Capital Partners, LLC and John T. Stofko

10.7	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Caroline Elise Hughes Irrevocable Trust

10.8	Letter Agreement among the Registrant, Roth Capital Partners, LLC and John Trevelyn Hughes Irrevocable Trust

10.9	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Henry Thomas Hughes Irrevocable Trust

10.10	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Stephen Feldhaus

10.11	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Janis M. Lewis

10.12	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Jeffrey R. Nieder

10.13	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Peter Mazula

10.14	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Lee Anne Lewis

10.15	Promissory Note, dated June 21, 2005, issued to Stephen B. Hughes

10.16	Promissory Note, dated June 21, 2005, issued to James E. Lewis

10.17	Letter Agreement among the Registrant, Hughes Consulting, Inc. and Jeltex Holdings, LLC

10.18	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders

1

Exhibit No.	Description

10.19†	Form of Founding Director Warrant Purchase Agreement among the Registrant, Messrs. Stephen B. Hughes and James E. Lewis, certain Directors of the Registrant and a Senior Advisor.

10.20	Form of Indemnity Agreement between the Registrant and each of its directors and executive officers

10.21†	Form of Stock Escrow Agreement among the Registrant, the Initial Stockholders, and Continental Stock Transfer & Trust Company

10.22†	Form of Investment Management Trust Agreement by and between the Registrant and Continental Stock Transfer & Trust Company

10.23	[Reserved]

10.24†	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Robert J. Gillespie

10.25	[Reserved]

10.26†	Letter Agreement between the Registrant, Roth Capital Partners, LLC and Robyn L. Duda

10.27†	Letter Agreement between the Registrant, Roth Capital Partners, LLC and Earl E. Hoellen

10.28	Form of Non-Compete Agreement between the Registrant and each of its officers and directors

10.29	Letter Agreement between the Registrant, Citigroup Global Markets Inc. and Robert S. Gluck

10.30	Form of Lockup Agreement among Citigroup Global Markets Inc. and the Initial Stockholders of the Registrant

23.1**	Consent of Ehrhardt Keefe Steiner & Hottman PC

23.2	Consent of Robert W. Walter, P.C. (included in Exhibit 5.1)

24.1	Power of Attorney. Reference is made to page II-6

99.1	Form of Code of Ethics

99.2	Form of Charter of Audit Committee

99.3	Form of Charter of Governance and Nominating Committee

99.4	Form of Charter of Compensation Committee

**	Filed herewith
†	To be filed by amendment

2